Exhibit 10.14

QUANTUM SPACE, LLC

EIGHTH AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

Dated as of [●], 2026

THE LIMITED LIABILITY COMPANY INTERESTS REPRESENTED BY THIS EIGHTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH LIMITED LIABILITY COMPANY INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

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Schedules
Schedule 1	–	Schedule of Pre-Transaction Members
Schedule 2	–	Schedule of Members
Schedule 3	–	Recapitalization Instrument
Schedule 4	–	Schedule of Original Warrantholders

Exhibits
Exhibit A	–	Form of Joinder Agreement
Exhibit B-1	–	Form of Agreement and Consent of Spouse
Exhibit B-2	–	Form of Spouse’s Confirmation of Separate Property

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QUANTUM SPACE, LLC

EIGHTH AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

This EIGHTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, together with all schedules, exhibits and annexes hereto, this “Agreement”) of Quantum Space, LLC, a Delaware limited liability company (the “Company”), dated as of [•], 2026 (the “Effective Date”), is entered into by and among the Company, Quantum Space, Inc. (f/k/a IPFX PubCo, Inc.), a Delaware corporation (“Pubco”), [Inflection Point Acquisition Corp. VI], a Delaware corporation (formerly a Cayman Islands exempted company, transferred by way of continuation to and domesticated as a Delaware corporation) (“Holdco”), in its capacity as a Member and the sole managing member of the Company, and each other Person who is or at any time becomes a Member in accordance with the terms of this Agreement. Unless defined elsewhere in this Agreement, capitalized terms used herein are defined in Section 1.01 hereof.

RECITALS

WHEREAS, the Company was formed as a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., as it may be amended or succeeded from time to time (the “Delaware Act”), by the filing of the Certificate of Formation of the Company (as amended and/or restated from time to time, the “Certificate of Formation”) with the Secretary of State of the State of Delaware on May 19, 2021;

WHEREAS, the Company and its Members entered into that certain original Limited Liability Company Agreement of the Company, dated as of December 17, 2021, which was amended and restated by the Amended and Restated Limited Liability Company Agreement of the Company, dated as of February 11, 2022, which was amended and restated by the Second Amended and Restated Limited Liability Company Agreement, dated as of October 20, 2022, which was amended and restated by the Third Amended and Restated Limited Liability Company Agreement, dated as of December 9, 2022, which was amended and restated by the Fourth Amended and Restated Limited Liability Company Agreement, dated as of June 30, 2023, which was amended by that certain First Amendment to the Fourth Amended and Restated Limited Liability Company Agreement, dated as of April 10, 2024 and that Second Amendment to the Fourth Amended and Restated Limited Liability Company Agreement, dated as of June 4, 2024, which was amended and restated by the Fifth Amended and Restated Limited Liability Company Agreement, dated as of February 23, 2025, which was amended and restated by the Sixth Amended and Restated Limited Liability Company Agreement, dated as of December 12, 2025, and which was amended and restated by the Seventh Amended and Restated Limited Liability Company Agreement, dated as of June 8, 2026 (such Seventh Amended and Restated Limited Liability Company Agreement, the “Existing Agreement”, and collectively, including each prior limited liability company agreement of the Company, the “Prior Agreements”), entered into in connection with the Series B Investment, and which the Series B Investors and the parties listed on Schedule 1 hereto entered into in their capacity as members of the Company (collectively, as listed on Schedule 1, the “Pre-Transaction Members”);

WHEREAS, on June 8, 2026, the Company, Pubco, IPFX Merger Sub, Inc., a Delaware corporation, and Holdco entered into that certain Business Combination Agreement (as the same may be amended, restated, supplemented or otherwise modified from time to time, together with all schedules, exhibits and annexes thereto, the “Business Combination Agreement”), pursuant to which, and subject to the terms and conditions contained therein, (i) immediately prior to the Effective Time, the Company converted or exchanged (the “Recapitalization”) all outstanding Equity Securities of the Company, other than the Series B Preferred Units and Series B Warrants, into Common Units (as defined herein) in accordance with the Recapitalization Instrument, (ii) as of the Effective Time, (A) the Series B Investors contributed to Pubco all of their Series B Preferred Units in exchange for Pubco Convertible Preferred Stock, (B) each Seller identified on the Closing Member Schedule and Exchange Schedule as a “Direct Pubco Seller” contributed all of such Direct Pubco Seller’s Common Units to Pubco in exchange for Pubco Class A-1 Common Stock or Pubco Class A-2 Common Stock, as applicable, (C) each Seller identified on the Closing Member Schedule and Exchange Schedule as an “Up-C Seller” contributed a scheduled portion of such Common Units held by the Up-C Seller (with a minimum contribution percentage of one percent (1%)) to Pubco in exchange for Pubco Class A-1 Common Stock or Pubco Class A-2 Common Stock, as applicable, and retained the balance of such Up-C Seller’s Common Units, (D) Pubco contributed to Holdco all of the Common Units, Series B Preferred Units and Series B Warrants (if any) received by it, together with all remaining cash held by Pubco, and (E) Holdco contributed to the Company the Closing Contributions and, in consideration thereof, the Company issued to Holdco Common Units and Company Preferred Units (collectively, together with the other transactions contemplated by the Business Combination Agreement, the “Transactions”);

WHEREAS, simultaneously with the execution and delivery of the Business Combination Agreement, Pubco, the Company and the investors named therein (the “Series B Investors”) entered into a securities purchase agreement (the “Series B SPA”), pursuant to which the Series B Investors purchased from the Company, and the Company sold to the Series B Investors, (a) preferred membership interests of the Company designated as “Series B Preferred Units” and (b) warrants to purchase Common Units designated as “Series B Warrants”, for an aggregate purchase price of $60,000,000 (the “Series B Investment”);

WHEREAS, simultaneously with the Seller Contributions and the Preferred Contributions, each Series B Investor that elected to contribute its Series B Warrants to Pubco (each such investor, an “Electing Warrantholder”) contributed such Series B Warrants to Pubco in exchange for Preferred Investor Warrants exercisable for shares of Pubco Class A-1 Common Stock (the “Warrant Contributions”);

WHEREAS, the Company, Pubco, and each Person identified on the Closing Member Schedule as a “Participating TRA Holder” will enter into a Tax Receivable Agreement (the “Tax Receivable Agreement”); and

WHEREAS, in connection with the foregoing matters, the Company and the Members (including, for the avoidance of doubt, the Pre-Transaction Members) desire to continue the Company without dissolution and amend and restate the Existing Agreement in its entirety as of the Effective Time to reflect, among other things, (a) the consummation of the Transactions, including the Recapitalization and the addition of Holdco as a Member and its designation as sole managing member of the Company and (b) the other rights and obligations of the Members, the Company, Pubco, the Manager and Holdco, in each case, as provided and agreed upon in the terms of this Agreement as of the Effective Time, at which time the Existing Agreement shall be superseded entirely by this Agreement and shall be of no further force or effect.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Existing Agreement is hereby amended and restated in its entirety, and the Company, Pubco, Holdco and the other Members, each intending to be legally bound, each hereby agrees as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Defined Terms. The following definitions shall be applied to the terms used in this Agreement for all purposes, unless otherwise clearly indicated to the contrary. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

“A&R Registration Rights Agreement” means that certain Amended and Restated Registration Rights Agreement, dated as of the date hereof, by and among Pubco, certain of the Members as of the date hereof and certain other Persons party thereto (together with any joinder thereto from time to time by any successor or assign to any party to such agreement).

“Accrued Distribution” has the meaning set forth in Section 4.01(a).

“Accrued Value” means, with respect to each Company Preferred Unit as of any date of determination, $12.00 plus the amount of all Accrued Distributions with respect to such Company Preferred Unit that have not been paid as of such date.

“Additional Member” has the meaning set forth in Section 12.02.

“Adjusted Capital Account Deficit” means, with respect to the Capital Account of any Member as of the end of any Taxable Year, the amount by which the balance in such Capital Account is less than zero. For this purpose, such Member’s Capital Account balance shall be (a) reduced for any items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6); and (b) increased for any amount such Member is obligated to contribute or is treated as being obligated to contribute to the Company pursuant to Treasury Regulations Sections 1.704-1(b)(2)(ii)(c) (relating to partner liabilities to a partnership) or 1.704-2(g)(1) and 1.704-2(i)(5) (relating to minimum gain). The foregoing definition of Adjusted Capital Account Deficit is intended to comply with Treasury Regulations Section 1.704-1(b)(2)(ii)(d) to the extent relevant thereto and is to be interpreted consistently therewith.

“Admission Date” has the meaning set forth in Section 10.06.

“Affiliate” (and, with a correlative meaning, “Affiliated”) means, with respect to a specified Person, each other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. As used in this definition, “control” (including with correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of Voting Securities, by contract or other agreement, or otherwise. For the avoidance of doubt, with respect to each Member that is a natural Person, “Affiliate” shall also include (a) a trust, family limited partnership or similar estate planning vehicle, under which the distribution of Units may be made only to beneficiaries who are such Member, his or her current or former spouse, siblings, parents, or current or former spouse’s parents or siblings or lineal descendants (whether natural or adopted) of the Member, his or her current or former spouse, siblings, parents or current or former spouse’s parents or siblings, and any charitable foundation of such Member; (b) a charitable remainder trust the income of which shall be paid to such Member during his or her life; or (c) such Member’s current or former spouse, siblings, parents, or current or former spouse’s parents or siblings or lineal descendants (whether natural or adopted) of the Member, his or her current or former spouse, siblings, parents or current or former spouse’s parents or siblings, and any charitable foundation of such Member.

“Agreement” has the meaning set forth in the Preamble.

“Allocation Period” means, as applicable, the period (a) beginning the day following the end of a prior Allocation Period, and (b) ending (i) on the last day of each Fiscal Year; (ii) the day preceding any day in which an adjustment to the Book Value of the Company’s properties pursuant to clauses (b)(i), (b)(ii), (b)(iii) or (b)(vi) of the definition of Book Value occurs; (iii) immediately after any day in which an adjustment to the Book Value of the Company’s properties pursuant to clauses (b)(iv) and (b)(v) of the definition of Book Value occurs; or (iv) on any other date determined by the Manager.

“Assignee” means a Person to whom a Unit has been transferred but who has not become a Member pursuant to ARTICLE XII.

“Assumed Tax Liability” means, with respect to any Member, an amount equal to the excess of (i) the product of (A) the Distribution Tax Rate multiplied by (B) the estimated or actual cumulative taxable income or gain of the Company (excluding any taxable income or gain of the Company allocated to the Company Preferred Units), as determined for U.S. federal income tax purposes (for the avoidance of doubt, including taking into account the character of items when determining whether income and losses can be offset), allocated to such Member for the current and all prior Taxable Years (or portions thereof) beginning with the taxable period including the Closing Date, less prior losses of the Company (excluding any losses of the Company allocated to the Company Preferred Units) allocated to such Member for such Taxable Years (or portions thereof), to the extent such prior losses are available to reduce such income (for the avoidance of doubt, after taking into account any limitation under Section 172(a)(2)(B) of the Code) and have not previously been taken into account in the calculation of Assumed Tax Liability for any prior period, in each case, as reasonably determined in good faith by the Manager, over (ii) the cumulative Tax Distributions made to such Member pursuant to Section 4.01(b)(i)(B) or any similar provision of the Prior Agreements beginning with the taxable period including the Closing Date; provided, however, that, in the case of each Member, and for the avoidance of doubt, such Assumed Tax Liability shall take into account any allocations under Section 704(c) of the Code (including “reverse” 704(c) allocations) to such Member and any adjustments made pursuant to Sections 734 and 743(b) of the Code. For the avoidance of doubt, any Preferred Unit Related Taxes attributable to the Company Preferred Units shall not be included in the calculation of any Member’s Assumed Tax Liability and shall instead be addressed through additional Tax Distributions to Holdco pursuant to Section 4.01(b)(i)(A). A Member’s Assumed Tax Liability shall be estimated on a quarterly basis by the Manager, taking into account estimated taxable income or loss of the Company through the end of the relevant quarterly period.

“Available Profits” means, in respect of any Incentive Unit, the Net Profit of the Company realized from and after the date of the issuance of such Incentive Unit (including, for this purpose, any Net Profit arising from a Revaluation Event occurring after such date, to the extent attributable to appreciation in the value of the Company’s assets arising after such date); provided, that Available Profits shall in no event include any unrealized appreciation inherent in the assets of the Company or any of its Subsidiaries at the time of the issuance of such Incentive Unit.

“Available Profits Catch-Up Amount” has the meaning set forth in Section 4.01(a)(ii)(D).

“Available Purchaser Closing Cash” has the meaning set forth in the Business Combination Agreement.

“Award Agreement” means a grant, purchase or other agreement pursuant to which the Company has issued Incentive Units to a Member.

“Black-Out Period” means any “black-out” or similar period under Pubco’s policies covering trading in Pubco’s securities to which the applicable Redeeming Member is subject (or will be subject at such time as it owns Pubco Class A-1 Common Stock), which period restricts the ability of such Redeeming Member to immediately resell shares of Pubco Class A-1 Common Stock to be delivered to such Redeeming Member in connection with a Share Settlement.

“Block Transfer” means any Redemption by a Member and any related persons (within the meaning of Section 267(b) or 707(b)(1) of the Code) in one or more transactions during any thirty (30) calendar day period of Common Units representing in the aggregate more than two percent (2%) of the total interests in the Company’s capital or profits, which meets the requirements of a “block transfer” pursuant to Treasury Regulations Section 1.7704-1(e)(2).

“Book Value” means, with respect to any property of the Company, such property’s adjusted basis for U.S. federal income tax purposes, except as follows:

(a) The initial Book Value of any property contributed by a Member to the Company shall be the Fair Market Value of such property as of the date of such contribution.

(b) The Book Values of all properties shall be adjusted to equal their respective Fair Market Value (taking Section 7701(g) of the Code into account) to reflect any Unrealized Gain or Unrealized Loss attributable to such Company assets as of the following times (i) the acquisition of an interest (or additional interest) in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution to the Company or in exchange for the performance of services to or for the benefit of the Company; (ii) the distribution by the Company to a Member of more than a de minimis amount of property as consideration for an interest in the Company; (iii) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); (iv) the acquisition of an interest (or additional interest) in the Company by any new or existing Member upon the exercise of a noncompensatory option (including any Company Preferred Unit Conversion and the exercise of any Company Warrant) in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(s); or (v) any other event to the extent determined by the Manager to be permitted and necessary to properly reflect Book Values in accordance with the standards set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(q); provided, however, that adjustments pursuant to clauses (b)(i), (b)(ii) and (b)(v) above shall be made only if the Manager determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company. If any noncompensatory option (including any conversion or exchange feature applicable to a Company Preferred Unit or any Company Warrant) is outstanding upon the occurrence of an event described in clauses (b)(i) through (b)(v) above, the Company shall adjust the Book Values of its properties in accordance with Treasury Regulations Sections 1.704-1(b)(2)(iv)(f)(1) and 1.704-1(b)(2)(iv)(h)(2).

(c) In determining such Unrealized Gain or Unrealized Loss, the aggregate Fair Market Value of all Company property (including cash or cash equivalents) immediately prior to the issuance of additional Equity Securities of the Company that are treated as equity for U.S. federal income tax purposes (or, in the case of a Revaluation Event resulting from the exercise of a noncompensatory option (including any Company Preferred Unit Conversion or the exercise of any Company Warrant) or a Revaluation Event in accordance with principles similar to those set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(s), immediately after the issuance of Equity Securities of the Company that are treated as equity for U.S. federal income tax purposes acquired pursuant to the exercise of such noncompensatory option) shall be determined by the Manager using such reasonable method of valuation as it may adopt. In making its determination of the Fair Market Value of individual properties, the Manager may (i) reasonably determine an aggregate value for the assets of the Company that takes into account the current trading price of the Pubco Class A-1 Common Stock, the fair market value of all other Equity Securities at such time and the amount of Company liabilities, (ii) make any reasonable adjustments necessary to reflect the difference, if any, between the fair market value of any outstanding Company Preferred Units, and the aggregate Capital Accounts attributable to such Company Preferred Units or other Equity Security, in each case to the extent of any Unrealized Gain or Unrealized Loss that has not been reflected in the Members’ Capital Accounts previously, consistent with the methodology of Treasury Regulations Section 1.704-1(b)(2)(iv)(h)(2), and (iii) allocate such aggregate value among the individual properties of the Company in such manner as the Manager reasonably determines appropriate. Absent a contrary determination by the Manager, the aggregate Fair Market Value of all Company assets (including cash or cash equivalents) immediately prior to a Revaluation Event shall be the value that would result in the Per Unit Capital Amount of each Common Unit outstanding prior to such Revaluation Event being equal to the Event Issue Value.

(d) The Book Value of property distributed to a Member shall be adjusted to equal the Fair Market Value of such property as of the date of such distribution to reflect any Unrealized Gain or Unrealized Loss attributable to such Company asset.

(e) The Book Value of all property shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such property pursuant to Section 734(b) of the Code (including any such adjustments pursuant to Treasury Regulations Section 1.734-2(b)(1)), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and clause (e) of the definition of Net Profit or Net Loss or Section 5.03(f); provided, however, that the Book Value of property shall not be adjusted pursuant to this clause (e) to the extent that the Manager reasonably determines an adjustment pursuant to clause (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (e).

(f) If the Book Value of property has been determined or adjusted pursuant to clauses (a), (b) or (e) of this definition, such Book Value shall thereafter be adjusted by the Depreciation taken into account with respect to such property for purposes of computing Net Profit, Net Loss and other items allocated pursuant to Section 5.02 and Section 5.03.

“Business Combination Agreement” has the meaning set forth in the Recitals.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Law to close.

“Capital Account” means the capital account maintained for a Member in accordance with Section 5.01.

“Capital Contribution” means, with respect to any Member, the amount of any cash, cash equivalents or the Fair Market Value of other property (net of liabilities assumed or taken subject to by the Company, without duplication) that such Member (or such Member’s predecessor) contributes to the Company pursuant to ARTICLE III hereof.

“Cash Settlement” means immediately available funds in U.S. dollars in an amount equal to the Redeemed Units Equivalent; provided, that such funds were received from a Qualified Offering.

“Certificate of Formation” has the meaning set forth in the Recitals.

“Change of Control” means the occurrence of any of the following events:

(1) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person and its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, and excluding the Permitted Transferees) other than (x) a Pre-Transaction Member or (y) any “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) of which any Pre-Transaction Member is a member and any member of such group; provided that in the case of such group and without giving effect to the existence of such group or any other group, Pre-Transaction Members have beneficial ownership of more than fifty percent (50%) of the total voting power of the Voting Securities of Pubco held by such group, becomes the “beneficial owner” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of Voting Securities representing in the aggregate more than fifty percent (50%) of the voting power of all of the outstanding Voting Securities of Pubco;

(2) the stockholders of Pubco approve a plan of complete liquidation or dissolution of Pubco or there is consummated a sale or other disposition, directly or indirectly, by Pubco of all or substantially all of Pubco’s assets (including a sale of all or substantially all of the assets of the Company); or

(3) there is consummated a merger or consolidation of Pubco with any other Person, and, immediately after the consummation of such merger or consolidation, the Voting Securities of Pubco outstanding immediately prior to such merger or consolidation do not continue to represent, or are not converted into, Voting Securities representing in the aggregate more than fifty percent (50%) of the voting power of all of the outstanding Voting Securities of the Person resulting from such merger or consolidation or, if the surviving entity is a Subsidiary, the ultimate parent thereof.

Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred (i) by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Pubco Common Stock and/or any other class or classes of capital stock of Pubco immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in and voting control over, and own substantially all of the shares of, any Person which owns all or substantially all of the assets of Pubco immediately following such transaction or series of transactions or (ii) in connection with the Automatic Conversion (as defined in the Pubco Charter).

“Change of Control Date” has the meaning set forth in Section 10.09(a).

“Change of Control Transaction” means any Change of Control that was approved by the Pubco Board prior to such Change of Control.

“Closing” means the closing of the Transactions in accordance with the Business Combination Agreement.

“Closing Contributions” means, collectively, (a) the Closing Date Cash Contributions and (b) the amounts treated as contributions to capital of the Company by Holdco in respect of Company Transaction Costs paid by Pubco at the Closing.

“Closing Date” has the meaning set forth in the Business Combination Agreement.

“Closing Date Cash Contributions” has the meaning set forth in Section 3.03(c).

“Closing Member Schedule” has the meaning set forth in the Business Combination Agreement.

“Closing Sale Price” of the Pubco Class A-1 Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Pubco Class A-1 Common Stock is traded or, if the Pubco Class A-1 Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the last quoted bid price for the Pubco Class A-1 Common Stock in the over-the-counter market on the relevant date, as reported by OTC Markets Group Inc. or a similar organization, or, if that bid price is not available, the fair market price of the Pubco Class A-1 Common Stock (or other relevant capital stock or equity interest) on that date as determined by a nationally recognized independent investment banking firm retained by Pubco for this purpose. The Closing Sale Price of any other security shall be determined in the same manner as set forth in this definition for the determination of the Closing Sale Price of the Pubco Class A-1 Common Stock.

“Code” means the United States Internal Revenue Code of 1986, as amended, and any successor statute thereto. Unless the context requires otherwise, any reference herein to a specific section of the Code shall be deemed to include any corresponding provisions of future Law as in effect for the relevant taxable period.

“Common Units” means the common membership interests of the Company designated as “Common Units” and having the rights and obligations specified with respect to the Common Units in this Agreement.

“Common Unit Percentage Interest” means, as among Common Units and with respect to a Member at a particular time, such Member’s percentage interest in the Common Units determined by dividing the number of such Member’s Common Units by the total number of Common Units of all Members of such class at such time. The Common Unit Percentage Interest of each Member shall be calculated to the fourth decimal place.

“Common/Incentive Unit Percentage Interest” means, as among Common Units and Incentive Units and with respect to a Member at a particular time, such Member’s percentage interest in the Common Units and Incentive Units determined by dividing the number of such Member’s Common Units and Incentive Units by the total number of Common Units and Incentive Units of all Members of such classes at such time. The Common/Incentive Unit Percentage Interest of each Member shall be calculated to the fourth decimal place.

“Common Unit Redemption Price” means, with respect to any Redemption or Direct Exchange, the net amount, on a per share basis, received as a result of a substantially contemporaneous Qualified Offering of Pubco Class A-1 Common Stock by Pubco.

“Common Warrants” means warrants to purchase Common Units.

“Company” has the meaning set forth in the Preamble.

“Company Minimum Gain” means “partnership minimum gain” determined pursuant to Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

“Company Preferred Unit Conversion” has the meaning set forth in Section 5.06(c).

“Company Preferred Unit Liquidation Preference” has the meaning set forth in Section 14.02(c).

“Company Preferred Units” means the preferred membership interests of the Company designated as “Company Preferred Units” and having the rights, preferences and privileges specified with respect to Company Preferred Units in this Agreement, which terms shall mirror, on a one-for-one basis, the corresponding terms of the Pubco Convertible Preferred Stock. For the avoidance of doubt, Company Preferred Units include the Series B Preferred Units.

“Company Representative” means the “partnership representative” of the Company within the meaning of Section 6223 of the Code and any Treasury Regulations or other administrative or judicial pronouncements promulgated thereunder (and any similar capacity under state or local Law), as appointed pursuant to Section 9.03(a).

“Company Transaction Costs” has the meaning set forth in the Business Combination Agreement.

“Company Units” means, collectively, the Common Units and the Company Preferred Units, together with any other class or series of membership interests of the Company hereafter authorized in accordance with this Agreement.

“Company Warrants” means warrants to purchase Common Units or Company Preferred Units, including the Series B Warrants, if any.

“Competitor” means any Person who is engaged, or after the date hereof engages, in the business of satellite repositioning, satellite servicing, in-space transportation, on-orbit logistics or providing related space infrastructure services.

“Confidential Information” has the meaning set forth in Section 15.02.

“Conversion Date” has the meaning set forth in Section 11.07.

“Corresponding Rights” means any rights issued with respect to a share of Pubco Class A-1 Common Stock, Pubco Class A-2 Common Stock, Pubco Class B-1 Common Stock or Pubco Class B-2 Common Stock pursuant to a “poison pill” or similar stockholder rights plan approved by the Pubco Board.

“Credit Agreements” means any promissory note, credit agreement, loan agreement, indenture or similar instrument or agreement to which the Company or any of its Subsidiaries is or becomes a borrower, as such instruments or agreements may be amended, restated, supplemented or otherwise modified from time to time and including any one or more refinancing or replacements thereof, in whole or in part, with any other debt facility or debt obligation, for as long as the payee or creditor to whom the Company or any of its Subsidiaries owes such obligation is not an Affiliate of the Company.

“Delaware Act” has the meaning set forth in the Recitals.

“Depreciation” means, for each applicable Allocation Period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such Allocation Period for U.S. federal income tax purposes, except that (a) with respect to any such property the Book Value of which differs from its adjusted basis for U.S. federal income tax purposes and which difference is being eliminated by use of the “remedial method” pursuant to Treasury Regulations Section 1.704-3(d), Depreciation for such Allocation Period shall be the amount of book basis recovered for such Allocation Period under the rules prescribed by Treasury Regulations Section 1.704-3(d)(2); and (b) with respect to any other such property the Book Value of which differs from its adjusted basis for U.S. federal income tax purposes at the beginning of such Allocation Period, Depreciation shall be an amount which bears the same ratio to such beginning Book Value as the U.S. federal income tax depreciation, amortization or other cost recovery deduction for such Allocation Period bears to such beginning adjusted basis; provided, however, that if the adjusted basis for U.S. federal income tax purposes of an asset at the beginning of such Allocation Period is zero, Depreciation with respect to such asset shall be determined with reference to such beginning Book Value using any reasonable method selected by the Manager.

“DGCL” means the General Corporation Law of the State of Delaware, as it may be amended from time to time.

“Direct Exchange” has the meaning set forth in Section 11.03(a).

“Direct Pubco Seller” has the meaning set forth in the Business Combination Agreement.

“Discount” has the meaning set forth in Section 6.06.

“Disinterested Majority” means a majority of the directors of the Pubco Board who are disinterested, as determined by the Pubco Board in accordance with the DGCL, with respect to the matter being considered by the Pubco Board; provided, that to the extent a matter being considered by the Pubco Board is required to be considered by disinterested directors under the rules of the Stock Exchange or, if the Pubco Class A-1 Common Stock is not listed or admitted to trading on the Stock Exchange, the principal national securities exchange on which the Pubco Class A-1 Common Stock is listed or admitted to trading, the Securities Act or the Exchange Act, such rules with respect to the definition of disinterested director shall apply solely with respect to such matter.

“Distributable Cash” means, as of any relevant date on which a determination is being made by the Manager regarding a potential distribution pursuant to Section 4.01(a), the amount of cash that could be distributed by the Company for such purposes in accordance with any applicable Credit Agreements (and without otherwise violating any applicable provisions of any applicable Credit Agreements) and applicable Law.

“Distribution” (and, with a correlative meaning, “Distribute”) means each distribution made by the Company to a Member with respect to such Member’s Units, whether in cash, property or securities of the Company and whether by liquidating distribution or otherwise.

“Distribution Tax Rate” means, with respect to any Member for any taxable period, a rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate for such Taxable Year applicable to a corporate or individual taxpayer (whichever is higher) resident in the jurisdiction of such Member for such Fiscal Year, taking into account the character of the relevant tax items (e.g., ordinary or capital) and the deductibility of state and local income taxes for U.S. federal income tax purposes (but only to the extent such taxes are deductible under the Code), as reasonably determined by the Manager.

“DPA” means the Defense Production Act of 1950, as amended, and the rules and regulations promulgated thereunder, including 31 C.F.R. Part 800 et seq.

“Effective Date” has the meaning set forth in the Preamble.

“Effective Time” means the time of the “Closing” as defined in the Business Combination Agreement.

“Electing Warrantholder” has the meaning set forth in the Recitals.

“Election Notice” has the meaning set forth in Section 11.01(b).

“Equity Plan” means any option, stock, unit, stock unit, appreciation right, phantom equity or other incentive equity or equity-based compensation plan or program, in each case, now or hereafter adopted by the Company or Pubco, including the Pubco LTIP.

“Equity Securities” means, with respect to any Person, (a) units or other equity interests in such Person or any Subsidiary of such Person (including, with respect to the Company and its Subsidiaries, other classes or groups thereof having such relative rights, powers and duties as may from time to time be established by the Manager pursuant to the provisions of this Agreement, including rights, powers and/or duties senior to existing classes and groups of Units and other equity interests in the Company or any Subsidiary of the Company), (b) obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into any equity interests in such Person or any Subsidiary of such Person, and (c) warrants, options or other rights to purchase or otherwise acquire any equity interests in such Person or any Subsidiary of such Person.

“Event Issue Value” means, with respect to any Common Unit or Company Preferred Unit as of any date of determination, (a) in the case of a Revaluation Event that includes the issuance of Common Units to Holdco with respect to a public offering by Pubco, the price paid by Holdco for such Common Units (in accordance with this Agreement), (b) in the case of a Revaluation Event that includes the issuance of Company Preferred Units to Holdco, the price paid by Holdco for such Company Preferred Units (in accordance with this Agreement), (c) in the case of any other Revaluation Event that includes the issuance of Common Units, the Closing Sale Price of the Pubco Class A-1 Common Stock on the date of such Revaluation Event or, if the Manager determines that a value for the Common Unit other than such Closing Sale Price more accurately reflects the Event Issue Value, the value determined by the Manager, or (d) in the case of a Revaluation Event that includes the issuance of Equity Securities of the Company other than Common Units or Company Preferred Units, the value determined by the Manager in good faith.

“Event of Withdrawal” means the bankruptcy or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member in the Company. “Event of Withdrawal” shall not include an event that (a) terminates the existence of a Member for U.S. federal income tax purposes (including (i) a change in entity classification of a Member under Treasury Regulations Section 301.7701-3, (ii) a sale of assets by, or liquidation of, a Member pursuant to an election under Sections 336 or 338 of the Code, or (iii) a merger, severance, or allocation within a trust or among sub-trusts of a trust that is a Member) but that (b) does not terminate the existence of such Member under applicable state Law (or, in the case of a trust that is a Member, does not terminate the trusteeship of the fiduciaries under such trust with respect to all the Units of such trust that is a Member).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and any applicable rules and regulations promulgated thereunder, and any successor to such statute, rules or regulations.

“Exchange Election Notice” has the meaning set forth in Section 11.03(b).

“Exchange Schedule” has the meaning set forth in the Business Combination Agreement.

“Existing Agreement” has the meaning set forth in the Recitals.

“Fair Market Value” of a specific asset of the Company will mean the amount that the Company would receive in an all-cash sale of such asset in an arm’s-length transaction with a willing unaffiliated third party, with neither party having any compulsion to buy or sell, consummated on the day immediately preceding the date on which the event occurred which necessitated the determination of the Fair Market Value (and after giving effect to any transfer taxes payable in connection with such sale), as such amount is determined by the Manager (or, if pursuant to Section 14.02, the Liquidator) in its good faith judgment using all factors, information and data it deems to be pertinent.

“Fiscal Year” means the Company’s annual accounting period established pursuant to Section 8.02.

“Forfeiture Allocations” has the meaning set forth in Section 5.03(g).

“Governmental Entity” means (a) the United States of America, (b) any other sovereign nation, (c) any state, province, county, municipal, district, territory or other political subdivision of (a) or (b) of this definition, including, but not limited to, any county, municipal or other local subdivision of the foregoing, or (d) any agency, arbitrator or arbitral body (public or private), authority, board, body, bureau, commission, court, department, entity, instrumentality, organization (including any public international organization such as the United Nations) or tribunal exercising executive, legislative, judicial, quasi-judicial, regulatory or administrative functions of or pertaining to government on behalf of (a), (b) or (c) of this definition.

“Incentive Unit” means the membership interests of the Company designated as “Incentive Units” and having the rights and obligations specified with respect to the Incentive Units in this Agreement.

“Incentive Unit Percentage Interest” means, as among Incentive Units and with respect to a Member at a particular time, such Member’s percentage interest in the Incentive Units determined by dividing the number of such Member’s Incentive Units by the total number of Incentive Units of all Members of such class at such time. The Incentive Unit Percentage Interest of each Member shall be calculated to the fourth decimal place.

“Indemnified Person” has the meaning set forth in Section 7.04(a).

“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended from time to time.

“IRS” means the U.S. Internal Revenue Service.

“Joinder” means a joinder to this Agreement, in form and substance substantially similar to Exhibit A to this Agreement.

“Law” means all laws, statutes, acts, constitutions, treaties, principles of common law, codes, ordinances, rules and regulations of any Governmental Entity.

“Liquidating Event” has the meaning set forth in Section 14.01.

“Liquidator” has the meaning set forth in Section 14.02.

“Lock-Up Agreements” means, collectively, the Sponsor Lock-Up Agreement and the Seller Lock-Up Agreement (in each case as defined in the Business Combination Agreement), together with any joinders thereto from time to time, in each case as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Manager” has the meaning set forth in Section 6.01.

“Member” means, as of any date of determination, (a) each of the Members named on the Schedule of Members and (b) any Person admitted to the Company as a Substituted Member or Additional Member in accordance with ARTICLE XII, but in each case only so long as such Person is shown on the Company’s books and records as the owner of one or more Units, each in its capacity as a member of the Company.

“Member Nonrecourse Debt” has the meaning assigned to the term “partner nonrecourse debt” in Treasury Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” has the meaning of “partner nonrecourse debt minimum gain” set forth in Treasury Regulations Section 1.704-2(i)(2).

“Member Nonrecourse Deductions” has the meaning assigned to the term “partner nonrecourse deductions” in Treasury Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2).

“Minimum Redemption Number” means, with respect to a Redemption by any Member, the lesser of (i) 2,000 Common Units and (ii) all of the Common Units held by the Redeeming Member.

“Minority Member Redemption Date” has the meaning set forth in Section 11.01(i).

“Minority Member Redemption Notice” has the meaning set forth in Section 11.01(i).

“Mirror Redemption” means any redemption or cancellation by the Company of Common Units, Company Preferred Units or other Equity Securities of the Company held by the Pubco Group in connection with, and in an amount corresponding to, a repurchase, redemption or other acquisition by Pubco of the corresponding shares of Pubco Class A-1 Common Stock, Pubco Class A-2 Common Stock, Pubco Convertible Preferred Stock or other Equity Securities of Pubco, in each case to maintain the One-to-One Ratios pursuant to Section 3.05.

“Nasdaq” means The Nasdaq Stock Market LLC, including any successor thereto.

“Net Profit” and “Net Loss” means, for each applicable Allocation Period, an amount equal to the Company’s taxable income or loss for such Allocation Period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, deduction or credit required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments (without duplication):

(a) any income of the Company that is exempt from U.S. federal income tax and not otherwise taken into account in computing Net Profit or Net Loss pursuant to this definition of “Net Profit” and “Net Loss” shall be added to such taxable income or loss;

(b) any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Profit or Net Loss pursuant to this definition, shall be subtracted from such taxable income or loss;

(c) gain or loss resulting from any disposition of any asset of the Company with respect to which gain or loss is recognized for U.S. federal income tax purposes shall be computed by reference to the Book Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Book Value;

(d) in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Allocation Period, computed in accordance with the definition of Depreciation;

(e) to the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or Section 743(b) of the Code is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Net Profit or Net Loss;

(f) if the Book Value of any asset of the Company is adjusted in accordance with clause (b) or (d) of the definition of Book Value, the amount of such adjustment shall be taken into account, in the applicable Allocation Period, as gain or loss from the disposition of such property for purposes of computing Net Profit or Net Loss; and

(g) notwithstanding any other provision of this definition, any items that are specially allocated pursuant to Section 5.03 shall not be taken into account in computing Net Profit and Net Loss.

The amounts of the items of Company income, gain, loss, or deduction available to be specially allocated pursuant to Section 5.03 shall be determined by applying rules analogous to those set forth in subparagraphs (a) through (f) above.

“Non-Foreign Person Certificate” has the meaning set forth in Section 11.06(a).

“Officer” has the meaning set forth in Section 6.01(b).

“Other Agreements” has the meaning set forth in Section 10.04.

“Participating TRA Holder” means each Person that is identified on the Closing Member Schedule as a “Participating TRA Holder” and that executes and delivers, or has executed and delivered, the Tax Receivable Agreement.

“Partnership Tax Audit Rules” means Sections 6221 through 6241 of the Code, as amended, together with any final or temporary Treasury Regulations and other official guidance interpreting Sections 6221 through 6241 of the Code, as amended (and any analogous provision of state or local tax law).

“Per Unit Capital Amount” means, as of any date of determination, the Capital Account, stated on a per Unit basis, underlying any class of Units held by a Member.

“Percentage Interest” means, with respect to a Member at a particular time, such Member’s percentage interest in the Company determined by dividing the number of such Member’s Units by the total number of outstanding Units of all Members at such time. The Percentage Interest of each Member shall be calculated to the fourth decimal place.

“Performance Period End Date” means the last day of the calendar month in which the third anniversary of the Closing occurs.

“Permitted Pledge” means any pledge, hypothecation or grant of security over Units by a Member or any Affiliate thereof with respect to all or any portion of its Units (or any beneficial interest therein) to or in favor of any bank or financial institution as collateral for (i) any loan, advance, extension of credit or (ii) any derivative transaction referencing the Pubco Class A-1 Common Stock or Pubco Class A-2 Common Stock (including, without limitation, any transaction which transfers some or all of the economic risk of ownership of Pubco Class A-1 Common Stock or Pubco Class A-2 Common Stock, including any forward contract, equity swap, put or call, put or call equivalent position, collar, sale of exchangeable security or any similar transaction), in the case of each of clause (i) and (ii), other than a total return swap or other transaction or instrument which is deemed to transfer some or all of the beneficial ownership of any Units for U.S. federal income tax purposes.

“Permitted Transfer” has the meaning set forth in Section 10.02.

“Permitted Transferee” has the meaning set forth in Section 10.02.

“Person” means an individual or any corporation, partnership, limited liability company, trust, unincorporated organization, association, joint venture or any other organization or entity, whether or not a legal entity.

“Preferred Investor Warrants” means the warrants of Pubco to purchase shares of Pubco Class A-1 Common Stock at an exercise price of $12.00 per share (subject to adjustment as provided in the applicable warrant instrument).

“Preferred Unit Related Taxes” has the meaning set forth in Section 4.01(b)(i)(A).

“Prior Agreements” has the meaning set forth in the Recitals.

“Pro rata,” “pro rata portion,” “according to their interests,” “ratably,” “proportionately,” “proportional,” “in proportion to,” “based on the number of Units held,” “based upon the percentage of Units held,” “based upon the number of Units outstanding,” and other terms with similar meanings, when used in the context of a number of Units of the Company relative to other Units, means as amongst an individual class of Units, pro rata based upon the number of such Units within such class of Units.

“Profits Interest” means an interest in the Company that is intended to be classified as a profits interest within the meaning of IRS Revenue Procedure 93-27 and 2001-43 (or the corresponding requirements of any subsequent guidance promulgated by the Internal Revenue Service or other Law) for U.S. federal income tax purposes, including the Incentive Units.

“Pubco” has the meaning set forth in the Preamble.

“Pubco Board” means the board of directors of Pubco.

“Pubco Bylaws” means the bylaws of Pubco as in effect as of the Closing and as amended from time to time thereafter.

“Pubco Charter” means the certificate of incorporation of Pubco as in effect as of the Closing and as amended from time to time thereafter.

“Pubco Class A-1 Common Stock” means the Class A-1 common stock, par value $[ ] per share, of Pubco.

“Pubco Class A-2 Common Stock” means the Class A-2 common stock, par value $[ ] per share, of Pubco.

“Pubco Class B-1 Common Stock” means the Class B-1 common stock, par value $[ ] per share, of Pubco.

“Pubco Class B-2 Common Stock” means the Class B-2 common stock, par value $[ ] per share, of Pubco.

“Pubco Common Stock” means, collectively, the Pubco Class A-1 Common Stock, Pubco Class A-2 Common Stock, Pubco Class B-1 Common Stock and Pubco Class B-2 Common Stock.

“Pubco Class A-1 Common Stock Closing Price” means the closing sale price per share of Pubco Class A-1 Common Stock on the Stock Exchange as of the Closing, as reported in composite transactions for the Stock Exchange. The Pubco Class A-1 Common Stock Closing Price shall be determined without regard to after-hours trading or any other trading activity outside of the regular trading session hours on the Stock Exchange.

“Pubco Convertible Preferred Stock” means the 12.0% Series A convertible preferred stock, par value $[0.0001] per share, of Pubco.

“Pubco Contribution” has the meaning set forth in Section 3.03(b).

“Pubco Group” means Pubco or any direct or indirect wholly owned Subsidiary of Pubco, including Holdco.

“Pubco LTIP” means the equity-based long-term incentive plan adopted by Pubco in connection with the Closing.

“Pubco Offer” has the meaning set forth in Section 10.09(b).

“Pubco Warrants” means warrants issued by Pubco to purchase shares of Pubco Class A-1 Common Stock or, if applicable, other Pubco Common Stock.

“Qualified Offering” means a follow-on or qualified public or private offering of shares of Pubco Class A-1 Common Stock by Pubco following the date hereof.

“Quarterly Redemption Date” means, following the Transactions, for each calendar quarter in a Restricted Fiscal Year, (a) the later to occur of either (i) the completion of the second Trading Day after the date on which Pubco makes a public news release of its quarterly earnings for the prior calendar quarter and (ii) the first day of each calendar quarter on which directors and executive officers of Pubco are permitted to trade under the applicable policies of Pubco related to trading by directors and executive officers, or (b) such other date as Pubco shall determine in its sole discretion is in the best interest of the Members (other than Holdco). Pubco will deliver notice of the Quarterly Redemption Date to each Member (other than Holdco) at least seventy-five (75) days prior to each Quarterly Redemption Date.

“Quarterly Tax Distribution” has the meaning set forth in Section 4.01(b)(ii).

“Recapitalization” has the meaning set forth in the Recitals.

“Recapitalization Instrument” means the written consent of the Pre-Transaction Members set forth in Schedule 3.

“Redeemed Units” has the meaning set forth in Section 11.01(a).

“Redeemed Units Equivalent” means the product of (a) the applicable number of Redeemed Units, multiplied by (b) the Common Unit Redemption Price.

“Redeeming Member” has the meaning set forth in Section 11.01(a).

“Redemption” has the meaning set forth in Section 11.01(a).

“Redemption Date” has the meaning set forth in Section 11.01(a).

“Redemption Notice” has the meaning set forth in Section 11.01(a).

“Redemption Right” has the meaning set forth in Section 11.01(a).

“Regulatory Allocations” has the meaning set forth in Section 5.03(i).

“Restricted Fiscal Year” means any Fiscal Year during which the Manager determines that the Company does not satisfy the private placement safe harbor of Treasury Regulations Section 1.7704-1(h).

“Retraction Notice” has the meaning set forth in Section 11.01(c).

“Revaluation Event” means an event that results in an adjustment of the Book Value of each Company property pursuant to clauses (b) and (e) of the definition of Book Value.

“Safe Harbor Election” has the meaning set forth in Section 3.02(a)(ii).

“Schedule of Members” has the meaning set forth in Section 3.01(b).

“SEC” means the U.S. Securities and Exchange Commission, including any Governmental Entity succeeding to the functions thereof.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Securities Act shall be deemed to include any corresponding provisions of future Law.

“Seller” has the meaning set forth in the Business Combination Agreement.

“Series B Investment” has the meaning set forth in the Recitals.

“Series B Investors” has the meaning set forth in the Recitals.

“Series B Preferred Units” means Company Preferred Units designated as Series B Preferred Units and issued to the Series B Investors in the Series B Investment pursuant to the Series B SPA.

“Series B SPA” has the meaning set forth in the Recitals.

“Series B Warrants” has the meaning set forth in the Recitals.

“Share Settlement” means a number of shares of Pubco Class A-1 Common Stock or Pubco Class A-2 Common Stock, as applicable, together with any Corresponding Rights, equal to the number of Redeemed Units.

“Stock Exchange” means Nasdaq, or if the Pubco Class A-1 Common Stock is not then listed on Nasdaq, the principal United States national or regional securities exchange on which the Pubco Class A-1 Common Stock is then listed or admitted to trading.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the voting interests thereof are at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof, (c) in any case, such Person controls the management thereof, or (d) such business entity is a variable interest entity of that Person. For purposes hereof, references to a “Subsidiary” of the Company shall be given effect only at such times that the Company has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company. For the avoidance of doubt, Subsidiaries of the Company shall include any and all of the Company’s direct and indirect, greater than fifty percent (50%) owned joint ventures.

“Substituted Member” means a Person that is admitted as a Member to the Company pursuant to Section 12.01.

“Tax Distributions” has the meaning set forth in Section 4.01(b).

“Tax Receivable Agreement” or “TRA” means that certain Tax Receivable Agreement, dated as of the date hereof, by and among Pubco, the Company and the TRA Parties (as such term is defined therein) party thereto (together with any joinder thereto from time to time by any successor or assign to any party to such agreement).

“Taxable Year” means the Company’s accounting period for U.S. federal income tax purposes determined pursuant to Section 9.02.

“Trading Day” means a day on which the Stock Exchange or such other principal United States securities exchange on which the Pubco Class A-1 Common Stock is listed or admitted to trading is open for the transaction of business (unless such trading shall have been suspended for the entire day).

“Transactions” has the meaning set forth in the Recitals.

“Transfer” (and, with correlative meanings, “Transferring” and “Transferred”) means any sale, transfer, assignment, redemption, pledge, encumbrance or other disposition of (whether directly or indirectly, whether with or without consideration and whether voluntarily or involuntarily or by operation of Law) (a) any interest (legal or beneficial) in any Equity Securities of the Company or (b) any equity or other interest (legal or beneficial) in any Member if substantially all of the assets of such Member consist solely of Units.

“Treasury Regulations” means the final, temporary and (to the extent they can be relied upon) proposed regulations under the Code, as promulgated from time to time (including corresponding provisions and succeeding provisions) as in effect for the relevant taxable period.

“Unit” means the fractional interest of a Member in Net Profits and Net Losses (or items thereof) and Distributions of the Company, and otherwise having the rights and obligations specified with respect to Units in this Agreement, including Common Units, Company Preferred Units, and Incentive Units; provided, however, that any class or group of Units issued shall have the relative rights, powers and duties set forth in this Agreement applicable to such class or group of Units.

“Unrealized Gain” attributable to any item of Company property means, as of any date of determination, the excess, if any, of (a) the Fair Market Value of such property as of such date (as determined under clause (c) of the definition of Book Value) over (b) the Book Value of such property as of such date (prior to any adjustment to be made pursuant to clause (b) of the definition of Book Value as of such date).

“Unrealized Loss” attributable to any item of Company property means, as of any date of determination, the excess, if any, of (a) the Book Value of such property as of such date (prior to any adjustment to be made pursuant to clause (b) of the definition of Book Value as of such date) over (b) the Fair Market Value of such property as of such date (as determined under clause (c) of the definition of Book Value).

“Up-C Seller” has the meaning set forth in the Business Combination Agreement.

“Vesting Catch-Up Amount” has the meaning set forth in Section 4.01(a)(ii)(C).

“Voting Securities” of any Person means the capital stock or other Equity Securities of such Person normally entitled to vote in the election of directors or comparable governing body of such Person.

“Warrant Agreements” means the warrant agreements, if any, between Holdco and the Company, dated as of the date hereof, pursuant to which, among other things, the Company will issue Common Warrants to Holdco.

“Warrant Schedule” means the Warrant Schedule setting forth the Company Warrants and Pubco Warrants outstanding from time to time, together with any additional information regarding such Warrants as may be set forth therein.

“Warrants” means, collectively, Company Warrants and Pubco Warrants, in each case as set forth on the Warrant Schedule.

“Withholding Advances” has the meaning set forth in Section 5.05(c).

Section 1.02 Other Definitional and Interpretive Provisions. The following rules of interpretation shall apply to this Agreement:

(a) References herein to a designated Article, Section, subsection, paragraph or clause are to the corresponding Article, Section, subsection, paragraph or clause of this Agreement. References to “hereof”, “herein”, “hereby”, “hereunder” and “hereto” refer to this Agreement as a whole and not to any particular Article, Section, subsection, paragraph or clause hereof.

(b) References to any Person include such Person’s permitted successors and assigns. References to any Law, agreement or instrument include all amendments, modifications, supplements, restatements and replacements thereto from time to time, except where the context requires otherwise; provided, however, that no amendment or modification to any agreement, document or instrument that requires the consent of any Person under this Agreement shall be given effect hereunder unless such Person has consented in writing to such amendment or modification.

(c) References to any schedule, annex or exhibit are to the corresponding schedule, annex or exhibit attached to this Agreement. The schedules, annexes and exhibits to this Agreement are incorporated herein by reference and form a part of this Agreement.

(d) References to the Business Combination Agreement include all schedules, annexes and exhibits thereto and the Ancillary Documents (as defined in the Business Combination Agreement) to the extent specified therein.

(e) The words “including” and “include” shall mean “including, without limitation”. The word “or” is not exclusive. The use of the words “any”, “either” and “or” shall not be construed as exclusive.

(f) Reference to any gender shall include each other gender. The singular shall include the plural and the plural shall include the singular, in each case as the context requires.

(g) References to a number of days or Business Days, when not preceded by “at least” or “within”, shall be computed by excluding the day on which the period commences and including the day on which the period ends. If any time period for giving notice or taking action expires on a day that is not a Business Day, the time period shall be automatically extended to the next Business Day.

(h) References to U.S. dollars and “$” are references to U.S. dollars.

(i) The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

(j) Each of the parties hereto has been represented by independent counsel of its own choice during the negotiation and execution of this Agreement and the parties hereto and their counsel have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

ARTICLE II

ORGANIZATIONAL MATTERS

Section 2.01 Formation of Company. The Company was formed on May 19, 2021 pursuant to the provisions of the Delaware Act by the filing of the Certificate of Formation with the Secretary of State of the State of Delaware.

Section 2.02 Amendment and Restatement of Existing Agreement. The Members hereby execute this Agreement for the purpose of amending, restating and superseding the Existing Agreement in its entirety and otherwise establishing the affairs of the Company and the conduct of its business in accordance with the provisions of the Delaware Act. The Members hereby agree that, during the term of the Company set forth in Section 2.06, the rights and obligations of the Members with respect to the Company will be determined in accordance with the terms and conditions of this Agreement and the Delaware Act. No provision of this Agreement shall be in violation of the Delaware Act and to the extent any provision of this Agreement is in violation of the Delaware Act, such provision shall be void and of no effect to the extent of such violation without affecting the validity of the other provisions of this Agreement. Neither any Member nor the Manager nor any other Person shall have appraisal rights with respect to any Units.

Section 2.03 Name. The name of the Company is “Quantum Space, LLC”. The Manager in its sole discretion may change the name of the Company at any time and from time to time. Notification of any such change shall be given to all of the Members. The Company’s business may be conducted under its name and/or any other name or names deemed advisable by the Manager.

Section 2.04 Purpose; Powers. The primary business and purpose of the Company shall be to engage in such lawful acts or activities as are permitted under the Delaware Act. The Company shall have the power and authority to take (directly or indirectly through its Subsidiaries) any and all actions and engage in any and all activities necessary, appropriate, desirable, advisable, ancillary or incidental to accomplish the foregoing purpose.

Section 2.05 Principal Office; Registered Office. The principal office of the Company shall be located at such place or places as the Manager may from time to time designate, each of which may be within or outside the State of Delaware. The address of the registered office of the Company in the State of Delaware shall be the initial registered agent named in the Certificate of Formation. The Manager may from time to time change the Company’s registered agent and registered office in the State of Delaware.

Section 2.06 Term. The term of the Company commenced upon the filing of the Certificate of Formation of the Company with the Secretary of State of the State of Delaware on May 19, 2021 in accordance with the Delaware Act and shall continue in perpetuity unless dissolved in accordance with the provisions of ARTICLE XIV.

Section 2.07 No State-Law Partnership. The Members intend that the Company not be a partnership (including a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member by virtue of this Agreement, for any purposes other than as set forth in the last sentence of this Section 2.07, and neither this Agreement nor any other document entered into by the Company or any Member relating to the subject matter hereof shall be construed to suggest otherwise. The Members intend that the Company shall be treated as a partnership for U.S. federal and, if applicable, state or local income tax purposes, and that each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

Section 2.08 Liability. Except as otherwise provided by the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member.

ARTICLE III

MEMBERS; UNITS; CAPITALIZATION

Section 3.01 Members.

(a) In connection with the Transactions, (i) Pubco contributed Common Units, Series B Preferred Units and Series B Warrants (to the extent contributed by Electing Warrantholders to Pubco) to Holdco, (ii) Pubco contributed cash to Holdco, and (iii) Holdco contributed the Closing Date Cash Contributions to the Company and the Company issued Common Units and Company Preferred Units to Holdco in exchange therefor, and Holdco was admitted as a Member.

(b) Schedule of Members. The Company shall maintain a schedule setting forth: (i) the name and address of each Member; (ii) the aggregate number of outstanding Units and the number and class of Units held by each Member; (iii) the aggregate amount of cash Capital Contributions that have been made by the Members with respect to their Units; and (iv) the Fair Market Value of any property other than cash contributed by the Members with respect to their Units (including, if applicable, a description and the amount of any liability assumed by the Company or to which contributed property is subject) (such schedule, as updated and amended from time to time in accordance with the terms of this Agreement, the “Schedule of Members”). The Schedule of Members in effect as of the Effective Time and after giving effect to the Transactions, including the Recapitalization, is set forth as Schedule 2 to this Agreement. The Schedule of Members may be updated by the Manager in the Company’s books and records from time to time, and as so updated, it shall be the definitive record of ownership of each Unit of the Company and all relevant information with respect to each Member. The Company shall be entitled to recognize the exclusive right of a Person registered on its records as the owner of Units for all purposes and shall not be bound to recognize any equitable or other claim to or interest in Units on the part of any other Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Delaware Act. Following the date hereof, no Person shall be admitted as a Member and no additional Units shall be issued except as expressly provided herein.

(c) Capital Contributions and Loans. No Member shall be required or, except as approved by the Manager pursuant to Section 6.01 and in accordance with the other provisions of this Agreement, permitted to (i) loan any money or property to the Company, (ii) borrow any money or property from the Company or (iii) make any additional Capital Contributions to the Company. The foregoing shall not limit any subsequent contribution by Holdco required to maintain the One-to-One Ratios as set forth in Section 3.04(a), or any other contribution expressly contemplated by this Agreement.

Section 3.02 Units.

(a) Authorized Classes of Units.

(i) Interests in the Company shall be represented by Units, or such other securities of the Company, in each case as the Manager may establish in its discretion in accordance with the terms and subject to the restrictions hereof. At the Effective Time, the Units will be comprised of three authorized classes: (i) a single class of Common Units; (ii) a single class of Company Preferred Units; and (iii) a single class of Incentive Units designated as Incentive Units. All Common Units shall have identical rights and privileges in all respects and all Company Preferred Units shall have identical rights and privileges in all respects.

(ii) The terms and conditions of any Incentive Units, including any vesting restrictions, are set forth in the applicable Award Agreement. The Company and each Member hereby acknowledge and agree that the Incentive Units are intended to be treated as Profits Interests and the provisions hereof shall be interpreted and applied consistently therewith. Neither the Company nor any holder of Incentive Units shall perform any act or take any position inconsistent with the application of IRS Revenue Procedure 93-27, IRS Revenue Procedure 2001-43 or any future IRS guidance or other governmental authority that supplements or supersedes the foregoing Revenue Procedures. Each recipient of Incentive Units shall make a timely and effective election under Section 83(b) of the Code with respect to such Incentive Units and shall promptly provide a copy to the Company. The Company and all Members shall (i) treat such Incentive Units as outstanding for tax purposes, (ii) treat any holder of Incentive Units as a partner for tax purposes with respect to such Incentive Units and (iii) file all tax returns and reports consistently with the foregoing. Neither the Company nor any of its Members shall deduct any amount (as wages, compensation or otherwise) with respect to the receipt of such Incentive Units for U.S. federal income tax purposes. In accordance with the finally promulgated successor rules to Proposed Regulations Section 1.83-3(l) and IRS Notice 2005-43, each Member authorizes and directs the Company to elect a safe harbor under which the fair market value of any Incentive Units issued after the effective date of such Proposed Regulations (or other guidance) will be treated as equal to the liquidation value (within the meaning of the Proposed Regulations or successor rules) of the Incentive Units as of the date of issuance of such Incentive Units (the “Safe Harbor Election”). In the event that the Company makes the Safe Harbor Election, each Member hereby agrees to comply with any applicable requirements of the Safe Harbor Election for any and all periods during which such election remains effective. Notwithstanding anything herein to the contrary, as of any time, a holder of an Incentive Unit shall be entitled to aggregate Distributions under this Agreement only to the extent that such Distributions do not exceed the aggregate amount of Available Profits allocated to such holder in respect of such Incentive Unit through such time.

(b) Issuance of Additional Units. Subject to Section 3.04(i), the Manager may cause the Company to (i) issue additional Common Units, (ii) issue additional Company Preferred Units (subject to the one-for-one ratio maintenance set forth in Section 3.03(d) and to the mirror terms set forth in the Pubco Charter), or (iii) create one or more additional classes or series of Units solely to the extent such new class or series of Units or preferred Units are substantially economically equivalent to a class of common or other stock of Pubco or class or series of preferred stock of Pubco, respectively; provided that for so long as there are any Members other than Holdco (and its Subsidiaries), no such additional class or series of Units may be issued except to the extent the Company actually receives cash in an aggregate amount, or other property with a Fair Market Value in an aggregate amount, equal to the aggregate Distributions that would be made in respect of such additional class or series of Units if the Company were liquidated immediately after such issuance. The Company may reissue any Common Units or Company Preferred Units that have been repurchased or otherwise acquired by the Company; provided that any such reissuance, and the admission of any Person as a Member in connection therewith, is made in accordance with the provisions of this Agreement.

(c) Amendments of Issuances of Units. Subject to Sections 15.03(b) and 15.03(c), the Manager may amend this Agreement, without the consent of any Member or any other Person, in connection with the creation and issuance of such classes or series of Units, pursuant to Section 3.02(a), Section 3.02(b) or Section 3.10.

Section 3.03 Recapitalization; Closing Transactions.

(a) Recapitalization. Immediately prior to the Effective Time, in order to effect the Recapitalization, all Units of the Company, and all warrants to purchase Units of the Company, that were issued and outstanding and held by the Pre-Transaction Members (or holders thereof, as applicable) as set forth opposite the respective Pre-Transaction Member’s (or holder’s) name in Schedule 1 and Schedule 4, respectively, were, in each case, other than the Series B Preferred Units and the Series B Warrants, converted pursuant to the terms of the Business Combination Agreement and the Recapitalization Instrument into the number of Common Units set forth opposite the name of the respective Pre-Transaction Member on Schedule 1 and the number of Common Units set forth opposite the name of the respective holder on Schedule 4, respectively. Schedule 1 sets forth the capitalization of the Company immediately following the Recapitalization (and immediately prior to the Closing).

(b) Pubco Contribution to Holdco. At the Effective Time, pursuant to Section 1.01(k) of the Business Combination Agreement, Pubco contributed to Holdco (i) all of the Common Units received by Pubco from the Sellers in exchange for shares of Pubco Class A-1 Common Stock or Pubco Class A-2 Common Stock (collectively, the “Seller Contributions”), (ii) all of the Series B Preferred Units received by Pubco from the Series B Investors in exchange for shares of Pubco Convertible Preferred Stock (the “Preferred Contributions”), and (iii) all of the Series B Warrants (if any) received by Pubco pursuant to the Warrant Contributions. In addition, pursuant to Section 1.01(l) of the Business Combination Agreement, Pubco contributed to Holdco all remaining Available Purchaser Closing Cash held by Pubco (the contributions described in this Section 3.03(b), collectively, the “Pubco Contribution”).

(c) Closing Date Cash Contributions. Immediately following the Pubco Contribution, pursuant to Section 1.01(m) of the Business Combination Agreement, Holdco contributed to the Company an amount in cash equal to such remaining Available Purchaser Closing Cash (the “Closing Date Cash Contributions”), and the Company issued to Holdco [ ] Common Units and [ ] Company Preferred Units in exchange therefor. Schedule 2 sets forth the capitalization of the Company immediately following the Closing.

(d) For the avoidance of doubt, (i) Holdco shall be admitted as a Member with respect to all Common Units and Company Preferred Units it holds from time to time and (ii) each Series B Warrant shall be treated as a “noncompensatory option” within the meaning of Treasury Regulations Sections 1.721-2(f) and 1.761-3(b)(2) and shall not be treated as a partnership interest pursuant to Treasury Regulations Section 1.761-3(a). The parties hereto acknowledge and agree that the transactions described in Section 3.03(c) will result in a “revaluation of partnership property” and corresponding adjustments to Capital Account balances as described in Section 1.704-1(b)(2)(iv)(f) of the Treasury Regulations.

Section 3.04 Authorization and Issuance of Additional Units and Warrants.

(a) One-to-One Ratios. Except as otherwise determined by the Manager, the Company, the Manager, Pubco and Holdco shall undertake all actions, including, without limitation, any issuance, reclassification, Distribution, division or recapitalization with respect to the Common Units, the Company Preferred Units, the Pubco Common Stock or the Pubco Convertible Preferred Stock, as applicable, that are necessary to maintain at all times each of the following one-to-one ratios (collectively, the “One-to-One Ratios”):

(i) a one-to-one ratio between the number of Common Units owned by the Pubco Group and the aggregate number of outstanding shares of Pubco Class A-1 Common Stock and Pubco Class A-2 Common Stock;

(ii) a one-to-one ratio between the number of Common Units owned by each Member (or any Permitted Transferee thereof that has been admitted as a Substituted Member or otherwise permitted to hold such Common Units in accordance with ARTICLE X) (other than the Pubco Group) and the aggregate number of outstanding shares of Pubco Class B-1 Common Stock and Pubco Class B-2 Common Stock owned by such Member (or such Permitted Transferee);

(iii) a one-to-one ratio between the number of Company Preferred Units owned by the Pubco Group and the number of outstanding shares of Pubco Convertible Preferred Stock;

(iv) a one-to-one ratio between the number of Common Warrants (if any) held by the Pubco Group and the number of outstanding Preferred Investor Warrants, in each case in accordance with the Warrant Agreements; and

(v) a one-to-one ratio between any other class or series of Equity Securities of the Company held by the Pubco Group and the corresponding class or series of Equity Securities of Pubco with substantially the same rights to dividends and Distributions (including Distributions upon liquidation) and other economic rights, in each case as may be issued from time to time in accordance with this Agreement.

In each case, for purposes of maintaining the One-to-One Ratios, the Company, the Manager, Pubco and Holdco shall disregard (A) treasury stock of Pubco and (B) preferred stock or other debt or Equity Securities (including any Corresponding Rights) issued by Pubco that are convertible into or exercisable or exchangeable for Pubco Class A-1 Common Stock or Pubco Class A-2 Common Stock (except to the extent the net proceeds from such other securities, including any exercise or purchase price payable upon conversion, exercise or exchange thereof, have been contributed by Pubco to Holdco and, in turn, by Holdco to the Company in exchange for additional Common Units, Company Preferred Units or other Equity Securities of the Company, as applicable); provided that, in each of the foregoing cases of clause (B), the issuance of Pubco Class A-1 Common Stock or Pubco Class A-2 Common Stock in connection with the conversion, exercise or exchange, as applicable, of such preferred stock or other debt or Equity Securities shall not be disregarded for purposes of this Section 3.04(a).

(b) Pubco Issuances, Repurchases and Redemptions of Common Stock; Incentive Plan Issuances. Except as otherwise determined by the Manager, in the event Pubco issues, transfers or delivers from treasury stock or repurchases or redeems shares of Pubco Class A-1 Common Stock or Pubco Class A-2 Common Stock, or issues any shares of Pubco Class A-1 Common Stock or Pubco Class A-2 Common Stock or options to acquire such shares pursuant to any equity incentive plan, long-term incentive plan or similar compensatory arrangement, in each case in a transaction not contemplated by this Agreement, the Manager, Pubco, Holdco and the Company shall take all actions such that, after giving effect to all such issuances, transfers, deliveries, repurchases or redemptions, the aggregate number of outstanding Common Units owned by the Pubco Group equals on a one-for-one basis the aggregate number of outstanding shares of Pubco Class A-1 Common Stock and Pubco Class A-2 Common Stock.

(c) Pubco Issuances of Preferred Stock. Except as otherwise determined by the Manager, in the event Pubco issues, transfers or delivers from treasury stock or repurchases or redeems shares of Pubco Convertible Preferred Stock in a transaction not contemplated by this Agreement, the Manager, Pubco, Holdco and the Company shall take all actions such that, after giving effect to all such issuances, transfers, deliveries, repurchases or redemptions, the Pubco Group holds, on a one-for-one basis, a number of Company Preferred Units equal to the number of outstanding shares of Pubco Convertible Preferred Stock, with terms that (in the good faith determination of the Manager) are in the aggregate substantially economically equivalent to the outstanding shares of Pubco Convertible Preferred Stock.

(d) Up-C Class B Pairing. Except as otherwise determined by the Manager, in the event Pubco issues, transfers or delivers from treasury stock or repurchases or redeems shares of Pubco Class B-1 Common Stock or Pubco Class B-2 Common Stock in a transaction not contemplated by this Agreement, the Manager, Pubco, Holdco and the Company shall take all actions such that, after giving effect to all such issuances, transfers, deliveries, repurchases or redemptions, the aggregate number of Common Units held by the Members (and any Permitted Transferees thereof admitted as Substituted Members) (other than the Pubco Group) equals on a one-for-one basis the aggregate number of outstanding shares of Pubco Class B-1 Common Stock and Pubco Class B-2 Common Stock.

(e) Subdivisions and Combinations. Except as otherwise determined by the Manager, none of Pubco, Holdco or the Company shall undertake any subdivision (by any unit split, stock split, unit distribution, stock distribution, reclassification, division, recapitalization or similar event) or combination (by reverse unit split, reverse stock split, reclassification, division, recapitalization or similar event) of the Common Units, the Company Preferred Units, the Pubco Class A-1 Common Stock, the Pubco Class A-2 Common Stock, the Pubco Class B-1 Common Stock, the Pubco Class B-2 Common Stock or the Pubco Convertible Preferred Stock, as applicable, that is not accompanied by an identical subdivision or combination of the corresponding paired class or series at every applicable level (in each case, as needed to maintain at all times the One-to-One Ratios), unless any such action is itself necessary to restore the One-to-One Ratios.

(f) Contributions of Issuance Proceeds. Except in connection with a Redemption or Direct Exchange under ARTICLE XI, if at any time Pubco issues a share of Pubco Class A-1 Common Stock or Pubco Class A-2 Common Stock (or any other Equity Security of Pubco for which a corresponding ratio is required to be maintained), then (i) Pubco shall, substantially concurrently with such issuance, contribute the net proceeds (or contributed proceeds) received by Pubco in respect thereof to the Company (either directly or indirectly through contributions to one or more wholly owned subsidiaries of Pubco) and (ii) the Company shall issue to the applicable member of the Pubco Group that made the contribution, as the case may be, such number of Common Units (or such corresponding Equity Securities of the Company) as is necessary to maintain the One-to-One Ratios, in each case except to the extent such net proceeds are used by Pubco to acquire Common Units from a Member (other than Holdco) pursuant to ARTICLE XI.

(g) Capital Contributions and Loans by the Pubco Group. Notwithstanding anything to the contrary herein, except to the extent described in Section 3.04(a) through (e), from time to time in its sole discretion (i) the Pubco Group may make loans to Holdco, the Company or any of the Company’s Subsidiaries, and (ii) the Pubco Group may contribute property (including cash and any loan described in the foregoing clause (i)) to the Company. Upon each such contribution to the Company, and after giving proper effect to all related transactions, the Company shall issue to the applicable member of the Pubco Group, as the case may be, such number of Common Units, Company Preferred Units or other Equity Securities of the Company as is necessary to maintain the One-to-One Ratios, whereupon the Manager may, in its sole discretion, (x) cause a corresponding number of newly issued shares of Pubco Class A-1 Common Stock to be distributed on a pro rata basis as a dividend to holders of its outstanding Pubco Class A-1 Common Stock or (y) effect the combination, subdivision and/or reclassification of outstanding Common Units, Company Preferred Units or other Equity Securities of the Company as may be necessary to maintain the One-to-One Ratios, which combination, subdivision and/or reclassification shall not require the consent or approval of the other Members or any other Person.

(h) Company Warrants. The parties shall maintain a one-for-one upstairs/downstairs ratio between Common Warrants (if any) held by the Pubco Group and the corresponding Preferred Investor Warrants (if any), such that each Preferred Investor Warrant corresponds to one Common Warrant held by the Pubco Group. Upon the exercise of any Preferred Investor Warrant for which a corresponding Common Warrant is held by the Pubco Group, Pubco shall issue the corresponding shares of Pubco Class A-1 Common Stock to the exercising holder in accordance with the Preferred Investor Warrant instrument, and, substantially concurrently, (A) the corresponding Common Warrant then held by the Pubco Group shall be exercised or cancelled and (B) the Company shall issue the applicable member of the Pubco Group that held such Common Warrant a corresponding number of Common Units, and Pubco shall contribute to the Company (either directly or indirectly through its wholly owned Subsidiaries) any cash exercise proceeds received by Pubco, in each case, as necessary to maintain the One-to-One Ratios pursuant to Section 3.04(a) through Section 3.04(c). Any Series B Warrants that were not contributed to Pubco pursuant to the Warrant Contributions shall not constitute Common Warrants for purposes of this Section 3.04(h) and shall not be subject to the foregoing upstairs/downstairs ratio requirement. Upon the exercise of any such non-contributed Series B Warrant, (i) the Company shall issue Common Units to the exercising holder in the amount and on the terms set forth in the applicable warrant instrument, (ii) substantially concurrently with such issuance, Pubco shall issue to such exercising holder a number of shares of Pubco Class B-1 Common Stock equal to the number of Common Units so issued (and such exercising holder shall subscribe for such shares of Pubco Class B-1 Common Stock for adequate consideration not to exceed a per-share price equal to the par value per share of the Pubco Class B-1 Common Stock) in accordance with Section 3.04(d), and (iii) such exercising holder shall be admitted as a Member with respect to such Common Units in accordance with Section 12.02.

(i) Limit on Issuances. The Company shall only be permitted to issue additional Common Units, Company Preferred Units and/or establish other classes or series of Units or other Equity Securities of the Company to the Persons, and on the terms and conditions, provided for in Section 3.02, this Section 3.04, Section 3.10 and Section 3.11. Subject to the foregoing, the Manager may cause the Company to issue additional Units, and to establish additional classes or series of Units or other Equity Securities of the Company, at such times and upon such terms as the Manager shall determine, and the Manager shall amend this Agreement (including by amending the Schedule of Members) as necessary in connection with the issuance of additional Common Units, to establish other classes or series of Units or other Equity Securities in the Company, or the admission of Additional Members under this Section 3.04, in each case without the requirement of any consent or acknowledgement of any other Member.

Section 3.05 Repurchase or Redemption.

(a) Mirror Redemptions of Common Units and Company Preferred Units. Except as otherwise reasonably determined by the Manager, if at any time (i) any shares of Pubco Class A-1 Common Stock or Pubco Class A-2 Common Stock are repurchased or redeemed (whether by exercise of a put or call, automatically or by means of another arrangement) by Pubco for cash, then the Manager shall cause the Company, immediately prior to such repurchase or redemption, to redeem from Holdco a corresponding number of Common Units, at an aggregate redemption price equal to the aggregate purchase or redemption price of the shares of Pubco Class A-1 Common Stock or Pubco Class A-2 Common Stock being repurchased or redeemed by Pubco (plus any expenses related thereto), if any, and upon such other terms as are the same for the shares being repurchased or redeemed by Pubco; (ii) any shares of Pubco Convertible Preferred Stock are repurchased or redeemed by Pubco for cash or other consideration, then the Manager shall cause the Company, immediately prior to such repurchase or redemption, to redeem from Holdco a corresponding number of Company Preferred Units at an aggregate redemption price equal to the aggregate purchase or redemption price of the Pubco Convertible Preferred Stock being repurchased or redeemed by Pubco (plus any expenses related thereto), if any, and upon such other terms as are the same for the shares being repurchased or redeemed by Pubco; and (iii) any other Equity Securities of Pubco are repurchased or redeemed by Pubco for cash or other consideration, then the Manager shall cause the Company, immediately prior to such repurchase or redemption, to redeem from Holdco an equal number of the corresponding class or series of Equity Securities of the Company with substantially the same rights to dividends and Distributions (including Distributions upon liquidation) and other economic rights as those of such Equity Securities of Pubco, in accordance with the One-to-One Ratios, at an aggregate redemption price equal to the aggregate purchase or redemption price of the applicable Equity Securities of Pubco being repurchased or redeemed by Pubco (plus any expenses related thereto), if any, and upon such other terms as are the same for the applicable Equity Securities of Pubco being repurchased or redeemed by Pubco; provided, however, that (x) to the extent that any consideration payable by Pubco in connection with the repurchase or redemption of any shares of Pubco Class A-1 Common Stock, Pubco Class A-2 Common Stock, Pubco Convertible Preferred Stock or other Equity Securities of Pubco consists (in whole or in part) of Equity Securities of Pubco (including, for the avoidance of doubt, in connection with the cashless exercise of an option or warrant), then the redemption or repurchase of the corresponding Common Units, Company Preferred Units or other corresponding Equity Securities of the Company shall be effectuated in an equivalent manner, (y) if Pubco funds such repurchase or redemption using the net proceeds from a substantially contemporaneous issuance of shares of the same class or series of Equity Securities of Pubco being repurchased or redeemed, no redemption or cancellation of Equity Securities of the Company shall be required, and (z) if Pubco funds such repurchase or redemption using available cash (including Distributions received from the Company, other than Distributions made in redemption of Equity Securities of the Company held by the Pubco Group), then, in lieu of any redemption for cash consideration, the Company shall cancel a corresponding number of Common Units, Company Preferred Units or other corresponding Equity Securities of the Company, as applicable, held by the Pubco Group, as the case may be, for no consideration. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make any repurchase or redemption pursuant to this Section 3.05(a) if such repurchase or redemption would violate any applicable Law.

(b) Restriction on Non-Mirror Redemptions. The Company may not redeem or repurchase (i) any Common Units from Holdco unless substantially simultaneously Pubco redeems or repurchases an equal number of shares of Pubco Class A-1 Common Stock or Pubco Class A-2 Common Stock for the same price per security (other than the portion of the purchase price, if any, paid by the Company attributable to Pubco’s transaction expenses) from holders thereof, (ii) any Company Preferred Units from Holdco unless substantially simultaneously Pubco redeems or repurchases an equal number of shares of Pubco Convertible Preferred Stock for the same price per security (other than the portion of the purchase price, if any, paid by the Company attributable to Pubco’s transaction expenses) from holders thereof, or (iii) any other Equity Securities of the Company from Holdco unless substantially simultaneously Pubco redeems or repurchases for the same price per security (other than the portion of the purchase price, if any, paid by the Company attributable to Pubco’s transaction expenses) an equal number of Equity Securities of Pubco of a corresponding class or series with substantially the same rights to Distributions (including Distributions upon liquidation) and other economic rights as those of such Equity Securities of the Company. Nothing in this Section 3.05 shall limit the redemption, repurchase or cancellation of Common Units held by Members (other than Holdco) (or the corresponding cancellation of paired Pubco Class B-1 Common Stock or Pubco Class B-2 Common Stock) consummated through a Redemption or Direct Exchange in accordance with ARTICLE XI.

(c) Compliance with Law. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make any repurchase or redemption if such repurchase or redemption would violate any applicable Law.

Section 3.06 Certificates. The Units shall be uncertificated unless otherwise determined by the Manager.

Section 3.07 Negative Capital Accounts. No Member shall be required to pay to any other Member or the Company any deficit or negative balance which may exist from time to time in such Member’s Capital Account (including upon and after dissolution of the Company).

Section 3.08 No Withdrawal. No Person shall be entitled to withdraw any part of such Person’s Capital Contribution or Capital Account or to receive any Distribution from the Company, except as expressly provided in this Agreement.

Section 3.09 Loans From Members. Loans by Members to the Company shall not be considered Capital Contributions. Subject to the provisions of Section 3.01(c), the amount of any such advances shall be a debt of the Company to such Member and shall be payable or collectible in accordance with the terms and conditions upon which such advances are made.

Section 3.10 Pubco Equity Plans. Nothing in this Agreement shall be construed or applied to preclude or restrain Pubco from adopting, modifying or terminating any Equity Plan (including the Pubco LTIP) or from issuing shares of Pubco Class A-1 Common Stock, Pubco Class A-2 Common Stock or other Equity Securities of Pubco pursuant to any such Equity Plan. Pubco may implement such Equity Plans, and may grant or settle awards thereunder (such as the grant, exercise or settlement of options, restricted stock units, performance stock units or similar awards in respect of Pubco securities), whether taken with respect to or by an employee, director or other service provider of Pubco, the Company or any of the Company’s Subsidiaries, in a manner determined by Pubco and consistent with the implementation provisions set forth on the schedule applicable to such Equity Plan (which schedule may be amended by Pubco from time to time, with notice to the Members). Pubco may amend this Agreement as necessary or advisable in its sole discretion in connection with the adoption, implementation, modification or termination of an Equity Plan, and in the event of any such amendment, the Company shall provide notice of such amendment to the Members. The Company is expressly authorized to issue Units (A) in accordance with the terms of any such Equity Plan, or (B) in an amount equal to the number of shares of Pubco Class A-1 Common Stock, Pubco Class A-2 Common Stock or other Equity Securities of Pubco issued, delivered or settled in cash pursuant to any such Equity Plan, in each case without any further act, approval or vote of any Member or any other Person.

Section 3.11 Dividend Reinvestment Plan, Cash Option Purchase Plan, Stock Incentive Plan or Other Plan. If Pubco issues new shares of Pubco Class A-1 Common Stock, Pubco Class A-2 Common Stock or other Equity Securities of Pubco pursuant to any dividend reinvestment plan, cash option purchase plan, stock incentive plan or other stock or subscription plan or agreement of Pubco (other than an Equity Plan described in Section 3.10), (a) Pubco shall contribute to Holdco, and Holdco shall contribute to the Company, all amounts received or deemed received by Pubco in respect of such issuance (including any reinvested dividends, exercise proceeds or purchase price paid by participants), and (b) the Company shall issue to Holdco a number of Common Units (or other corresponding Equity Securities of the Company) equal to the number of new shares of Pubco Class A-1 Common Stock, Pubco Class A-2 Common Stock or other Equity Securities of Pubco so issued, in each case as necessary to maintain the One-to-One Ratios. For the avoidance of doubt, if Pubco uses amounts received pursuant to any such plan to effect open market purchases of shares of Pubco Class A-1 Common Stock (rather than issuing new shares), no contribution or issuance of Common Units shall be required.

ARTICLE IV

DISTRIBUTIONS

Section 4.01 Distributions.

(a) Distributable Cash; Preferred Distributions; Other Distributions.

(i) Preferred Distributions. After making provision for Tax Distributions under Section 4.01(b), and subject to Section 4.01(a)(iv), the Manager shall cause the Company to make Distributions to Holdco (or its successor as the holder of the Company Preferred Units), in respect of each outstanding Company Preferred Unit, in the manner and at the times set forth in the Pubco Charter, in an amount, on a per-Company Preferred Unit basis, equal, on a one-for-one basis, to the corresponding dividend or other distribution declared and paid by Pubco on a share of Pubco Convertible Preferred Stock (but, for the avoidance of doubt, excluding any distribution or other payment made by Pubco in connection with a repurchase or redemption of Pubco Convertible Preferred Stock), such that, with respect to each declaration and payment by Pubco of a dividend or other distribution on the Pubco Convertible Preferred Stock (whether in cash, in shares of Pubco Class A-1 Common Stock or in additional shares of Pubco Convertible Preferred Stock through accrual or payment-in-kind), the Company shall declare and pay, immediately prior to the time such dividend or other distribution is paid by Pubco on the Pubco Convertible Preferred Stock, a corresponding Distribution to Holdco on each outstanding Company Preferred Unit, in each case in such form (cash, Common Units or additional Company Preferred Units) as is necessary to maintain the One-to-One Ratios. The amount of any such Distribution shall accrue daily and be cumulative from and after the Effective Time, shall compound at the times and in the manner specified in the Pubco Charter, and shall constitute, with respect to each Company Preferred Unit, an “Accrued Distribution” until paid in accordance with this Section 4.01(a)(i). Each such Distribution shall be made solely to Holdco in its capacity as the holder of the Company Preferred Units, and no other Member shall, by virtue of being a Member, be entitled to receive any portion of any Distribution made pursuant to this Section 4.01(a)(i).

(ii) Distributions on Common Units and Incentive Units. After making or providing for any Distributions under Section 4.01(a)(i) and Section 4.01(b), and subject to Section 4.01(a)(iv), Distributions to Members may be declared by the Manager out of Distributable Cash or other funds or property legally available therefor, in such amounts, at such time and on such terms (including the payment dates of such Distributions) as the Manager in its sole discretion shall determine using such record date as the Manager may designate. All Distributions made under this Section 4.01(a)(ii) shall be made to the Members holding Common Units and Incentive Units as of the close of business on such record date on a pro rata basis in accordance with each Member’s Common/Incentive Unit Percentage Interest (other than, for the avoidance of doubt, any Distributions made pursuant to Section 4.01(a)(iii)) as of the close of business on such record date; provided, however, that the Manager shall have the obligation to make Distributions as set forth in Section 4.01(b) and Section 14.02, provided, further,

(A) the portion of any Distribution (other than a Tax Distribution) that would otherwise be made with respect to any unvested Incentive Unit pursuant to this Section 4.01(a)(ii) shall not be distributed with respect to such unvested Incentive Unit and shall instead be distributed solely with respect to Common Units and vested Incentive Units pursuant to the foregoing provisions of this Section 4.01(a)(ii), applied as though no unvested Incentive Units were outstanding;

(B) the portion of any Distribution that would otherwise be made with respect to any vested Incentive Unit pursuant to this Section 4.01(a)(ii) (including pursuant to clause (C) or clause (D) of this proviso) but for the application of Section 3.02(a)(ii) shall not be distributed with respect to such vested Incentive Unit and shall instead be distributed solely to the Members holding Common Units, pro rata in accordance with their respective Common Unit Percentage Interests;

(C) if one or more amounts are not distributed with respect to an unvested Incentive Unit pursuant to clause (A) of this proviso, and such unvested Incentive Unit subsequently vests, then all Distributions pursuant to this Section 4.01(a)(ii) made following the vesting of such Incentive Unit shall be made as quickly as possible such that, on a cumulative basis, the Distributions with respect to such Incentive Unit under this Section 4.01(a)(ii) equal the Distributions that would have been made with respect to such Incentive Unit under this Section 4.01(a)(ii) if it had been a vested Incentive Unit on the date of its original issue (the excess, if any, as of any date of determination, of such hypothetical cumulative Distributions over the cumulative Distributions actually made (if any) with respect to such Incentive Unit under this Section 4.01(a)(ii), the “Vesting Catch-Up Amount”); provided that any amount that is not distributed with respect to an Incentive Unit pursuant to clause (D) of this proviso by reason of the application of Section 3.02(a)(ii) to a Distribution otherwise payable pursuant to this clause (C) shall continue to constitute a Vesting Catch-Up Amount and shall not also constitute an Available Profits Catch-Up Amount;

(D) if one or more amounts are not distributed with respect to an Incentive Unit pursuant to clause (B) of this proviso (other than any such amount that continues to constitute a Vesting Catch-Up Amount pursuant to clause (C) of this proviso), and Available Profits are subsequently allocated to the Member holding such Incentive Unit in respect of such Incentive Unit pursuant to ARTICLE V, then all Distributions pursuant to this Section 4.01(a)(ii) made following such allocation shall be made as quickly as possible such that, on a cumulative basis, the aggregate Distributions under this Section 4.01(a)(ii) with respect to such Incentive Unit equal the maximum aggregate amount of Distributions permitted with respect to such Incentive Unit under Section 3.02(a)(ii) as of the date of such Distribution (i.e., the aggregate amount of Available Profits allocated to such Member in respect of such Incentive Unit through such date); provided that in no event shall the aggregate Distributions made with respect to such Incentive Unit pursuant to this clause (D) exceed the aggregate amounts not distributed with respect to such Incentive Unit pursuant to clause (B) of this proviso (the excess, if any, as of any date of determination, of such aggregate amounts not distributed over the aggregate Distributions previously made (if any) with respect to such Incentive Unit pursuant to this clause (D), the “Available Profits Catch-Up Amount”);

(E) to the extent any Vesting Catch-Up Amount or Available Profits Catch-Up Amount is outstanding with respect to any Distribution pursuant to this Section 4.01(a)(ii) (whether with respect to the same Incentive Unit or different Incentive Units), the amounts available for catch-up Distributions from such Distribution shall be applied (1) first, with respect to the Incentive Units having an outstanding Vesting Catch-Up Amount, pro rata in proportion to their respective outstanding Vesting Catch-Up Amounts, until all such Vesting Catch-Up Amounts have been reduced to zero, (2) second, with respect to the Incentive Units having an outstanding Available Profits Catch-Up Amount, pro rata in proportion to their respective outstanding Available Profits Catch-Up Amounts, until all such Available Profits Catch-Up Amounts have been reduced to zero, and (3) thereafter, the balance, if any, of such Distribution shall be distributed in accordance with the foregoing provisions of this Section 4.01(a)(ii), in each case subject to clauses (A) and (B) of this proviso and Section 3.02(a)(ii); and

(F) for purposes of Section 3.02(a)(ii) and clauses (B) through (E) of this proviso, (1) the Available Profits allocated in respect of any Incentive Unit as of the date of any Distribution shall be determined after giving effect to all allocations of Net Profit and Net Loss pursuant to ARTICLE V for all Allocation Periods ending on or prior to such date (and the Manager may cause an Allocation Period to end on the day immediately preceding such Distribution pursuant to clause (b)(iv) of the definition of Allocation Period) and before giving effect to such Distribution, (2) Distributions made with respect to an Incentive Unit shall include Distributions made with respect to any Common Unit (or portion thereof) into which such Incentive Unit converted pursuant to Section 11.07, (3) no Distribution shall be made pursuant to clause (C) or clause (D) of this proviso with respect to any Incentive Unit that has been forfeited and cancelled pursuant to Section 11.07, and any Vesting Catch-Up Amount or Available Profits Catch-Up Amount attributable to such Incentive Unit shall be extinguished upon such forfeiture and cancellation, and (4) this proviso shall be applied without duplication and shall be interpreted and applied consistently with the intended treatment of the Incentive Units as Profits Interests pursuant to Section 3.02(a)(ii), and all determinations hereunder shall be made by the Manager reasonably and in good faith.

(iii) Mirror Redemptions and Repurchases. Notwithstanding the provisions of Section 4.01(a)(ii), the Manager, in its sole discretion, may authorize that cash be paid by the Company to the Pubco Group (which payment shall be made without pro rata Distributions to the other Members holding Common Units) in exchange for the redemption, repurchase or other acquisition of Common Units, Company Preferred Units or other Equity Securities of the Company held by Pubco or such wholly owned Subsidiary, as the case may be, in each case to the extent and on the terms required to maintain the One-to-One Ratios pursuant to Section 3.04 and Section 3.05, including in connection with the funding by Pubco of a corresponding repurchase, redemption or acquisition of an equal number of corresponding Equity Securities of Pubco.

(iv) Insolvency Limitation. Notwithstanding any other provision herein to the contrary, no Distribution shall be made to any Member to the extent such Distribution would render the Company insolvent or violate the Delaware Act or any applicable Law. For purposes of the foregoing sentence, “insolvency” means the inability of the Company to meet its payment obligations when due.

(b) Tax Distributions. With respect to each Taxable Year, the Company shall, to the extent permitted by applicable Law and subject, in the case of any Incentive Unit, to Section 3.02(a)(ii), make cash distributions (“Tax Distributions”) as follows:

(i) Tax Distribution Categories. On each Quarterly Tax Distribution date and on such other dates as the Manager may determine in accordance with Section 4.01(b)(ii):

(A) Preferred Unit Related Taxes. A Tax Distribution shall be made to Holdco at such times and in such amounts as the Manager reasonably determines is necessary to enable Holdco and Pubco (including any affiliated, unitary or similar group of which Pubco and Holdco are members) to timely satisfy all of their respective U.S. federal, state and local and non-U.S. tax liabilities with respect to any items of gross income and gain allocated to Holdco with respect to the Company Preferred Units (the “Preferred Unit Related Taxes”); provided, that in no circumstances shall the amounts distributed pursuant to this Section 4.01(b)(i)(A) exceed the actual U.S. federal, state and local and non-U.S. cash tax liabilities of Holdco and Pubco (including any affiliated, unitary or similar group of which Pubco and Holdco are members) with respect to such taxable year attributable to such items of gross income and gain; provided, further, that the amounts distributable pursuant to this Section 4.01(b)(i)(A) shall be reduced, in the sole discretion of the Manager, to the extent the amount distributable to Holdco pursuant to Section 4.01(b)(i)(B) exceeds the actual tax obligations of Holdco and Pubco (including any affiliated, unitary or similar group of which Pubco and Holdco are members) (excluding Preferred Unit Related Taxes) and the obligations of Pubco under the Tax Receivable Agreement for the relevant taxable year or quarter, as applicable; and

(B) Member-Level Assumed Tax Liability Distributions. A Tax Distribution shall be made to each Member in an amount equal to (1) such Member’s Assumed Tax Liability; provided, however, that to the extent a Member holding Common Units would otherwise be entitled to receive less than its Common Unit Percentage Interest of the aggregate Tax Distributions to be paid pursuant to this Section 4.01(b)(i)(B) on any given date, then the Tax Distributions to such Member shall be increased, as necessary, to ensure that all Tax Distributions to Members holding Common Units made pursuant to this Section 4.01(b)(i)(B) are made pro rata in accordance with such Members’ respective Common Unit Percentage Interests, or (2) if the amount Holdco would receive under clause (1) is, in the sole discretion of the Manager, reasonably expected to be less than the amount that will enable Holdco and Pubco (including any affiliated, unitary or similar group of which Pubco and Holdco are members) to meet their respective tax obligations (other than Preferred Unit Related Taxes) and their obligations under the Tax Receivable Agreement, then (I) Holdco shall receive an additional amount that will enable Holdco and Pubco to meet such tax obligations and such Tax Receivable Agreement obligations for the relevant taxable year or quarter, as applicable, and (II) each Member holding Common Units (other than Holdco) shall receive an additional amount necessary to ensure that the Tax Distributions to Members holding Common Units pursuant to this Section 4.01(b)(i)(B), when taking into account the amount to be distributed to Holdco under Section 4.01(b)(i)(B)(2)(I), are made pro rata in accordance with such Members’ respective Common Unit Percentage Interests. For purposes of this Section 4.01(b)(i)(B), Pubco’s obligation to make any payment attributable to a voluntary termination of the Tax Receivable Agreement pursuant to Section 4.1(a) of the Tax Receivable Agreement is not an obligation under the Tax Receivable Agreement.

(ii) Quarterly Tax Distributions. Tax Distributions pursuant to Section 4.01(b)(i) shall be estimated by the Company on a quarterly basis and, to the extent feasible, shall be distributed to the Members (together with a statement showing the calculation of such Tax Distribution and an estimate of the Company’s net taxable income allocable to each Member for such period) on a quarterly basis on April 15, June 15, September 15 and December 15 (or such other dates for which corporations or individuals are required to make quarterly estimated tax payments for U.S. federal income tax purposes, whichever is earlier) (each, a “Quarterly Tax Distribution”); provided, that the foregoing shall not restrict the Company from making a Tax Distribution on any other date as the Manager determines is necessary to enable the Members to timely make estimated income tax payments. Quarterly Tax Distributions shall take into account the estimated taxable income or loss of the Company for the Taxable Year through the end of the relevant quarterly period. A final accounting for Tax Distributions shall be made for each Taxable Year after the allocation of the Company’s actual net taxable income or loss has been determined, and any shortfall in the amount of Tax Distributions a Member received for such Taxable Year based on such final accounting shall promptly be distributed to such Member. For the avoidance of doubt, any excess Tax Distributions a Member receives with respect to any Taxable Year shall reduce future Tax Distributions otherwise required to be made to such Member with respect to any subsequent Taxable Year, but shall not reduce Tax Distributions made to a Member holding Common Units to provide such Member with its Common Unit Percentage Interest of Tax Distributions made pursuant to Section 4.01(b)(i)(B). Notwithstanding anything to the contrary in this Agreement, the Manager shall make, in its reasonable discretion, equitable adjustments (downward (but not below zero) or upward) to the Members’ Tax Distributions (but, in any event, to Members holding Common Units, pro rata in accordance with such Members’ respective Common Unit Percentage Interest) to take into account increases or decreases in the number of Common Units held by each Member during the relevant period (including as a result of the conversion of any Company Preferred Unit into Common Units in connection with the conversion of a share of Pubco Convertible Preferred Stock into Pubco Class A-1 Common Stock or Pubco Class A-2 Common Stock)

(iii) Audit Recalculations. In the event of any audit by, or similar event with, a Governmental Entity that affects the calculation of any Member’s Assumed Tax Liability for any Taxable Year (other than an audit conducted pursuant to the Partnership Tax Audit Rules for which no election is made pursuant to Section 6226 thereof and the Treasury Regulations promulgated thereunder), or in the event the Company files an amended tax return or administrative adjustment request, each Member’s Assumed Tax Liability and Preferred Unit Related Taxes with respect to such year shall be recalculated by giving effect to such event (for the avoidance of doubt, taking into account interest, penalties or additions to tax). Any shortfall in the amount of Tax Distributions the Members and former Members received for the relevant Taxable Years based on such recalculated Assumed Tax Liability shall promptly be distributed to such Members and the successors of such former Members, except, for the avoidance of doubt, to the extent Distributions were made to such Members and former Members pursuant to Section 4.01(a)(ii), Section 4.01(b) and Section 14.02 in the relevant Taxable Years sufficient to cover such shortfall.

(iv) Treatment of Tax Distributions. Tax Distributions made pursuant to this Section 4.01(b) (including any Quarterly Tax Distributions) shall not constitute advances or prepayments of any amounts otherwise distributable to any Member under this Agreement. No Tax Distribution shall reduce, offset, be credited against or otherwise diminish any Member’s entitlement to receive any Distribution (including any Distribution pursuant to Section 4.01(a)(i), Section 4.01(a)(ii) or Section 14.02(c)) or any return of such Member’s Capital Contributions.

(v) Insufficient Cash. If, on any date on which Tax Distributions are required to be made, the Company does not have sufficient Distributable Cash to make all Tax Distributions required to be made on such date pursuant to this Section 4.01(b), then Distributable Cash shall be distributed as Tax Distributions to the Members pro rata, such that each Member receives an amount equal to the product of (i) the aggregate amount of Distributable Cash available for such Tax Distribution, multiplied by (ii) a fraction, the numerator of which is amount of the Tax Distribution such Member is otherwise entitled to receive on such date, and the denominator of which is the aggregate amount of Tax Distributions that all Members are otherwise entitled to receive on such date, in each case, assuming their was sufficient Distributable Cash. Any Tax Distributions not made by reason of a lack of Distributable Cash shall be made as promptly as Distributable Cash becomes available.

(c) Tax Receivable Agreement Payments. For the avoidance of doubt and notwithstanding any other provision of this Agreement, no payment under the Tax Receivable Agreement shall constitute a Distribution by the Company under this Agreement, and no Person shall be entitled to receive any payment under the Tax Receivable Agreement unless such Person is a Participating TRA Holder. Payments under the Tax Receivable Agreement shall not be deducted from, or otherwise reduce, the amounts otherwise distributable to any Member under this Agreement.

ARTICLE V

CAPITAL ACCOUNTS; ALLOCATIONS; TAX MATTERS

Section 5.01 Capital Accounts.

(a) Maintenance. The Company shall maintain a separate Capital Account for each Member according to the rules of Treasury Regulations Section 1.704-1(b)(2)(iv) and, to the extent consistent with such provisions, the following provisions:

(i) Credits. To each Member’s Capital Account there shall be credited: (A) such Member’s Capital Contributions, (B) such Member’s distributive share of Net Profit and any item in the nature of income or gain that is allocated pursuant to Section 5.02 and Section 5.03, and (C) the amount of any Company liabilities assumed by such Member or that are secured by any asset distributed to such Member.

(ii) Debits. To each Member’s Capital Account there shall be debited: (A) the amount of money and the Book Value of any asset distributed to such Member pursuant to any provision of this Agreement, (B) such Member’s distributive share of Net Loss and any items in the nature of deductions or losses that are allocated to such Member pursuant to Section 5.02 and Section 5.03, and (C) the amount of any liabilities of such Member assumed by the Company or that are secured by any asset contributed by such Member to the Company.

(iii) Liabilities. In determining the amount of any liability for purposes of clauses (i) and (ii) above, there shall be taken into account Section 752(c) of the Code and any other applicable provisions of the Code and the Treasury Regulations.

(b) Compliance. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Treasury Regulations. In the event that the Manager shall reasonably determine that it is necessary to modify the manner in which the Capital Accounts or any debits or credits thereto are maintained (including debits or credits relating to liabilities that are secured by contributed or distributed property or that are assumed by the Company or the Members) to comply with the Code and Treasury Regulations or to ensure that the allocations provided for herein have substantial economic effect and are in accordance with the Members’ interests in the Company, the Manager may (acting reasonably and in good faith) make such modification, so long as such modification will not have any effect on the amounts distributed to any Person pursuant to ARTICLE XIV upon the dissolution of the Company. The Manager may also (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulations Section 1.704-1(b).

(c) Revaluation Events. The Company shall (in the discretion of the Manager), upon the occurrence of the events specified in Treasury Regulations Section 1.704-1(b)(2)(iv)(f), increase or decrease the Capital Accounts in accordance with the rules of such Treasury Regulations and Treasury Regulations Section 1.704-1(b)(2)(iv)(g) to reflect a revaluation of the Company’s property; provided, that if any noncompensatory options (including any conversion or exchange feature applicable to a Company Preferred Unit) is outstanding upon the occurrence of any revaluation of the Company’s property, the Company shall adjust the Book Values of its properties in accordance with Treasury Regulations Sections 1.704-1(b)(2)(iv)(f)(1) and 1.704-1(b)(2)(iv)(h)(2).

(d) Treatment of Company Preferred Units. For purposes of maintaining Capital Accounts, the Company Preferred Units shall be treated as partnership interests in the Company that are “convertible equity” within the meaning of Treasury Regulations Section 1.721-2(g)(3). The initial Capital Account balance and Per Unit Capital Amount in respect of each Company Preferred Unit shall be equal to (a) in the case of any Series B Preferred Unit contributed by Pubco to Holdco pursuant to Section 3.03(c), the Capital Account balance and Per Unit Capital Amount to Pubco in respect of such Series B Preferred Unit immediately prior to the Preferred Contributions and (b) in the case of any Company Preferred Unit issued by the Company in exchange for all or a portion of the remaining Available Purchaser Closing Cash pursuant to Section 3.03(c), the amount contributed by Holdco to the Company in respect of such Company Preferred Unit. Holdco’s Capital Account shall be increased by an amount equal to any such discounts, commissions and fees relating to such sale of corresponding shares of Pubco Convertible Preferred Stock in accordance with Section 6.06.

(e) Transfers. In the event of a Transfer of Units made in accordance with this Agreement, the Capital Account of the transferor that is attributable to the transferred Units shall carry over to the transferee Member in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv)(l).

(f) Revaluation Events. The Company shall revalue the Capital Accounts in connection with a Revaluation Event and in accordance with the definition of Book Value.

Section 5.02 Allocations. After giving effect to the allocations in Section 5.03, Net Profit and Net Loss (and, to the extent necessary, individual items of income, gain, loss, deduction or credit) of the Company for each applicable Allocation Period shall be allocated among the Members during such Allocation Period in a manner such that the Capital Account of each Member, immediately after making such allocation, is, as nearly as possible, equal to (i) the Distributions that would be made to such Member pursuant to Section 14.02(c) if the Company were dissolved, its affairs wound up and its assets sold for cash equal to their Book Value, all Company liabilities were satisfied (limited with respect to each nonrecourse liability to the Book Value of the assets securing such liability), and the net assets of the Company were distributed, in accordance with Section 14.02(c), to the Members immediately after making such allocation, minus (ii) such Member’s share of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical sale of assets. Notwithstanding the foregoing, the Manager may make allocations it (acting reasonably and in good faith) deems necessary to give economic effect to the provisions in ARTICLE V, ARTICLE XIV and the other relevant provisions of this Agreement and to properly reflect each Member’s “interest in the partnership” within the meaning of Treasury Regulations Section 1.704-1(b)(3). For purposes of allocating Net Profit and Net Losses, and all other items of income, gain, deduction and loss, pursuant to this Section 5.02 (and Section 5.03, to the extent applicable), all outstanding Incentive Units shall be treated as vested Incentive Units.

Section 5.03 Special Allocations.

(a) Member Nonrecourse Deductions. Member Nonrecourse Deductions attributable to Member Nonrecourse Debt shall be allocated to the Members bearing the economic risk of loss for such Member Nonrecourse Debt as determined under Treasury Regulations Section 1.704-2(i). If more than one Member bears the economic risk of loss for such Member Nonrecourse Debt, the Member Nonrecourse Deductions attributable to such Member Nonrecourse Debt shall be allocated among the Members according to the ratio in which they bear the economic risk of loss. This Section 5.03(a) is intended to comply with the provisions of Treasury Regulations Section 1.704-2(i) and shall be interpreted consistently therewith.

(b) Minimum Gain Chargeback. Nonrecourse deductions (as determined according to Treasury Regulations Section 1.704-2(b)(1)) for any Taxable Year shall be allocated to Members holding Common Units and Incentive Units pro rata in accordance with their respective Common/Incentive Unit Percentage Interests (treating, for purposes of this Section 5.03(b), all outstanding Incentive Units as vested Incentive Units); provided, however, that the Manager may, in its reasonable discretion, allocate nonrecourse deductions in such other manner as it reasonably determines is in accordance with Treasury Regulations Section 1.704-2(e)(2). If there is a net decrease in the Company Minimum Gain during any Taxable Year, each Member shall be allocated individual items of income and gain for such Taxable Year (and, if necessary, for subsequent Taxable Years) in the amounts and of such character as determined according to Treasury Regulations Section 1.704-2(f). This Section 5.03(b) is intended to be a minimum gain chargeback provision that complies with the requirements of Treasury Regulations Section 1.704-2(f) and shall be interpreted in a manner consistent therewith.

(c) Qualified Income Offset. If any Member that unexpectedly receives an adjustment, allocation or Distribution described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) has an Adjusted Capital Account Deficit as of the end of any Taxable Year, after all other allocations pursuant to Section 5.02 and Section 5.03 have been tentatively made as if this Section 5.03(c) were not in this Agreement, items of income and gain for such Taxable Year shall be allocated to such Member in proportion to, and to the extent of, such Adjusted Capital Account Deficit. This Section 5.03(c) is intended to be a qualified income offset provision as described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith.

(d) Loss Allocation Limitation. If the allocation of Net Losses (or individual items of loss or deduction) to a Member as provided in Section 5.02 would create or increase an Adjusted Capital Account Deficit, there shall be allocated to such Member only that amount of Net Loss (or individual items of loss or deduction) as will not create or increase an Adjusted Capital Account Deficit. The Net Losses (or individual items of loss or deduction) that would, absent the application of the preceding sentence, otherwise be allocated to such Member shall be allocated to the other Members in accordance with applicable Treasury Regulations, as reasonably determined by the Manager.

(e) Gross Income Allocation. In the event that any Member has an Adjusted Capital Account Deficit at the end of any applicable Allocation Period, such Member shall be allocated items of Company gross income and gain in the amount of such deficit as quickly as possible; provided, however, that an allocation pursuant to this Section 5.03(e) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in Section 5.02 and Section 5.03 have been tentatively made as if Section 5.03(c) and this Section 5.03(e) were not in this Agreement.

(f) Section 734/743 Adjustments. (i) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or Section 743(b) of the Code is required pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a Distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of such asset) or loss (if the adjustment decreases the basis of such asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Profit and Net Loss; and (ii) to the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or Section 743(b) of the Code is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a Distribution to a Member in complete liquidation of such Member’s interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to such Members in accordance with their interests in the Company in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such Distribution was made in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(g) Forfeiture Allocations. The Company and the Members acknowledge that allocations like those described in Proposed Regulation Section 1.704-1(b)(4)(xii)(c) (“Forfeiture Allocations”) result from the allocations of Net Profit and Net Loss provided for in this Agreement. For the avoidance of doubt, the Company is entitled to make Forfeiture Allocations and, once required by applicable final or temporary guidance, allocations of Net Profit and Net Loss will be made in accordance with Proposed Regulation Section 1.704-1(b)(4)(xii)(c) or any successor provision or guidance.

(h) Company Preferred Unit Priority Allocation. Notwithstanding any other provision of Section 5.02 and this Section 5.03 (other than Section 5.03(a) through Section 5.03(f), the Regulatory Allocations), prior to all other allocations:

(i) Items of Company gross income and gain shall be allocated to the Company Preferred Units until the aggregate amount of gross income and gain allocated to such Company Preferred Units pursuant to this Section 5.03(h) for the applicable current Allocation Period and all previous Allocation Periods is equal to the cumulative amount of the sum, without duplication, of:

(A) all Distributions made with respect to such Company Preferred Unit pursuant to Section 4.01(a)(i); and

(B) the sum of the unpaid Accrued Distributions on all of the outstanding Company Preferred Units, in each case as of the end of such current Allocation Period.

(ii) If (A) on the date a Liquidating Event occurs there is at least one outstanding Company Preferred Unit and (B) after having made all other allocations provided for in this Section 5.03 for the Allocation Period in which the Liquidating Event occurs, the Per Unit Capital Amount of each Company Preferred Unit would not equal or exceed the Company Preferred Unit Liquidation Preference applicable to such Company Preferred Unit, then items of income, gain, loss and deduction for such Allocation Period shall instead be allocated among the Members in a manner determined appropriate by the Manager so as to cause, to the maximum extent possible, the Per Unit Capital Amount in respect of each Company Preferred Unit to equal the Company Preferred Unit Liquidation Preference (and no other allocation pursuant to this Agreement shall reverse the effect of such allocation). In the event that (x) the date on which a Liquidating Event occurs is on or before the date (not including any extension of time) prescribed by Law for the filing of the Company’s U.S. federal income tax return for the Allocation Period immediately prior to the Allocation Period in which the Liquidating Event occurs, and (y) the reallocation of items for the Allocation Period in which the Liquidating Event occurs as set forth above in this Section 5.03(h)(ii) fails to achieve the Per Unit Capital Amounts described above, then items of income, gain, loss and deduction for such Allocation Period shall be allocated among all Members in a manner that will, to the maximum extent possible and after taking into account all other allocations made pursuant to this Section 5.03(h)(ii), cause the Per Unit Capital Amount in respect of each Company Preferred Unit to equal the Company Preferred Unit Liquidation Preference.

(i) Curative Allocations. The allocations set forth in Section 5.03(a) through and including Section 5.03(f) (the “Regulatory Allocations”) are intended to comply with certain requirements of Treasury Regulations Sections 1.704-1(b) and 1.704-2. The Regulatory Allocations may not be consistent with the manner in which the Members intend to allocate Net Profit and Net Loss of the Company or make Distributions. Accordingly, notwithstanding the other provisions of this ARTICLE V, but subject to the Regulatory Allocations, income, gain, deduction and loss with respect to the Company shall be reallocated among the Members so as to eliminate the effect of the Regulatory Allocations and thereby cause the respective Capital Accounts of the Members to be in the amounts (or as close thereto as possible) they would have been if Net Profit and Net Loss (and such other items of income, gain, deduction and loss) had been allocated without reference to the Regulatory Allocations. In general, the Members anticipate that this will be accomplished by specially allocating other Net Profit and Net Loss (and such other items of income, gain, deduction and loss) among the Members so that the net amount of the Regulatory Allocations and such special allocations to each such Member is zero. In addition, if in any Allocation Period there is a decrease in partnership minimum gain, or in partner nonrecourse debt minimum gain, and application of the minimum gain chargeback requirements set forth in Section 5.03(a) or Section 5.03(b) would cause a distortion in the economic arrangement among the Members, the Manager may, if it does not expect that the Company will have sufficient other income to correct such distortion, request the IRS to waive either or both of such minimum gain chargeback requirements pursuant to Treasury Regulations Section 1.704-2(f)(4). If such request is granted, this Agreement shall be applied in such instance as if it did not contain such minimum gain chargeback requirement.

Section 5.04 Tax Allocations.

(a) General. The income, gains, losses, deductions and credits of the Company will be allocated, for U.S. federal, state and local income tax purposes, among the Members in accordance with the allocation of such income, gains, losses, deductions and credits among the Members for computing their Capital Accounts; provided that if any such allocation is not permitted by the Code or other applicable Law, the Company’s subsequent income, gains, losses, deductions and credits will be allocated among the Members so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

(b) Section 704(c). In accordance with Section 704(c) of the Code and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any asset contributed to the capital of the Company and with respect to reverse Section 704(c) of the Code allocations described in Treasury Regulations Section 1.704-3(a)(6) shall, solely for applicable tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such asset to the Company for U.S. federal income tax purposes and its initial Book Value or its Book Value determined pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(f) (computed in accordance with the definition of Book Value), (i) in the case of any variation that exists as a result of the Transactions, using the “traditional method with curative allocations limited to back-end gain on sale,” and (ii) in the case of any other variation, using the “traditional method with curative allocations limited to back-end gain on sale” unless another method is chosen by the Manager; provided, however, that where multiple such variations exist, Section 704(c) shall be applied in reverse chronological order.

(c) Excess Nonrecourse Liabilities. For purposes of determining a Member’s share of the Company’s “excess nonrecourse liabilities” within the meaning of Treasury Regulations Section 1.752-3(a)(3), each Member’s interest in income and gain shall be determined pursuant to any proper method, as reasonably determined by the Manager; provided, that each year the Manager shall use its reasonable best efforts (using in all instances any proper method permitted under applicable Law, including the “additional method” described in Treasury Regulations Section 1.752-3(a)(3)) to allocate a sufficient amount of the excess nonrecourse liabilities to those Members who would have, at the end of the applicable Taxable Year, but for such allocation, taxable income due to the deemed distribution of money to such Member pursuant to Section 752(b) of the Code that is in excess of such Member’s adjusted tax basis in its Units; provided, further, that with respect to any of the Company’s “excess nonrecourse liabilities” that arise after the Effective Time, the Manager shall not be required to allocate excess nonrecourse liabilities in the manner described in the preceding proviso to the extent that the Manager determines in its sole discretion made in good faith that such allocation would reasonably be expected to have a material adverse impact on Holdco (for this purpose, any such allocation that results in Holdco having a lower tax basis in its interests in the Company but that does not otherwise cause Holdco to have taxable income in the applicable Taxable Year in excess of the taxable income it otherwise would have been expected to have in such Taxable Year (including as a result of an actual or deemed distribution made to Holdco in such Taxable Year) utilizing a different permissible allocation of excess nonrecourse liabilities shall not be considered a material adverse impact).

(d) Corrective Allocations. If necessary (including in connection with any Company Preferred Unit Conversion and any exercise of a Company Warrant), the Company shall make corrective allocations as set forth in Treasury Regulations Section 1.704-1(b)(4)(x). Without limiting the generality of the foregoing, if the Company causes a Capital Account reallocation in accordance with principles similar to those set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(s)(3), the Company shall make corrective allocations in accordance with principles similar to those set forth in Treasury Regulations Section 1.704-1(b)(4)(x).

(e) No Effect on Capital Accounts, etc. Allocations pursuant to this Section 5.04 are solely for purposes of U.S. federal, state and local income taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Net Profits, Net Losses, Distributions (other than Tax Distributions) or other items of the Company pursuant to any provision of this Agreement.

Section 5.05 Tax Withholding.

(a) Tax Forms. If requested by the Manager, each Member shall, if able to do so, deliver to the Manager: (i) an affidavit in form satisfactory to the Company, such as an IRS Form W-9 or applicable IRS Form W-8, that the applicable Member (or its beneficial owners, as the case may be) is not subject to withholding under the provisions of any U.S. federal, state, local, foreign or other applicable Law; (ii) any certificate that the Company may reasonably request with respect to any such Laws; and (iii) any other form or instrument reasonably requested by the Company relating to any Member’s status under such Law. In the event that a Member fails or is unable to deliver to the Company an affidavit described in clause (i) of this Section 5.05(a), for the avoidance of doubt, the Company may withhold amounts from such Member in accordance with Section 5.05(c).

(b) Cooperation. After receipt of a written request of any Member or former Member, the Company shall provide such information to such Member and take such other action as may be reasonably necessary to assist such Member in making any necessary filings, applications or elections to obtain any available exemption from, or any available refund of, any withholding imposed by any taxing authority with respect to amounts distributable or items of income allocable to such Member hereunder to the extent not adverse to the Company or any Member. In addition, the Company shall, at the request of any Member, make or cause to be made any such filings, applications or elections; provided, however, that any such requesting Member shall cooperate with the Company with respect to any such filing, application or election to the extent reasonably determined by the Company, and any filing fees, taxes or other out-of-pocket expenses reasonably incurred and related to any information, filing, application or election described in this Section 5.05(b) shall be paid and borne by such requesting Member or, if there is more than one requesting Member, by such requesting Members in accordance with their relative economic ownership in the Company, as reasonably determined by the Manager.

(c) Withholding Advances. To the extent the Company, Pubco or Holdco is required by Law to withhold or to make tax payments (including payments for interest, penalties or additions to tax) on behalf of or with respect to any Member (including the delivery of consideration in connection with a Redemption or Direct Exchange, backup withholding, Section 1445 of the Code, Section 1446 of the Code or any “imputed underpayment” within the meaning of the Code or, in each case, similar provisions of state, local or other tax Law) (collectively, “Withholding Advances”), the Company, Pubco or Holdco, as the case may be, may withhold such amounts and make such tax payments as so required.

(d) Treatment of Withholding Advances. All Withholding Advances made by the Company with respect to a Member shall be treated as advances to such Member by the Company and shall be repaid by such Member to the Company on demand (or, at the election of the Manager, shall be deducted from amounts otherwise distributable to such Member under this Agreement). Withholding Advances made by Pubco or Holdco on behalf of a Member shall be coordinated through the funds-flow mechanics and otherwise treated, for purposes of this Agreement, in the same manner as Withholding Advances made by the Company.

(e) Reimbursement of Liabilities. Each Member hereby agrees to reimburse the Company for any liability with respect to Withholding Advances (including interest thereon) required or made on behalf of or with respect to such Member (including penalties imposed with respect thereto).

Section 5.06 Rights of Company Preferred Units.

(a) Distribution Mirror. Holdco shall be entitled to receive liquidating Distributions in respect of the Company Preferred Units in the manner set forth in Section 14.02(c). Holdco shall be entitled to receive Distributions other than liquidating Distributions in respect of the Company Preferred Units in the manner set forth in Section 4.01(a)(i) and Section 4.01(b).

(b) Voting Rights. Except as provided in the following sentence and except as required by applicable Law, the holders of the Company Preferred Units shall not be entitled to vote on any matters requiring the approval or vote of the holders of Units. Notwithstanding any other provision of this Agreement, in addition to all other requirements imposed by the Delaware Act and all other voting rights granted under this Agreement, the affirmative vote of the holder of a majority of the outstanding Company Preferred Units, voting separately as a class based upon one vote per Company Preferred Unit, shall be necessary on any matter that (i) adversely affects any of the rights, preferences and privileges of the Company Preferred Units or (ii) amends or modifies any of the terms of the Company Preferred Units; provided, that nothing in this Section 5.06(b) shall require any separate vote of the Company Preferred Units to authorize, give effect to or reflect any change to the terms of the Company Preferred Units that is implemented solely to maintain the mirror relationship between the Company Preferred Units and the Pubco Convertible Preferred Stock or that is required by the Pubco Charter or Section 3.04(c).

(c) Conversion Mirror. Each time that a share of Pubco Convertible Preferred Stock is converted into shares of Pubco Class A-1 Common Stock or Pubco Class A-2 Common Stock in accordance with the Pubco Charter, an equal number of Company Preferred Units shall automatically convert (without any further action of the Company, Pubco or Holdco) into Common Units at the same conversion ratio as applied to the conversion of the Pubco Convertible Preferred Stock into Pubco Class A-1 Common Stock or Pubco Class A-2 Common Stock (each such conversion, a “Company Preferred Unit Conversion”).

(d) Redemption Mirror. Immediately prior to the time that a share of Pubco Convertible Preferred Stock is to be repurchased or redeemed by Pubco in accordance with the Pubco Charter, the Company shall repurchase or redeem an equal number of Company Preferred Units from Holdco in exchange for the same consideration that is to be paid by Pubco in the repurchase or redemption of the Pubco Convertible Preferred Stock. By way of illustration only, if 100,000 shares of Pubco Convertible Preferred Stock are to be repurchased by Pubco in exchange for $3,000,000 in cash and 400,000 shares of Pubco Class A-1 Common Stock, then 100,000 Company Preferred Units shall be repurchased by the Company from Holdco in exchange for $3,000,000 in cash and 400,000 Common Units.

(e) Insolvency Limitation. Notwithstanding Section 5.06(c) and Section 5.06(d), no repurchase, redemption or conversion of any Company Preferred Unit shall be effected to the extent such repurchase, redemption or conversion would render the Company insolvent or violate the Delaware Act or applicable Law. For purposes of the foregoing sentence, “insolvency” means the inability of the Company to meet its payment obligations when due. Notwithstanding Section 5.06(d), no repurchase or redemption of the Company Preferred Units shall be required or effected if such redemption would cause the Company Preferred Units to be treated as “disqualified stock,” “disqualified capital stock” or any equivalent term under any Credit Agreement to which the Company is a party at the time of the repurchase or redemption.

(f) Tax Treatment. It is intended that the conversion right applicable to the Company Preferred Units will be treated as a noncompensatory option within the meaning of Treasury Regulations Section 1.721-2(f). Consistent with such intention, the Company shall comply with the allocation provisions set forth in Treasury Regulations Sections 1.704-1(b)(2)(iv)(s) and 1.704-1(b)(4)(x) (including making any required “corrective” allocations in accordance with those Treasury Regulations) and other applicable provisions in this Agreement.

(g) Anti-Dilution Adjustment Mirror. For the avoidance of doubt, any adjustment to the conversion price of the Pubco Convertible Preferred Stock under the Pubco Charter (whether as a result of anti-dilution provisions, stock splits, dividends, combinations or otherwise) shall automatically and without further action by the Company, Pubco or Holdco result in a corresponding adjustment to the conversion ratio applicable to the Company Preferred Units under this Agreement, such that the conversion ratio for the Company Preferred Units remains at all times equal to the conversion ratio for the Pubco Convertible Preferred Stock.

ARTICLE VI

MANAGEMENT

Section 6.01 Authority of Manager; Officer Delegation.

(a) Manager. Except for matters as to which the affirmative approval of one or more Members is expressly required by this Agreement or the Delaware Act, and except as otherwise expressly provided in this Agreement, (i) all management powers over the business and affairs of the Company shall be vested exclusively in Holdco, as the sole managing member of the Company (in such capacity, together with any successor managing member admitted in accordance with this Agreement, the “Manager”), (ii) the Manager shall conduct, direct and exercise full control over all activities of the Company, and (iii) the Manager shall have the exclusive power to bind or take any action on behalf of the Company, or to exercise in its discretion any rights and power (including rights to take certain actions, give or withhold certain consents or approvals, or make certain determinations, opinions, judgment, or other decisions) granted to the Company under this Agreement, or any other agreement, instrument or other document to which the Company is a party. The Manager shall be the “manager” of the Company for purposes of the Delaware Act. The Members hereby consent to the exercise by the Manager of all powers and rights conferred on the Members by the Delaware Act with respect to the management and control of the Company, and disclaim, to the fullest extent permitted by the Delaware Act, any management rights, voting rights, consent rights or other governance rights of the Members in their capacity as such, except as expressly granted in this Agreement or required by the Delaware Act. Any vacancy in the position of Manager shall be filled in accordance with Section 6.04.

(b) Officers. Without limiting the authority of the Manager to act on behalf of the Company, the day-to-day business and operations of the Company shall be overseen and implemented by officers of the Company (each, an “Officer” and collectively, the “Officers”), subject to the limitations imposed by the Manager. An Officer may, but need not, be a Member. Each Officer shall be appointed by the Manager and shall hold office until such Officer’s successor shall be duly designated and qualified or until such Officer’s death, resignation or removal in the manner provided herein. Any one Person may hold more than one office. The Manager may, from time to time, delegate to one or more Officers, and to such other Persons as the Manager determines, such authority and duties as the Manager deems appropriate, in each case subject to revocation or modification by the Manager at any time. Unless the Manager otherwise determines, if the title held by an Officer is one commonly used for officers of a business corporation formed under the DGCL, the assignment of such title shall constitute the delegation to such Officer of the authorities and duties customarily associated with that office. All Officers shall be, and shall be deemed to be, officers and employees of the Company. An Officer may also serve as an officer of Pubco, Holdco or any other Affiliate of the Company. Subject to the other provisions of this Agreement, the salaries or other compensation, if any, of the Officers of the Company shall be fixed from time to time by the Manager. Any Officer may be removed at any time, with or without cause, by the Manager.

(c) Major Transactions. Subject to the other provisions of this Agreement (including Section 6.05 and the matters as to which approval of any Member(s) is specifically required by this Agreement), the Manager shall have the power and authority to cause the Company to effect, authorize, approve, ratify or enter into any sale, lease, transfer, exchange, license or other disposition of any, all or substantially all of the assets of the Company (including the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any asset at any time held by the Company), and any merger, consolidation, conversion, division, domestication, reorganization or other combination of the Company with or into any other Person, in each case without the prior consent or approval of any Member or other Person being required.

Section 6.02 Actions of the Manager. The Manager may act through any Officer or through any other Person or Persons to whom authority and duties have been delegated pursuant to Section 6.01(b). Each action taken by an Officer or other Person acting within the scope of authority delegated by the Manager shall constitute an action of the Manager for all purposes of this Agreement.

Section 6.03 Resignation; No Removal. The Manager may resign at any time by giving written notice to the Members; provided, that any such resignation shall be subject to the appointment of a successor Manager in accordance with Section 6.04. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Members (subject to the appointment of a successor Manager in accordance with Section 6.04), and the acceptance of the resignation shall not be necessary to make it effective. The Members shall have no right under this Agreement to remove or replace the Manager. No replacement or termination of Holdco as the Manager shall be effective unless proper provision is made, in compliance with this Agreement, so that the obligations of Holdco, its successor or permitted assign (if applicable), and any new Manager, and the rights of all Members under this Agreement and applicable Law, remain in full force and effect. Notwithstanding anything to the contrary herein, no appointment of a Person other than Holdco (or its permitted successor or assign, as applicable) as the Manager shall be effective unless (a) the new Manager executes and delivers a Joinder to this Agreement and agrees to be bound by the terms and conditions of this Agreement, and (b) Holdco (or its permitted successor or assign, as applicable) and the new Manager (as applicable) provide to all other Members contractual rights, directly enforceable by such other Members against Holdco (or such permitted successor or assign, as applicable) and the new Manager (as applicable), to cause (i) Holdco to comply with all of its obligations under this Agreement in its capacity as a Member, and (ii) the new Manager to comply with all of the Manager’s obligations under this Agreement.

Section 6.04 Vacancies. Vacancies in the position of Manager occurring for any reason shall be filled by Holdco (or, if Holdco has ceased to exist without any permitted successor or assign, by Pubco, in its capacity as the sole stockholder of Holdco immediately prior to such cessation). The Members (other than Holdco) shall have no right under this Agreement to fill any vacancy in the position of Manager.

Section 6.05 Transactions Between the Company and the Manager. The Members hereby approve each of the contracts or agreements between or among the Manager or its Affiliates (other than the Company and its Subsidiaries), on the one hand, and the Company or its Affiliates (other than the Manager and any of the Company’s Subsidiaries), on the other hand, entered into on or prior to the date of this Agreement in accordance with the Prior Agreements or that the board of managers of the Company or the Pubco Board has approved in connection with the Transactions, including the Recapitalization, as of the date of this Agreement, including the Tax Receivable Agreement.

Section 6.06 Reimbursement for Expenses. Neither the Manager nor Pubco shall be compensated for services rendered in such capacities to the Company, except as expressly provided in this Section 6.06. The Members acknowledge and agree that Pubco’s shares of Pubco Common Stock and Pubco Convertible Preferred Stock are publicly traded and that the public-company status of Pubco and the services performed by Pubco and Holdco will inure to the benefit of the Company and all Members. Accordingly, the Company shall reimburse each of the Manager and Pubco for any reasonable out-of-pocket expenses incurred by such Person on behalf of, or for the benefit of, the Company, including all fees, expenses and costs associated with Pubco’s status as a public company (including, without limitation, public reporting obligations, proxy statements, stockholder meetings, Stock Exchange fees (or fees associated with the principal national securities exchange on which the Pubco Class A-1 Common Stock is then listed or admitted to trading), transfer-agent fees, legal and audit fees, SEC and FINRA filing fees, offering expenses, expenses incurred in connection with any Share Settlement, any Direct Exchange or any Mirror Redemption, any excise taxes (including any excise tax imposed pursuant to Section 4501 of the Code) incurred in connection with the redemption, repurchase or other acquisition of any Equity Securities of Pubco, and the cost of maintaining each of Pubco’s and Holdco’s corporate existence). To the extent practicable, expenses incurred by the Manager, Pubco or Holdco on behalf of, or for the benefit of, the Company shall be billed directly to and paid by the Company. In the event that shares of Pubco Class A-1 Common Stock or Pubco Class A-2 Common Stock are sold to underwriters in any subsequent public offering at a price per share that is lower than the price per share for which such shares are sold to the public in such subsequent public offering, after taking into account underwriters’ discounts or commissions and brokers’ fees or commissions (such difference, the “Discount”), (i) the Manager or Pubco, as applicable, shall be deemed to have contributed to the Company, in exchange for newly issued Common Units, the full amount for which such shares were sold to the public, and (ii) the Company shall be deemed to have paid the Discount as an expense. If and to the extent that any reimbursement made by the Company to the Manager, Pubco, or any of their Affiliates pursuant to this Section 6.06 constitutes gross income to such Person (as opposed to the repayment of an advance made by such Person on behalf of the Company), such amount shall be treated as a “guaranteed payment” within the meaning of Section 707(c) of the Code (unless otherwise required by the Code or the Treasury Regulations) and shall not be treated as a Distribution for purposes of computing the Members’ Capital Accounts. The Company shall not bear any income tax of the Manager or Pubco, or any payment made pursuant to the Tax Receivable Agreement, other than to the extent expressly contemplated by this Agreement or the Tax Receivable Agreement.

Section 6.07 Limitation of Liability of Manager; Fiduciary Duties.

(a) Limitation of Liability. Except as otherwise expressly provided herein or in an agreement entered into by such Person and the Company, none of the Manager, Pubco, or any of their respective Affiliates, officers, directors, managers, employees, advisors, attorneys, accountants, agents or other representatives (collectively, the “Manager Representatives”) shall be liable to the Company, to any Member that is not the Manager, or to any other Person bound by this Agreement, for any act or omission performed or omitted by the Manager or any Manager Representative in such capacity pursuant to the authority granted to the Manager by this Agreement; provided, that, except as otherwise provided herein, such limitation of liability shall not apply to the extent the act or omission was attributable to the Manager’s or a Manager Representative’s gross negligence, intentional misconduct, knowing violation of Law, or for any present or future material breaches of any representations, warranties or covenants by the Manager or any Manager Representative contained herein or in the Other Agreements with the Company.

(b) Reliance on Agents and Advisors. The Manager may exercise any of the powers granted to it by this Agreement, and may perform any of the duties imposed upon it hereunder, either directly or through its agents, and shall not be responsible for any misconduct or negligence on the part of any such agent (so long as such agent was selected in good faith and with reasonable care). The Manager shall be entitled to rely upon the advice of legal counsel, independent public accountants, tax counsel, financial advisors and other experts, and any act of or failure to act by the Manager in good faith reliance on such advice shall in no event subject the Manager or any Manager Representative to liability to the Company or any Member that is not the Manager.

(c) “Fair and Reasonable” Standard. To the fullest extent permitted by applicable Law, whenever this Agreement or any other agreement contemplated herein provides that the Manager shall act in a manner that is, or provide terms that are, “fair and reasonable” to the Company or to any Member that is not the Manager, the Manager shall determine such appropriate action or provide such terms by considering the relative interests of each party to such agreement, transaction or situation, the benefits and burdens relating to such interests, any customary or accepted industry practices and any applicable United States generally accepted accounting practices or principles, notwithstanding any other provision of this Agreement, any other agreement contemplated herein, or applicable provisions of Law or equity or otherwise.

(d) Fiduciary Duties. Solely in its capacity as Manager, and except as otherwise expressly modified, eliminated or restricted by this Agreement, the Manager acknowledges that it shall owe to the Members the same fiduciary duties as a member of the board of directors of a Delaware corporation would owe to the stockholders of such corporation if the Manager were a member of such board and the Members were stockholders of such corporation; provided, that nothing in this Section 6.07(d) shall (i) modify, eliminate or restrict any limitation of liability or exculpation otherwise provided by this Agreement, the Delaware Act or the DGCL, (ii) require the Manager to subordinate the interests of Pubco or its stockholders to those of any other Member, or (iii) require the Manager to act otherwise than in accordance with the express provisions of this Agreement, the Pubco Charter, the Pubco Bylaws and any Other Agreements with the Company.

Section 6.08 Investment Company Act. The Manager shall use its best efforts to ensure that the Company shall not be subject to registration as an investment company pursuant to the Investment Company Act.

ARTICLE VII

RIGHTS AND OBLIGATIONS OF MEMBERS AND MANAGER

Section 7.01 Limitation of Liability and Duties of Members.

(a) Except as provided in this Agreement or in the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company and no Member or Manager shall be obligated personally for any such debts, obligations, contracts or liabilities of the Company solely by reason of being a Member or the Manager (except to the extent and under the circumstances set forth in any non-waivable provision of the Delaware Act). Notwithstanding anything contained herein to the contrary, to the fullest extent permitted by applicable Law, the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this Agreement or the Delaware Act shall not be grounds for imposing personal liability on the Members for liabilities of the Company.

(b) In accordance with the Delaware Act and the Laws of the State of Delaware, a Member may, under certain circumstances, be required to return amounts previously distributed to such Member. It is the intent of the Members that no Distribution to any Member pursuant to Articles ARTICLE IV or ARTICLE XIV shall be deemed a return of money or other property paid or distributed in violation of the Delaware Act. The payment of any such money or Distribution of any such property to a Member shall be deemed to be a compromise within the meaning of Section 18-502(b) of the Delaware Act, and, to the fullest extent permitted by Law, any Member receiving any such money or property shall not be required to return any such money or property to the Company or any other Person, unless such Distribution was made by the Company to its Members in clerical error. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such payment, such obligation shall be the obligation of such Member and not of any other Member.

(c) To the fullest extent permitted by applicable Law, including Section 18-1101(c) of the Delaware Act, and notwithstanding any other provision of this Agreement (but subject, and without limitation, to Section 6.07 with respect to the Manager) or in any Agreement contemplated herein or applicable provisions of Law or equity or otherwise, the parties hereto hereby agree that to the extent that any Member (other than the Manager in its capacity as such) (or any Member’s Affiliate or any manager, managing member, general partner, director, officer, employee, agent, fiduciary or trustee of any Member or of any Affiliate of a Member) has duties (including fiduciary duties) to the Company, to the Manager, to another Member, to any Person who acquires an interest in a Unit or to any other Person bound by this Agreement, all such duties (including fiduciary duties) are hereby eliminated, to the fullest extent permitted by law, and replaced with the duties or standards expressly set forth herein, if any; provided, however, that the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing. The elimination of duties (including fiduciary duties) to the Company, the Manager, each of the Members, each other Person who acquires an interest in a Unit and each other Person bound by this Agreement and replacement thereof with the duties or standards expressly set forth herein, if any, are approved by the Company, the Manager, each of the Members, each other Person who acquires an interest in a Unit and each other Person bound by this Agreement.

Section 7.02 Lack of Authority. No Member, other than the Manager or a duly appointed Officer, in each case in its capacity as such, has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to make any expenditure on behalf of the Company. The Members hereby consent to the exercise by the Manager of the powers conferred on it by Law and this Agreement.

Section 7.03 No Right of Partition. No Member, other than the Manager, shall have the right to seek or obtain partition by court decree or operation of Law of any property of the Company, or the right to own or use particular or individual assets of the Company.

Section 7.04 Indemnification.

(a) Subject to Section 5.06, the Company hereby agrees to indemnify and hold harmless any Person (each an “Indemnified Person”) to the fullest extent permitted under applicable Law, as the same now exists or may hereafter be amended, substituted or replaced (but, to the fullest extent permitted by applicable Law, in the case of any such amendment, substitution or replacement only to the extent that such amendment, substitution or replacement permits the Company to provide broader indemnification rights than the Company is providing immediately prior to such amendment, substitution or replacement), against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, excise taxes or penalties) reasonably incurred or suffered by such Person (or one or more of such Person’s Affiliates) by reason of the fact that such Person is or was a Member or an Affiliate thereof (other than as a result of an ownership interest in Pubco) or is or was serving as the Manager or as a director, manager, officer, employee, advisor, attorney, accountant or other agent or representative of the Manager, the Company Representative or the Company, or is or was serving at the request of the Company as a manager, officer, director, principal, member, employee, advisor, attorney, accountant or other agent or representative of another Person; provided, however, that no Indemnified Person shall be indemnified for any expenses, liabilities and losses suffered that are attributable to such Indemnified Person’s or its Affiliates’ fraud, willful misconduct or knowing violation of Law or for any present or future breaches of any representations, warranties or covenants by such Indemnified Person or its Affiliates contained herein or in Other Agreements with the Company. Reasonable expenses, including out-of-pocket attorneys’ fees, incurred by any such Indemnified Person in defending a proceeding shall be paid by the Company in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Company.

(b) The right to indemnification and the advancement of expenses conferred in this Section 7.04 shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, agreement, bylaw, action by the Manager or otherwise.

(c) The Company shall maintain directors’ and officers’ liability insurance, or substantially equivalent insurance, at its expense, to protect any Indemnified Person against any expense, liability or loss described in Section 7.04(a) whether or not the Company would have the power to indemnify such Indemnified Person against such expense, liability or loss under the provisions of this Section 7.04. The Company shall use its commercially reasonable efforts to purchase and maintain property, casualty and liability insurance in types and at levels customary for companies of similar size engaged in similar lines of business, as determined in good faith by the Manager, and the Company shall use its commercially reasonable efforts to purchase directors’ and officers’ liability insurance (including employment practices coverage) with a carrier and in an amount determined necessary or desirable as determined in good faith by the Manager.

(d) The indemnification and advancement of expenses provided for in this Section 7.04 shall be provided out of and to the extent of Company assets only. No Member (unless such Member otherwise agrees in writing or is found in a non-appealable decision by a Governmental Entity of competent jurisdiction to have personal liability on account thereof) shall have personal liability on account thereof or shall be required to make additional Capital Contributions to help satisfy such indemnity of the Company. The Company (i) shall be the primary indemnitor of first resort for such Indemnified Person pursuant to this Section 7.04 and (ii) shall be fully responsible for the advancement of all expenses and the payment of all damages or liabilities with respect to such Indemnified Person which are addressed by this Section 7.04, without regard to any rights such Indemnified Person may have against any other indemnitor.

(e) If this Section 7.04 or any portion hereof shall be invalidated on any ground by any Governmental Entity of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Indemnified Person pursuant to this Section 7.04 to the fullest extent permitted by any applicable portion of this Section 7.04 that shall not have been invalidated and to the fullest extent permitted by applicable Law.

(f) The right to indemnification and advancement of expenses conferred in this Section 7.04 shall be a contractual right between the Company and each Indemnified Person. Any repeal or modification of this Section 7.04 shall not adversely affect any right or protection hereunder of any Indemnified Person in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to the time of such repeal or modification. The rights provided hereunder shall inure to the benefit of any Indemnified Person and such Indemnified Person’s heirs, executors and administrators.

ARTICLE VIII

BOOKS, RECORDS, ACCOUNTING AND REPORTS, AFFIRMATIVE COVENANTS

Section 8.01 Records and Accounting. The Company shall keep, or cause to be kept, appropriate books and records with respect to the Company’s business, including all books and records necessary to provide any information, lists and copies of documents required pursuant to applicable Laws or to enable Pubco to comply with its reporting obligations under the Securities Act and the Exchange Act. All matters concerning (a) the determination of the relative amount of allocations and Distributions among the Members pursuant to Articles ARTICLE IV and ARTICLE V and (b) accounting procedures and determinations, and other determinations not specifically and expressly provided for by the terms of this Agreement, shall be determined by the Manager, whose determination shall be final and conclusive as to all of the Members absent manifest clerical error or common law fraud.

Section 8.02 Fiscal Year. The Fiscal Year of the Company shall end on December 31 of each year or such other date as may be established by the Manager.

Section 8.03 Inspection Rights. The Company shall permit each Member and each of its designated representatives, at such Member’s sole cost and expense, to examine the books and records of the Company at the principal office of the Company or such other location as the Manager shall reasonably approve, during normal business hours and upon reasonable advance written notice to the Manager, for any purpose reasonably related to such Member’s interest in the Company as a holder of Units; provided, that the Manager shall have the right, exercised in good faith, to keep confidential from any Member certain information in accordance with Section 18-305 of the Delaware Act.

ARTICLE IX

TAX MATTERS

Section 9.01 Preparation of Tax Returns. The Manager shall arrange for the preparation and timely filing of all tax returns required to be filed by the Company. The Manager shall use reasonable efforts (taking into account applicable extensions of time to file tax returns) to furnish, within two hundred forty-five (245) days of the close of each Taxable Year, to each Member a completed IRS Schedule K-1 (and any comparable state and local income tax form) and such other information as is reasonably requested by such Member relating to the Company that is necessary for such Member to comply with its tax reporting obligations. Subject to the terms and conditions of this Agreement and except as otherwise provided in this Agreement, in its capacity as Company Representative, the Manager shall have the authority to prepare the tax returns of the Company using such permissible methods and elections as it determines in its reasonable discretion, including without limitation the use of any permissible method under Section 706 of the Code for purposes of determining the varying Units of its Members.

Section 9.02 Tax Elections. The Taxable Year shall be the Fiscal Year set forth in Section 8.02, unless otherwise required by Section 706 of the Code. The Manager shall cause the Company and each of its Subsidiaries that is treated as a partnership for U.S. federal income tax purposes (but excluding any such Subsidiary to the extent it is directly or indirectly held by or through any entity treated as a corporation for U.S. federal, and applicable state and local, income tax purposes) to have in effect an election pursuant to Section 754 of the Code (or any similar provisions of applicable state, local or foreign tax Law) for the Taxable Year that includes the Effective Time and each subsequent Taxable Year in which an Exchange (as defined in the Tax Receivable Agreement) occurs, and the Manager shall take commercially reasonable efforts to cause each Person in which the Company owns a direct or indirect equity interest (other than a Subsidiary and any Person that is directly or indirectly held by or through an entity treated as a corporation for U.S. federal, and applicable state and local, income tax purposes) that is so treated as a partnership to have in effect any such election for such Taxable Years. Each Member will upon request supply any information reasonably necessary to give proper effect to any such elections.

Section 9.03 Company Representative.

(a) Appointment. The Manager is specially authorized and appointed to act as the Company Representative and in any similar capacity under state or local Law; provided, however, that the Manager may appoint and replace the Company Representative. The Company Representative shall designate a “designated individual” in accordance with Treasury Regulations Section 301.6223-1(b)(3)(i). The Company and the Members (including any Member designated as the Company Representative prior to the date hereof) shall reasonably cooperate with each other and shall use reasonable best efforts to cause the Manager (or any Person subsequently designated) to become the Company Representative with respect to any taxable period of the Company with respect to which the statute of limitations has not yet expired (and causing any tax matters partner, partnership representative or designated individual designated prior to the Effective Date to resign, be revoked or replaced, as applicable), including (as applicable) by filing certifications pursuant to Treasury Regulations Section 301.6231(a)(7)-1(d).

(b) Authority and Conduct. The Company Representative may retain, at the Company’s expense, such outside counsel, accountants and other professional consultants as it may reasonably deem necessary in the course of fulfilling its obligations as the Company Representative. Subject to the other terms of this Agreement, the Company Representative is authorized to take such actions and execute and file all statements and forms on behalf of the Company that are approved by the Manager and are permitted or required by the applicable provisions of the Partnership Tax Audit Rules. The Company Representative will have sole discretion to determine whether the Company (either in its own behalf or on behalf of the Members) will contest or continue to contest any tax deficiencies assessed or proposed to be assessed by any taxing authority. Each Member agrees to reasonably cooperate with the Company Representative and to do or refrain from doing any or all things reasonably requested by the Company Representative (including paying any and all resulting taxes, additions to tax, penalties and interest in a timely fashion) in connection with any examination of the Company’s affairs by any taxing authorities, including resulting administrative and judicial proceedings. Any deficiency for taxes imposed on any Member or former Member (including penalties, additions to tax or interest imposed with respect to such taxes) will be paid by such Member or former Member, and if required to be paid (and actually paid) by the Company, will be recoverable from such Member or former Member as provided in Section 5.05. The Company Representative shall be entitled to cause the Company to elect the application of Section 6226 of the Code with respect to any imputed underpayment or make any other decision or election, or take any action pursuant to Sections 6221 through 6235 and 6241 of the Code. The Company Representative shall keep the Members reasonably informed of any material audit or administrative or judicial proceedings and any decisions or elections described in the previous sentence that are material in nature. The Company shall reimburse the Company Representative for all reasonable out-of-pocket expenses incurred by the Company Representative, including reasonable fees of any professional attorneys, in carrying out its duties as the Company Representative. In the event that the Manager determines that the foregoing provisions are no longer applicable to the Company, either due to a change of controlling law or the enactment of applicable Treasury Regulations, the Manager is authorized to take any reasonable actions as may be required concerning tax matters of the Company not otherwise addressed in this Section 9.03. The provisions of this Section 9.03 shall survive the termination of any Member’s interest in the Company, the termination of this Agreement and the termination of the Company and shall remain binding on each Member and former Member for the period of time necessary to resolve with any applicable taxing authority any tax matters relating to the Company.

Section 9.04  Business Combination Agreement. Notwithstanding anything to the contrary, to the extent of any conflict between Section 9.03 of this Agreement and Section 7.11(c) of the Business Combination Agreement, Section 7.11(c) of the Business Combination Agreement shall control with respect to the matters described therein.

ARTICLE X

RESTRICTIONS ON TRANSFER OF UNITS; CERTAIN TRANSACTIONS

Section 10.01  Transfers by Members. No holder of Units shall Transfer any interest in any Units, except Transfers (a) pursuant to and in accordance with Section 10.02 and Section 10.09, (b) approved in advance and in writing by the Manager, in the case of Transfers by any Member other than the Manager, or (c) in the case of Transfers by the Manager, to any Person who succeeds to the Manager in accordance with Section 6.04. Notwithstanding the foregoing, “Transfer” shall not include any indirect Transfer of Units held by the Manager by virtue of any Transfer of Equity Securities in Pubco. Notwithstanding any other provision of this Agreement to the contrary, no Member shall Transfer all or any part of its Units or any right or economic interest pertaining thereto if such Transfer, in the reasonable discretion of the Manager, (x) would cause the Company to (1) be classified as a “publicly traded partnership” as that term is defined in Section 7704 of the Code and Treasury Regulations promulgated thereunder or (2) fail to qualify for the private placement safe harbor contained in Treasury Regulations Section 1.7704-1(h) or (y) would result in the Company having more than 100 partners, within the meaning of Treasury Regulations Section 1.7704-1(h)(1) (determined pursuant to the rules of Treasury Regulations Section 1.7704-1(h)(3)) in any Fiscal Year that is not a Restricted Fiscal Year.

Section 10.02 Permitted Transfers. The restrictions contained in Section 10.01 shall not apply to any of the following (each, a “Permitted Transfer” and each transferee, a “Permitted Transferee”): (i) a Transfer pursuant to a Redemption or Direct Exchange in accordance with ARTICLE XI hereof, (ii) a Transfer by a Member to Pubco, Holdco or any of their respective Subsidiaries, (iii) a Permitted Pledge or (iv) a Transfer to an Affiliate of such Member; provided, however, that (x) the restrictions contained in this Agreement will continue to apply to Units after any Permitted Transfer of such Units, and (y) in the case of the foregoing clause (iii), (A) the Permitted Transferees of the Units so Transferred shall at the time of the Permitted Transfer agree in writing to be bound by the provisions of this Agreement by executing and delivering a Joinder in substantially the form of Exhibit A hereto, (B) the Permitted Transferee shall execute and deliver joinders or counterparts to such Other Agreements as the Company may reasonably require, and (C) at least ten (10) Business Days prior to such Transfer the transferor will deliver a written notice to the Company and the Members, which notice will disclose in reasonable detail the identity of the proposed Permitted Transferee. If a Permitted Transfer pursuant to clause (iii) of this Section would result in a Change of Control, such Member must provide the Manager with written notice of such proposed Permitted Transfer at least sixty (60) calendar days prior to the consummation of such Permitted Transfer. In addition, the Manager shall not unreasonably withhold, condition or delay its consent to any other Transfer by a Member so long as such Transfer would not, in the reasonable discretion of the Manager, have the consequence described in clauses (x) or (y) of the last sentence of Section 10.01. In the case of a Permitted Transfer of any Common Units by any Member holding shares of Pubco Class B-1 Common Stock or Pubco Class B-2 Common Stock, as applicable, to a Permitted Transferee in accordance with this Section 10.02, such Member shall also transfer a number of shares of Pubco Class B-1 Common Stock or Pubco Class B-2 Common Stock, as applicable, equal to the number of Common Units that were transferred by such Member in the transaction to the applicable transferee, and all such Transfers are subject to the additional limitations set forth in Section 10.07(b).

Section 10.03 Restricted Units Legend. The offer and sale of the Units have not been registered under the Securities Act and, therefore, in addition to the other restrictions on Transfer contained in this Agreement, the Units cannot be sold unless subsequently registered under the Securities Act or if an exemption from such registration is then available with respect to such sale. To the extent such Units have been certificated in accordance with Section 3.06, each certificate evidencing Units and each certificate issued in exchange for or upon the Transfer of any Units shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SPECIFIED IN THE EIGHTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF QUANTUM SPACE, LLC, AS IT MAY BE AMENDED, RESTATED, AMENDED AND RESTATED, OR OTHERWISE MODIFIED FROM TIME TO TIME, AND QUANTUM SPACE, LLC RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO ANY TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY QUANTUM SPACE, LLC TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

The Company shall imprint such legend on certificates (if any) evidencing Units. The legend set forth above shall be removed from the certificates (if any) evidencing any Units which cease to be Units in accordance with the definition thereof.

Section 10.04 Transfer. Notwithstanding anything herein to the contrary, prior to Transferring any Units, the Transferring holder of Units shall cause the prospective Permitted Transferee to be bound by this Agreement and any other agreements executed by the holders of Units and relating to such Units to which the Transferring Member was a party (including, without limitation, any applicable Lock-Up Agreement) (collectively, the “Other Agreements”) by executing and delivering to the Company: (i) a Joinder in substantially the form of Exhibit A hereto (or, if the prospective Permitted Transferee is already a party to this Agreement, counterparts to this Agreement reflecting the additional Units to be held by such Person); (ii) counterparts to any applicable Other Agreements (including, to the extent the Transferring Member is a party thereto, the Seller Lock-Up Agreement, the A&R Registration Rights Agreement and the Tax Receivable Agreement); and (iii) a duly completed IRS Form W-9 or applicable IRS Form W-8 and, if required by applicable Law in connection with such Transfer, a Section 1446(f) certificate, non-foreign certificate or other withholding documentation reasonably acceptable to the Manager.

Section 10.05 Assignee’s Rights.

(a) The Transfer of a Unit in accordance with this Agreement shall be effective as of the date of such Transfer (assuming compliance with all of the conditions to such Transfer set forth herein), and such Transfer shall be shown on the books and records of the Company. Net Profits, Net Losses and other items of the Company shall be allocated between the transferor and the transferee according to Section 706 of the Code, using any permissible method as determined in the reasonable discretion of the Manager. Distributions made before the effective date of such Transfer shall be paid to the transferor, and Distributions made on or after such date shall be paid to the Assignee.

(b) Unless and until an Assignee becomes a Member pursuant to ARTICLE XII, the Assignee shall not be entitled to any of the rights granted to a Member hereunder or under applicable Law, other than the rights granted specifically to Assignees pursuant to this Agreement; provided, however, that, without relieving the Transferring Member from any such limitations or obligations as more fully described in Section 10.06, such Assignee shall be bound by any limitations and obligations of a Member contained herein by which a Member would be bound on account of the Assignee’s Units (including the obligation to make Capital Contributions on account of such Units).

Section 10.06  Assignor’s Rights and Obligations. Any Member who shall Transfer any Unit in a manner in accordance with this Agreement shall cease to be a Member with respect to such Units and shall no longer have any rights or privileges, or, except as set forth in this Section 10.06, duties, liabilities or obligations, of a Member with respect to such Units or other interest (it being understood, however, that the applicable provisions of Section 6.07 and Section 7.04 shall continue to inure to such Person’s benefit), except that unless and until the Assignee (if not already a Member) is admitted as a Substituted Member in accordance with the provisions of ARTICLE XII (the “Admission Date”), (i) such Transferring Member shall retain all of the duties, liabilities and obligations of a Member with respect to such Units, and (ii) the Manager may, in its sole discretion, reinstate all or any portion of the rights and privileges of such Member with respect to such Units for any period of time prior to the Admission Date. Nothing contained herein shall relieve any Member who Transfers any Units in the Company from any liability of such Member to the Company with respect to such Units that may exist as of the Admission Date or that is otherwise specified in the Delaware Act or for any liability to the Company or any other Person for any materially false statement made by such Member (in its capacity as such) or for any present or future breaches of any representations, warranties or covenants by such Member (in its capacity as such) contained herein or in the Other Agreements with the Company.

Section 10.07  Overriding Provisions.

(a) Any Transfer or attempted Transfer of any Units in violation of this Agreement (including any prohibited indirect Transfers) shall be, to the fullest extent permitted by applicable Law, null and void ab initio, and the provisions of Section 10.05 and Section 10.06 shall not apply to any such Transfers. For the avoidance of doubt, any Person to whom a Transfer is made or attempted in violation of this Agreement shall not become a Member and shall not have any other rights in or with respect to any rights of a Member of the Company with respect to the applicable Units. The approval of any Transfer in any one or more instances shall not limit or waive the requirement for such approval in any other or future instance. The Manager shall promptly amend the Schedule of Members to reflect any Permitted Transfer pursuant to this ARTICLE X.

(b) Notwithstanding anything contained herein to the contrary (including, for the avoidance of doubt, the provisions of Section 10.01 and ARTICLE XI and ARTICLE XII), in no event shall any Member Transfer any Units to the extent such Transfer would:

(i) result in the violation of the Securities Act, or any other applicable federal, state or foreign Laws;

(ii) cause the Company to be required to register under the Investment Company Act;

(iii) in the reasonable determination of the Manager, be or result in a violation of or a default (or an event that, with notice or the lapse of time or both, would constitute a default) under, or result in an acceleration of any obligation under any Credit Agreement to which the Company or the Manager is a party; provided that the payee or creditor to whom the Company or the Manager owes such obligation is not an Affiliate of the Company or the Manager;

(iv) be a Transfer to a Person who is not legally competent or who has not achieved his or her majority of age under applicable Law (excluding trusts for the benefit of minors);

(v) be a Transfer to a Competitor;

(vi) cause the Company to be treated as a “publicly traded partnership” or to be taxed as a corporation pursuant to Section 7704 of the Code or any successor provision thereto under the Code; or

(vii) result in the Company having more than one hundred (100) partners, within the meaning of Treasury Regulations Section 1.7704-1(h)(1) (determined pursuant to the rules of Treasury Regulations Section 1.7704-1(h)(3)).

(c) Notwithstanding anything contained herein to the contrary, in no event shall any Member that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code Transfer any Units (including, for the avoidance of doubt, in connection with a Redemption or a Direct Exchange), unless such Member and the transferee have delivered to the Company, in respect of the relevant Transfer (or Redemption or Direct Exchange, as applicable), written evidence that all required withholding under Section 1446(f) of the Code will have been done and duly remitted to the applicable Governmental Entity or duly executed certifications (prepared in accordance with the applicable Treasury Regulations or other authorities) of an exemption from such withholding; provided, that the Company shall cooperate in the manner set forth in Section 11.06(a) with any reasonable requests from such Member for certifications or other information from the Company in connection with satisfying this Section 10.07(c) prior to the relevant Transfer (or Redemption or Direct Exchange, as applicable).

Section 10.08 Spousal Consent. In connection with the execution and delivery of this Agreement, any Member who is a natural person will deliver to the Company an executed consent from such Member’s spouse (if any) in the form of Exhibit B-1 attached hereto or a Member’s spouse confirmation of separate property in the form of Exhibit B-2 attached hereto. If, at any time subsequent to the date of this Agreement such Member becomes legally married (whether in the first instance or to a different spouse), such Member shall cause his or her spouse to execute and deliver to the Company a consent in the form of Exhibit B-1 or Exhibit B-2 attached hereto. Such Member’s non-delivery to the Company of an executed consent in the form of Exhibit B-1 or Exhibit B-2 at any time shall constitute such Member’s continuing representation and warranty that such Member is not legally married as of such date.

Section 10.09  Certain Transactions with respect to Pubco.

(a) Change of Control Transactions. Immediately prior to the consummation of a Change of Control Transaction, (i) all unvested Incentive Units shall automatically vest in full and (ii) all Incentive Units (as vested pursuant to clause (i) or otherwise) shall automatically convert into Common Units in accordance with Section 11.07 (applied as if the date of consummation of the Change of Control Transaction were the Conversion Date for purposes thereof). In connection with a Change of Control Transaction, the Manager shall have the right, in its sole discretion, to require each Member (other than Holdco and its Subsidiaries) to effect a Redemption of all or a portion of such Member’s Common Units, together with an equal number of shares of Pubco Class B-1 Common Stock or Pubco Class B-2 Common Stock, as applicable, pursuant to which such Common Units and such shares of Pubco Class B-1 Common Stock or Pubco Class B-2 Common Stock, as applicable, will be exchanged for shares of Pubco Class A-1 Common Stock or Pubco Class A-2 Common Stock, as applicable (or economically equivalent cash or securities of a successor entity), in accordance with the Redemption provisions of ARTICLE XI, mutatis mutandis (applied for this purpose as if Pubco had delivered an Election Notice that specified a Share Settlement with respect to such Redemption) and otherwise in accordance with this Section 10.09(a). Any such Redemption pursuant to this Section 10.09(a) shall be effective immediately prior to the consummation of such Change of Control Transaction (and, for the avoidance of doubt, shall be contingent upon the consummation of such Change of Control Transaction and shall not be effective if such Change of Control Transaction is not consummated) (the date of such Redemption pursuant to this Section 10.09(a), the “Change of Control Date”). In the event the Manager so requires as set forth in the preceding sentence, from and after the Change of Control Date, (i) the Common Units subject to such Redemption shall be deemed to have been Transferred to the Company and the shares of Pubco Class B-1 Common Stock and Pubco Class B-2 Common Stock, as applicable, subject to such Redemption shall be deemed to have been Transferred to Pubco, in each case on the Change of Control Date, and (ii) each such Member shall cease to have any rights with respect to such Common Units and such shares of Pubco Class B-1 Common Stock and Pubco Class B-2 Common Stock, as applicable, subject to such Redemption (other than the right to receive from Pubco shares of Pubco Class A-1 Common Stock or Pubco Class A-2 Common Stock, as applicable (or economically equivalent cash or Equity Securities in a successor entity), pursuant to such Redemption). In the event the Manager desires to initiate the provisions of this Section 10.09, the Manager shall provide written notice of an expected Change of Control Transaction to all Members within the earlier of (x) five (5) Business Days following the execution of a definitive agreement with respect to such Change of Control Transaction and (y) ten (10) Business Days before the proposed date upon which the contemplated Change of Control Transaction is to be effected, including in such notice such information as may reasonably describe the Change of Control Transaction, subject to applicable Law, including the date of execution of such definitive agreement or such proposed effective date, as applicable, the amount and types of consideration to be paid for shares of Pubco Class A-1 Common Stock and Pubco Class A-2 Common Stock in the Change of Control Transaction and any election with respect to types of consideration that a holder of shares of Pubco Class A-1 Common Stock or Pubco Class A-2 Common Stock, as applicable, shall be entitled to make in connection with a Change of Control Transaction (which election shall be available to each Member on the same terms as holders of shares of Pubco Class A-1 Common Stock and Pubco Class A-2 Common Stock). Following delivery of such notice and on or prior to the Change of Control Date, the Members shall take all actions reasonably requested by Pubco to effect such Redemption, including taking any action and delivering any document required pursuant to this Section 10.09(a) to effect such Redemption.

(b) Pubco Offers. In the event that a tender offer, share exchange offer, issuer bid, take-over bid, recapitalization, or similar transaction with respect to Pubco Class A-1 Common Stock or Pubco Class A-2 Common Stock (a “Pubco Offer”) is proposed by Pubco or is proposed to Pubco or its stockholders and approved by the Pubco Board or is otherwise effected or to be effected with the consent or approval of the Pubco Board, the Manager shall provide written notice of the Pubco Offer to all Members within the earlier of (i) five (5) Business Days following the execution of a definitive agreement (if applicable) with respect to, or the commencement of (if applicable), such Pubco Offer and (ii) ten (10) Business Days before the proposed date upon which the Pubco Offer is to be effected, including in such notice such information as may reasonably describe the Pubco Offer, subject to applicable Law, including the date of execution of such definitive agreement (if applicable) or of such commencement (if applicable), the material terms of such Pubco Offer, including the amount and types of consideration to be received by holders of shares of Pubco Class A-1 Common Stock and Pubco Class A-2 Common Stock in the Pubco Offer, any election with respect to types of consideration that a holder of shares of Pubco Class A-1 Common Stock or Pubco Class A-2 Common Stock, as applicable, shall be entitled to make in connection with such Pubco Offer, and the number of Common Units (and the corresponding shares of Pubco Class B-1 Common Stock and Pubco Class B-2 Common Stock, as applicable) held by such Member that is applicable to such Pubco Offer. The Members (other than Holdco and its Subsidiaries) shall be permitted to participate in such Pubco Offer by delivering a written notice of participation that is effective immediately prior to the consummation of such Pubco Offer (and that is contingent upon consummation of such offer), and shall include such information necessary for consummation of such offer as requested by Pubco. In the case of any Pubco Offer that was initially proposed by Pubco, Pubco shall use reasonable best efforts to enable and permit the Members (other than Holdco and its Subsidiaries) to participate in such transaction to the same extent or on an economically equivalent basis as the holders of shares of Pubco Class A-1 Common Stock and Pubco Class A-2 Common Stock, and to enable such Members to participate in such transaction without being required to exchange Common Units or shares of Pubco Class B-1 Common Stock or Pubco Class B-2 Common Stock, as applicable, prior to the consummation of such transaction. For the avoidance of doubt, in no event shall the Members be entitled to receive in such Pubco Offer aggregate consideration for each Common Unit that is greater than the consideration payable in respect of each share of Pubco Class A-1 Common Stock or Pubco Class A-2 Common Stock, as applicable, in connection with such Pubco Offer (it being understood that payments under or in respect of the Tax Receivable Agreement shall not be considered part of any such consideration).

(c) Priority of Change of Control Provisions. In the event that a transaction or proposed transaction constitutes both a Change of Control Transaction and a Pubco Offer, the provisions of Section 10.09(a) shall take precedence over the provisions of Section 10.09(b) with respect to such transaction, and the provisions of Section 10.09(b) shall be subordinate to the provisions of Section 10.09(a), and may only be triggered if the Manager elects to waive the provisions of Section 10.09(a).

ARTICLE XI

REDEMPTION AND DIRECT EXCHANGE RIGHTS; CONVERSION OF INCENTIVE UNITS TO COMMON UNITS

Section 11.01  Redemption Right of a Member.

(a) Redemption Right. Each Member (other than Holdco) shall be entitled to cause the Company to redeem (a “Redemption”) all or any portion of its Common Units (excluding, for the avoidance of doubt, any Common Units that are then subject to vesting conditions) (the “Redemption Right”); provided, however, that the Redemption is for at least the Minimum Redemption Number; provided, further, that in the case of a Restricted Fiscal Year such Member may only exercise its Redemption Right on the Quarterly Redemption Date; provided, however, that for all purposes of this Article XI, any Block Transfer shall be treated as a Redemption occurring in a year that is not a Restricted Fiscal Year. A Member desiring to exercise its Redemption Right (each, a “Redeeming Member”) shall exercise such right by giving written notice (the “Redemption Notice”) to the Company with a copy to the Manager and Pubco. The Redemption Notice shall specify the number of Common Units (the “Redeemed Units”) that the Redeeming Member intends to have the Company redeem and a date, (i) not less than five (5) Business Days nor more than ten (10) Business Days after delivery of such Redemption Notice for a Redemption that occurs in a taxable year that is not a Restricted Fiscal Year or (ii) for a Quarterly Redemption Date for any Redemption that occurs in a Restricted Fiscal Year not less than sixty (60) days after delivery of the applicable Redemption Notice (unless and to the extent that the Manager in its sole discretion agrees in writing to waive such time periods), on which exercise of the Redemption Right shall be completed (the “Redemption Date”); provided, however, that, the Company, the Manager and the Redeeming Member may change the number of Redeemed Units and/or the Redemption Date specified in such Redemption Notice to another number and/or date by mutual agreement signed in writing by each of them; provided, further, that in the event Pubco elects a Share Settlement, the Redemption may be conditioned (including as to timing) by the Redeeming Member on the closing of an underwritten distribution of the shares of Pubco Class A-1 Common Stock that may be issued in connection with such proposed Redemption. Subject to Section 11.03 and unless the Redeeming Member timely has delivered a Retraction Notice as provided in Section 11.01(c) or has revoked or delayed a Redemption as provided in Section 11.01(d), on the Redemption Date (to be effective immediately prior to the close of business on the Redemption Date):

(i) the Redeeming Member shall Transfer and surrender, free and clear of all liens and encumbrances (x) the Redeemed Units to the Company (including any certificates representing the Redeemed Units if they are certificated), and (y) a number of shares of Pubco Class B-1 Common Stock or Pubco Class B-2 Common Stock, as applicable (together with any Corresponding Rights), equal to the number of Redeemed Units to Pubco, to the extent applicable;

(ii) the Company shall (x) cancel the Redeemed Units and (y) transfer to the Redeeming Member the consideration to which the Redeeming Member is entitled under Section 11.01(b), and (z) if the Common Units are certificated in accordance with Section 3.06, issue to the Redeeming Member a certificate for a number of Common Units equal to the difference (if any) between the number of Common Units evidenced by the certificate surrendered by the Redeeming Member pursuant to clause (ii) of this Section 11.01(a) and the Redeemed Units; and

(iii) Pubco shall cancel and retire for no consideration the shares of Pubco Class B-1 Common Stock or Pubco Class B-2 Common Stock, as applicable (together with any Corresponding Rights), Transferred to Pubco pursuant to clause (i) of this paragraph.

(b) Election of Pubco; Election Notice. Pubco shall have the option (acting as determined solely by the Disinterested Majority of the Pubco Board) to elect to have the Redeemed Units be redeemed in consideration for either a Share Settlement or a Cash Settlement; provided, for the avoidance of doubt, that Pubco may elect to have the Redeemed Units be redeemed in consideration for a Cash Settlement only to the extent that Pubco then has cash available in an amount equal to at least the Redeemed Units Equivalent, which cash was received from a Qualified Offering. Pubco shall deliver written notice (an “Election Notice”) to the Company, with a copy to the Redeeming Member, of any such election within three (3) Business Days following receipt of the Redemption Notice; provided, that if Pubco does not timely deliver an Election Notice, Pubco shall be deemed to have elected the Share Settlement method (subject to the limitations set forth above).

(c) Retraction Notice. If Pubco timely elects the Cash Settlement in connection with a Redemption, the Redeeming Member may retract its Redemption Notice by delivering written notice (a “Retraction Notice”) to the Company, with a copy to Pubco, within three (3) Business Days after delivery of the Election Notice. The timely delivery of a Retraction Notice shall terminate all of the rights and obligations of the Redeeming Member, the Company and Pubco under this Section 11.01 arising from the related Redemption Notice.

(d) Revocation and Delay. If Pubco elects (or is deemed to have elected) the Share Settlement in connection with a Redemption, the Redeeming Member shall be entitled to revoke its Redemption Notice or to delay the consummation of the Redemption if any of the following conditions exists at any time prior to the Redemption Date:

(i) any registration statement pursuant to which the resale of the shares of Pubco Class A-1 Common Stock to be registered for the Redeeming Member at or immediately following the consummation of the Redemption shall have ceased to be effective pursuant to any action or inaction by the SEC, or no such resale registration statement has yet become effective;

(ii) Pubco shall have failed to cause any related prospectus to be supplemented by any required prospectus supplement necessary to effect the Redemption;

(iii) Pubco shall have exercised its right to defer, delay or suspend the filing or effectiveness of a registration statement, and such deferral, delay or suspension affects the ability of the Redeeming Member to have its shares of Pubco Class A-1 Common Stock registered at or immediately following the Redemption;

(iv) the Redeeming Member is in possession of any material non-public information concerning Pubco, the receipt of which results in such Redeeming Member being prohibited or restricted from selling shares of Pubco Class A-1 Common Stock at or immediately following the consummation of the Redemption without disclosure of such information (and Pubco does not permit disclosure of such information);

(v) any stop order relating to the registration statement pursuant to which the shares of Pubco Class A-1 Common Stock were to be registered by the Redeeming Member at or immediately following the Redemption shall have been issued by the SEC;

(vi) there shall have occurred a material disruption in the securities markets generally or in the market or markets in which the Pubco Class A-1 Common Stock is then traded;

(vii) there shall be in effect an injunction, a restraining order or a decree of any nature of any Governmental Entity that restrains or prohibits the Redemption;

(viii) Pubco shall have failed to comply in all material respects with its obligations under the A&R Registration Rights Agreement, and such failure has affected the ability of the Redeeming Member to consummate the resale of shares of Pubco Class A-1 Common Stock to be received upon the Redemption pursuant to an effective registration statement; or

(ix) the Redemption Date would occur three (3) Business Days or fewer prior to, or during, a Black-Out Period. If a Redeeming Member delays the consummation of a Redemption pursuant to this Section 11.01(d), the Redemption Date shall occur on the fifth (5th) Business Day following the date on which the condition(s) giving rise to such delay cease to exist (or such earlier date as Pubco, the Company and the Redeeming Member may agree in writing).

(e) Distributions; Reclassifications. The number of shares of Pubco Class A-1 Common Stock or Pubco Class A-2 Common Stock, as applicable (or the Redeemed Units Equivalent, if applicable) (together with any Corresponding Rights) applicable to any Share Settlement or Cash Settlement shall not be adjusted on account of any Distributions previously made with respect to the Redeemed Units or dividends previously paid with respect to such shares; provided, that if a Redeeming Member causes the Company to redeem Redeemed Units and the Redemption Date occurs after the record date for any Distribution with respect to the Redeemed Units but prior to payment of such Distribution, the Redeeming Member shall be entitled to receive such Distribution with respect to the Redeemed Units on the date that it is made, notwithstanding that the Redeeming Member Transferred and surrendered the Redeemed Units to the Company prior to such date; provided, further, that a Redeeming Member shall be entitled to receive any and all Tax Distributions that such Redeeming Member would otherwise have received in respect of income allocated to such Member for the portion of any Fiscal Year ending on or prior to the Redemption Date, regardless of whether such Tax Distribution(s) is declared or made after the Redemption Date.

(f) In the case of a Share Settlement, in the event a reclassification or other similar transaction occurs after delivery of the Redemption Notice but prior to the Redemption Date as a result of which shares of Pubco Class A-1 Common Stock or Pubco Class A-2 Common Stock, as applicable, are converted into another security, the Redeeming Member shall be entitled to receive the amount of such other security (and, if applicable, any Corresponding Rights) that the Redeeming Member would have received if such Redemption Right had been exercised and the Redemption Date had occurred immediately prior to the record date of such reclassification or other similar transaction.

(g) PTP Limitation. Notwithstanding anything to the contrary herein, neither the Company nor Pubco shall be obligated to effect a Redemption if such Redemption could (as determined in the sole discretion of the Manager) cause the Company to be treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code or to be taxed as a corporation pursuant to Section 7704 of the Code or any successor provisions of the Code.

(h) Restricted Fiscal Year Volume Limit. Notwithstanding anything to the contrary herein, neither the Company nor Pubco shall be obligated to effect a Redemption during a Restricted Fiscal Year if the Company reasonably expects that, following such Redemption, more than ten percent (10%) of the outstanding Common Units (determined without reference to the Common Units held by the Pubco Group) will be considered transferred during such Restricted Fiscal Year for purposes of Treasury Regulations Section 1.7704-1(f)(3).

(i) Minority Member Redemption. With the prior written consent of the Initial TRA Representative (as defined in the Tax Receivable Agreement), in the event that (i) the Members (other than Holdco) beneficially own (directly or indirectly), in the aggregate, less than five percent (5%) of the then outstanding Common Units, and (ii) the Pubco Class A-1 Common Stock is then listed on the Stock Exchange or is listed or admitted to trading on another principal national securities exchange, Pubco shall have the right, in its sole discretion, to require all Members (other than Holdco) to effect a Redemption of all, but not less than all, of the Common Units held by all of the other Members (together with the surrender and delivery of the equal number of shares of Pubco Class B-1 Common Stock or Pubco Class B-2 Common Stock, as applicable); provided, that a Cash Settlement shall not be permitted in respect of any Redemption under this Section 11.01(i); provided, further, that the consent of the Initial TRA Representative shall not be required if the Initial TRA Representative, its Affiliates (treated, for these purposes, as Members) and their Permitted Transferees hold, in the aggregate, less than ten percent (10%) of the Units (adjusted to reflect any Unit split, reverse Unit split, Unit distribution, reclassification, division, recapitalization or similar event) such persons held in the aggregate as of the date of this Agreement. Pubco shall deliver written notice to the Company and to all such Members of its intention to exercise its rights pursuant to this Section 11.01(i) (a “Minority Member Redemption Notice”) at least five (5) Business Days prior to the proposed date on which such Redemption is to be effected (such proposed date, the “Minority Member Redemption Date”), indicating in such notice the number of Common Units (and the corresponding number of shares of Pubco Class B-1 Common Stock or Pubco Class B-2 Common Stock, as applicable) held by each such Member that Pubco intends to require to be subject to such Redemption. Any Redemption pursuant to this Section 11.01(i) shall be effective on the Minority Member Redemption Date. Following delivery of a Minority Member Redemption Notice and on or prior to the Minority Member Redemption Date, the Members subject to such Redemption shall take all actions reasonably requested by Pubco to effect the Redemption, including taking any action and delivering any document required pursuant to this Section 11.01(i) to effect a Redemption. Notwithstanding the foregoing, Pubco will only have the right to deliver a Minority Member Redemption Notice if (x) there is an active shelf registration statement in effect with respect to all of such Member’s Common Units subject to Redemption pursuant to a given Minority Member Redemption Notice, and (y) the shares of Pubco Class A-1 Common Stock or Pubco Class A-2 Common Stock, as applicable, issuable to such Members shall not be subject to any lock-up or other contractual restriction on Transfer.

Section 11.02 Election and Contribution of Pubco. Unless the Redeeming Member has timely delivered a Retraction Notice pursuant to Section 11.01(c), has revoked or delayed a Redemption pursuant to Section 11.01(d), or has been the subject of a Direct Exchange pursuant to Section 11.03, on the Redemption Date (to be effective immediately prior to the close of business on the Redemption Date), (a) Pubco shall make a capital contribution to Holdco (in the form of the Share Settlement or the Cash Settlement, as determined by Pubco in accordance with Section 11.01(b)); (b) Holdco shall, in turn, make a Capital Contribution to the Company of such capital contribution made by Pubco to Holdco; and (c) the Company shall issue to Holdco a number of Common Units equal to the number of Redeemed Units surrendered by the Redeeming Member, in each case to maintain the One-to-One Ratios. Notwithstanding any other provisions of this Agreement to the contrary, but subject to Section 11.03, in the event that Pubco elects a Cash Settlement, Pubco shall only be obligated to contribute to Holdco, and Holdco to the Company, an amount in respect of such Cash Settlement equal to the Redeemed Units Equivalent with respect to such Cash Settlement, which in no event shall exceed the amount actually paid by the Company to the Redeeming Member as the Cash Settlement. The timely delivery of a Retraction Notice shall terminate all of the rights and obligations of the Company, Pubco and Holdco under this Section 11.02 arising from the related Redemption Notice.

Section 11.03  Direct Exchange Right of Pubco.

(a) Direct Exchange. Notwithstanding anything to the contrary in this ARTICLE XI (subject to the limitations set forth in Section 11.01(b) regarding Pubco’s right to select the Share Settlement or the Cash Settlement, and without limitation of the rights of the Members under Section 11.01, including the right to revoke a Redemption Notice), Pubco (acting as determined solely by the Disinterested Majority of the Pubco Board) may elect, in its sole and absolute discretion, to effect on the Redemption Date the exchange of the Redeemed Units for the Share Settlement or the Cash Settlement, as the case may be, through a direct exchange of such Redeemed Units, and Share Settlement or the Cash Settlement, as applicable, between the Redeeming Member and Pubco (a “Direct Exchange”), rather than contributing the Share Settlement or the Cash Settlement, as the case may be, through Holdco, to the Company in accordance with Section 11.02 for purposes of the Company redeeming the Redeemed Units from the Redeeming Member in consideration of the Share Settlement or the Cash Settlement, as applicable. Upon a Direct Exchange, Pubco shall acquire the Redeemed Units; provided, that, substantially contemporaneously with the consummation of a Direct Exchange, Pubco shall contribute the Redeemed Units to Holdco, and Holdco shall thereafter be the direct holder of the Redeemed Units.

(b) Exchange Election Notice. Pubco may, at any time prior to a Redemption Date (including after delivery of an Election Notice pursuant to Section 11.01(b)), deliver written notice (an “Exchange Election Notice”) to the Company and the Redeeming Member, setting forth its election to exercise its right to consummate a Direct Exchange; provided, that such election is subject to the limitations set forth in Section 11.01(b) and shall not unreasonably prejudice the ability of the parties to consummate a Redemption or Direct Exchange on the Redemption Date. An Exchange Election Notice may be revoked by Pubco at any time; provided, that such revocation shall not unreasonably prejudice the ability of the parties to consummate a Redemption or Direct Exchange on the Redemption Date. The right to consummate a Direct Exchange shall in all events be exercisable only for all of the Redeemed Units that would have otherwise been subject to the Redemption.

(c) Mechanics. Except as otherwise provided in this Section 11.03, a Direct Exchange shall be consummated pursuant to the same timeframe as the relevant Redemption would have been consummated had Pubco not delivered an Exchange Election Notice, and as follows:

(i) the Redeeming Member shall transfer and surrender, free and clear of all liens and encumbrances (x) the Redeemed Units, and (y) a number of shares of Pubco Class B-1 Common Stock or Pubco Class B-2 Common Stock, as applicable (together with any Corresponding Rights), equal to the number of Redeemed Units, to the extent applicable, in each case, to Pubco;

(ii) Pubco shall (x) pay or deliver to the Redeeming Member the Share Settlement or the Cash Settlement, as applicable, and (y) cancel and retire for no consideration the shares of Pubco Class B-1 Common Stock or Pubco Class B-2 Common Stock, as applicable (together with any Corresponding Rights), that were Transferred to Pubco pursuant to Section 11.03(c)(i)(y) above;

(iii) the Company, Pubco and Holdco shall implement the corresponding contribution by Pubco of the Redeemed Units to Holdco; and

(iv) the Company shall (x) register Holdco as the owner of the Redeemed Units and (y) if the Common Units are certificated, issue to the Redeeming Member a certificate for a number of Units equal to the difference (if any) between the number of Common Units evidenced by the certificate surrendered by the Redeeming Member pursuant to Section 11.03(c)(i)(x) and the Redeemed Units, and issue to Holdco a certificate for the number of Redeemed Units.

Section 11.04 Reservation of Shares of Pubco Class A-1 Common Stock and Pubco Class A-2 Common Stock; Listing; Certificate of Pubco. At all times Pubco shall reserve and keep available out of its authorized but unissued shares of Pubco Class A-1 Common Stock and Pubco Class A-2 Common Stock, solely for the purpose of issuance upon any Share Settlement in connection with a Redemption or a Direct Exchange, such number of shares of Pubco Class A-1 Common Stock and Pubco Class A-2 Common Stock as shall be issuable upon any such Share Settlement pursuant to a Redemption or Direct Exchange; provided, that nothing herein shall be construed to preclude Pubco from satisfying its obligations in respect of any such Share Settlement pursuant to a Redemption or Direct Exchange by delivery of purchased shares of Pubco Class A-1 Common Stock or Pubco Class A-2 Common Stock, as applicable (which may or may not be held in the treasury of Pubco), or by way of Cash Settlement. Pubco shall deliver shares of Pubco Class A-1 Common Stock or Pubco Class A-2 Common Stock, as applicable, that have been registered under the Securities Act to the extent a registration statement is effective and available with respect to such shares. Pubco shall use its commercially reasonable efforts to list each share of Pubco Class A-1 Common Stock required to be delivered upon any such Share Settlement, prior to such delivery, on each national securities exchange upon which the outstanding shares of Pubco Class A-1 Common Stock are listed at the time of such Share Settlement (it being understood that any such shares may be subject to transfer restrictions under applicable securities Laws and the Pubco Charter). Pubco covenants that each share of Pubco Class A-1 Common Stock and Pubco Class A-2 Common Stock issued in connection with a Share Settlement pursuant to a Redemption or a Direct Exchange will, upon issuance, be validly issued, fully paid and non-assessable. The provisions of this ARTICLE XI shall be interpreted and applied in a manner consistent with the Pubco Charter and the Pubco Bylaws.

Section 11.05  Effect of Exercise of Redemption or Direct Exchange. This Agreement shall continue in full force and effect notwithstanding the consummation of any Redemption or Direct Exchange by a Member, and all rights set forth herein shall continue in effect with respect to the remaining Members and, to the extent the Redeeming Member retains any Common Units following such Redemption or Direct Exchange, the Redeeming Member. No Redemption or Direct Exchange shall relieve a Redeeming Member of any prior breach of this Agreement by such Redeeming Member. Upon the consummation of a Redemption or a Direct Exchange of all of Member’s Common Units, such Member shall, to the extent such Member then holds no other Units, automatically cease to be a Member in respect of the Redeemed Units (and any corresponding shares of Pubco Class B-1 Common Stock or Pubco Class B-2 Common Stock, as applicable, shall be cancelled), and the Manager shall update the Schedule of Members and the books and records of the Company accordingly.

Section 11.06  Tax Matters.

(a) Non-Foreign Person Certificate. In connection with any Redemption or Direct Exchange, the Redeeming Member shall, to the extent it is legally entitled to deliver such form, deliver to the Manager, the Company and/or Pubco, as applicable, a certificate, dated as of the Redemption Date, in a form reasonably acceptable to the Manager, the Company or Pubco, as applicable, certifying as to such Redeeming Member’s taxpayer identification number and that such Redeeming Member is not a foreign person for purposes of Section 1445 and Section 1446(f) of the Code (which certificate may be an IRS Form W-9 if then sufficient for such purposes under applicable Law) (such certificate, a “Non-Foreign Person Certificate”). If a Redeeming Member is unable to deliver a Non-Foreign Person Certificate in connection with a Redemption or a Direct Exchange, then (i) such Redeeming Member, the Company and/or Pubco shall cooperate to provide any other certification or determination described in Treasury Regulations Sections 1.1446(f)-2(b) and 1.1446(f)-2(c) or otherwise permitted under applicable Law at the time of such Redemption or Direct Exchange, and the Manager, the Company or Pubco, as applicable, shall be permitted to withhold on the amount realized by such Redeeming Member in respect of such Redemption or Direct Exchange to the extent required under Section 1446(f) of the Code and the Treasury Regulations thereunder after taking into account the certificate or other determination provided pursuant to this sentence, and (ii) upon request of the Redeeming Member and to the extent permitted under applicable Law, the Company shall deliver a certificate pursuant to Treasury Regulations Section 1.1445-11T(d)(2) certifying that fifty percent (50%) or more of the value of the gross assets of the Company does not consist of “U.S. real property interests” (as used in Treasury Regulations Section 1.1445-11T), or that ninety percent (90%) or more of the value of the gross assets of the Company does not consist of “U.S. real property interests” plus “cash or cash equivalents” (as used in Treasury Regulations Section 1.1445-11T); provided, that if the Company is not legally entitled to provide the certificate described in clause (ii), Pubco shall be permitted to withhold on the amount realized by such Redeeming Member in respect of such Redemption or Direct Exchange to the extent required under Section 1445 of the Code and the Treasury Regulations thereunder.

(b) Intended Tax Treatment. Unless otherwise required by applicable Law, the parties hereto acknowledge and agree that a Redemption or a Direct Exchange, as the case may be, shall be treated as a direct exchange of the Share Settlement or the Cash Settlement, as applicable, on the one hand, for the Redeemed Units, on the other hand, between Pubco and the Redeeming Member for U.S. federal and applicable state and local income tax purposes.

Section 11.07 Conversion of Incentive Units to Common Units. Upon the earlier of (a) the date that an Incentive Unit has fully vested in accordance with the applicable Award Agreement and (b) the Performance Period End Date (such earlier date, the “Conversion Date”), each vested Incentive Unit shall automatically convert into a fraction (no greater than one) of a Common Unit equal to (i) one multiplied by (ii) the ratio obtained by dividing (A) the amount that would be distributed with respect to such Incentive Unit under Section 14.02(c)(iii) if, on the Conversion Date, the Company were dissolved, its affairs wound up and its assets sold for cash equal to their fair market values on the Conversion Date, all Company liabilities were satisfied, and the net assets of the Company were distributed, in accordance with Section 14.02(c), to the Members by (B) the Pubco Class A-1 Common Stock Closing Price. For this purpose, the implied aggregate fair market value of the Company’s assets shall be determined by reference to the closing sale price per share of Pubco Class A-1 Common Stock plus the aggregate amount of the Company’s liabilities, in each case as of the Conversion Date, as reasonably determined in good faith by the Manager. Any Incentive Units that have not vested as of the Conversion Date shall be automatically forfeited and cancelled for no consideration. Any fractional interests in a Common Unit issued to a holder of Incentive Units in connection with an automatic conversion of Incentive Units pursuant to this Section 11.07 shall be aggregated with any other fractional interests in Common Units issued to such holder in connection with such automatic conversion, rounded [down] to the whole number of Common Units. Any Common Units issued in connection with an automatic conversion of Incentive Units pursuant to this Section 11.07 shall have all of the same rights and obligations of all other Common Units. Substantially concurrently with the issuance of Common Units to a holder of Incentive Units pursuant to this Section 11.07, Pubco shall issue to such holder a number of shares of Pubco Class B-1 Common Stock equal to the number of Common Units so issued (and such holder shall subscribe for such shares of Pubco Class B-2 Common Stock for adequate consideration not to exceed a per-share price equal to the par value per share of the Pubco Class B-2 Common Stock).

ARTICLE XII

ADMISSION OF MEMBERS

Section 12.01  Substituted Members. Subject to the provisions of ARTICLE X hereof, in connection with the Permitted Transfer of a Unit hereunder, the Permitted Transferee shall become a Substituted Member on the effective date of such Transfer, which effective date shall not be earlier than the date of compliance with the conditions to such Transfer, and such admission shall be shown on the books and records of the Company, including the Schedule of Members.

Section 12.02  Additional Members. Subject to the provisions of ARTICLE X hereof, any Person that is not a Member as of the Effective Time may be admitted to the Company as an additional Member (any such Person, an “Additional Member”) only upon furnishing to the Manager (a) duly executed Joinder and counterparts to any applicable Other Agreements and (b) such other documents or instruments as may be reasonably necessary or appropriate to effect such Person’s admission as a Member (including entering into such documents as may reasonably be requested by the Manager). Such admission shall become effective on the date on which the Manager determines in its sole discretion that such conditions have been satisfied and when any such admission is shown on the books and records of the Company, including the Schedule of Members.

ARTICLE XIII

WITHDRAWAL AND RESIGNATION; TERMINATION OF RIGHTS

Section 13.01  Withdrawal and Resignation of Members. Except in the event of Transfers pursuant to Section 10.06, Redemptions and Direct Exchanges pursuant to ARTICLE XI and the Manager’s right to resign pursuant to Section 6.03, no Member shall have the power or right to withdraw or otherwise resign as a Member from the Company prior to the dissolution and winding up of the Company pursuant to ARTICLE XIV. Any Member, however, that attempts to withdraw or otherwise resign as a Member from the Company without the prior written consent of the Manager upon or following the dissolution and winding up of the Company pursuant to ARTICLE XIV, but prior to such Member receiving the full amount of Distributions from the Company to which such Member is entitled pursuant to ARTICLE XIV, shall be liable to the Company for all damages (including all lost profits and special, indirect and consequential damages) directly or indirectly caused by the withdrawal or resignation of such Member. Upon a Transfer of all of a Member’s Units in a Transfer permitted by this Agreement, subject to the provisions of Section 10.06, such Member shall cease to be a Member.

ARTICLE XIV

DISSOLUTION AND LIQUIDATION

Section 14.01  Dissolution. The Company shall not be dissolved by the admission of Additional Members or Substituted Members or the attempted withdrawal, removal, dissolution, bankruptcy or resignation of a Member. The Company shall dissolve, and its affairs shall be wound up, upon (a “Liquidating Event”):

(a) the decision of the Manager together with the written approval of the Members holding a majority of the Units then outstanding to dissolve the Company (excluding for purposes of such calculation Pubco, Holdco and all Units held directly or indirectly by either of them);

(b) a dissolution of the Company under Section 18-801(4) of the Delaware Act, unless the Company is continued without dissolution pursuant thereto; or

(c) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Delaware Act.

Except as otherwise set forth in this ARTICLE XIV, the Company is intended to have perpetual existence. An Event of Withdrawal shall not in and of itself cause a dissolution of the Company and the Company shall continue in existence subject to the terms and conditions of this Agreement.

Section 14.02 Winding up. Subject to Section 14.05, on dissolution of the Company, the Manager (or in the event that there is no Manager or the Manager is in bankruptcy, any Person selected by the majority of Members) shall act as liquidating trustee or may appoint one or more Persons as liquidating trustee (each such Person, a “Liquidator”). The Liquidator shall proceed diligently to wind up the affairs of the Company and make final Distributions as provided herein and in the Delaware Act. The costs of liquidation shall be borne as an expense of the Company. Until final Distribution, the Liquidator shall, to the fullest extent permitted by applicable Law, continue to operate the properties of the Company with all of the power and authority of the Manager, provided, that the Company shall engage in no further business except as may be necessary to preserve the value of the Company’s assets during the period of dissolution and liquidation. The steps to be accomplished by the Liquidator are as follows:

(a) as promptly as possible after dissolution and again after final liquidation, the Liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable;

(b) the Liquidator shall pay, satisfy or discharge from the Company’s funds, or otherwise make adequate provision for payment and discharge thereof (including, without limitation, the establishment of a cash fund for contingent, conditional and unmatured liabilities in such amount and for such term as the Liquidator may reasonably determine) the following: first, all expenses incurred in connection with the liquidation; second, all of the debts, liabilities and obligations of the Company owed to creditors other than the Members; and third, all of the debts, liabilities and obligations of the Company owed to the Members (other than any payments or Distributions owed to such Members in their capacity as Members pursuant to this Agreement); and following any payments pursuant to the foregoing Section 14.02(b);

(c) all remaining assets of the Company shall be distributed:

(i) first, to each Member holding Company Preferred Units, an amount equal to the greater of (A) the aggregate Accrued Value of all Company Preferred Units held by such Member, and (B) the amount that such Member would have been entitled to receive if all of such Member’s Company Preferred Units were converted into Common Units (at the conversion price then in effect) immediately prior to such liquidation, winding up or dissolution of the Company (regardless of whether the Company Preferred Unit is then convertible pursuant to the terms hereof) (the “Company Preferred Unit Liquidation Preference”);

(ii) second, to Members holding Common Units, pro rata in proportion to their respective Common Unit Percentage Interests, until each such Member has received an amount pursuant to this Section 14.02(c)(ii) per Common Unit equal to the Pubco Class A-1 Common Stock Closing Price;

(iii) third, to the Members holding vested Incentive Units, pro rata in proportion to their respective Incentive Unit Percentage Interests, until each such Member has received an amount pursuant to this Section 14.02(c)(iii) per vested Incentive Units equal to the Pubco Class A-1 Common Stock Closing Price; and

(iv) fourth, to the Members holding Common Units and vested Incentive Units pro rata in proportion to their respective Common/Incentive Unit Percentage Interests;

provided, however, the portion of any Distribution that would otherwise be made with respect to any vested Incentive Unit pursuant to this Section 14.02(c) but for the application of Section 3.02(a)(ii) shall not be distributed with respect to such vested Incentive Unit and shall instead be distributed solely to the Members holding Common Units and vested Incentive Units that are not then subject to the limitation set forth in Section 3.02(a)(ii), pro rata in accordance with their respective Common/Incentive Unit Percentage Interests, determined as though no unvested Incentive Units, and no Incentive Units then subject to such limitation, were outstanding (and, to the extent any such redistribution would itself cause any other Incentive Unit to become subject to such limitation, this proviso shall be applied successively until the entire amount of such Distribution has been distributed).

The Distribution of cash and/or property to the Members in accordance with the provisions of this Section 14.02 and Section 14.03 below shall constitute a complete return to the Members of their Capital Contributions, a complete Distribution to the Members of their interest in the Company and all of the Company’s property and shall constitute a compromise to which all Members have consented within the meaning of the Delaware Act. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.

Section 14.03 Deferment; Distribution in Kind. Notwithstanding the provisions of Section 14.02, but subject to the order of priorities set forth therein, if upon dissolution of the Company the Liquidator determines that an immediate sale of part or all of the Company’s assets would be impractical or would cause undue loss (or would otherwise not be beneficial) to the Members, the Liquidator may, in its sole discretion and the fullest extent permitted by applicable Law, defer for a reasonable time the liquidation of any assets except those necessary to satisfy the Company’s liabilities (other than loans to the Company by any Member(s)) and reserves. Subject to the order of priorities set forth in Section 14.02, the Liquidator may, in its sole discretion, distribute to the Members, in lieu of cash, either (a) all or any portion of such remaining assets in-kind of the Company in accordance with the provisions of Section 14.02(c), (b) as tenants in common and in accordance with the provisions of Section 14.02(c), undivided interests in all or any portion of such assets of the Company or (c) a combination of the foregoing. Any such Distributions in-kind shall be subject to (i) such conditions relating to the disposition and management of such assets as the Liquidator deems reasonable and equitable and (ii) the terms and conditions of any agreements governing such assets (or the operation thereof or the holders thereof) at such time. Any assets of the Company distributed in kind will first be written up or down to their Fair Market Value, thus creating Net Profit or Net Loss (if any), which shall be allocated in accordance with ARTICLE V. The Liquidator shall determine the Fair Market Value of any property (other than cash) distributed.

Section 14.04 Cancellation of Certificate. On completion of the winding up of the Company as provided herein, the Manager (or such other Person or Persons as the Delaware Act may require or permit) shall file a certificate of cancellation of the Certificate of Formation with the Secretary of State of Delaware, cancel any other filings made pursuant to this Agreement that should be canceled and take such other actions as may be necessary to terminate the existence of the Company. The Company shall continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 14.04.

Section 14.05 Reasonable Time for Winding Up. A reasonable time, but in no event more than one (1) year, shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 14.02 and Section 14.03 in order to minimize any losses otherwise attendant upon such winding up.

Section 14.06 Return of Capital. The Liquidator shall not be personally liable for the return of Capital Contributions or any portion thereof to the Members (it being understood that any such return shall be made solely from assets of the Company).

ARTICLE XV

GENERAL PROVISIONS

Section 15.01 Power of Attorney.

(a) Each Member hereby constitutes and appoints the Manager (or the Liquidator, if applicable) with full power of substitution, as his or her true and lawful agent and attorney-in-fact, with full power and authority in his, her or its name, place and stead, to:

(i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) this Agreement, all certificates and other instruments and all amendments thereof that the Manager deems appropriate or necessary to form, qualify, or continue the qualification of, the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property; (B) all instruments that the Manager deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (C) all conveyances and other instruments or documents that the Manager deems appropriate or necessary to reflect the dissolution, winding up and termination of the Company pursuant to the terms of this Agreement, including a certificate of cancellation; and (D) all instruments relating to the admission, substitution or resignation of any Member pursuant to ARTICLE XII or ARTICLE XIII; and

(ii) sign, execute, swear to and acknowledge all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the reasonable judgment of the Manager, to evidence, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Members hereunder or is consistent with the terms of this Agreement, in the reasonable judgment of the Manager, to effectuate the terms of this Agreement.

(b) The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive the death, disability, incapacity, dissolution, bankruptcy, insolvency or termination of any Member and the transfer of all or any portion of his, her or its Units and shall extend to such Member’s heirs, successors, assigns and personal representatives.

Section 15.02 Confidentiality.

(a) Each of the Members (other than Holdco) agrees to hold the Company’s Confidential Information in confidence and may not disclose or use such information except as otherwise authorized separately in writing by the Manager. “Confidential Information” as used herein includes all information concerning Pubco, the Company or their respective Subsidiaries, in whatever form, whether written, electronic or oral, including, but not limited to, ideas, financial product structuring, business strategies, innovations and materials, all aspects of the business plan, proposed operation and products of Pubco, Holdco and/or the Company, corporate structure, financial and organizational information, analyses, proposed partners, software code and system and product designs, employees and their identities, equity ownership, the methods and means by which Pubco, Holdco or the Company plans to conduct its business, all trade secrets, trademarks, tradenames and all intellectual property associated with the business of Pubco, Holdco and/or the Company. With respect to each Member, Confidential Information does not include information or material that: (a) is, or becomes, generally available to the public other than as a direct or indirect result of a disclosure by such Member or its Affiliates or representatives; (b) is, or becomes, available to such Member from a source other than Pubco, the Company or their respective representatives, provided that such source is not, and was not, known to such Member to be bound by a confidentiality agreement with, or any other contractual, fiduciary or other legal obligation of confidentiality to, Pubco, the Company or any of their respective Affiliates or representatives; (c) is approved for release by written authorization of the Chief Executive Officer, Chief Financial Officer or General Counsel of the Company or of Pubco, or any other officer designated by the Manager; or (d) is or becomes independently developed by such Member or its respective representatives without use of or reference to the Confidential Information.

(b) Solely to the extent it is reasonably necessary or appropriate to fulfill its obligations or to exercise its rights under this Agreement, each of the Members may disclose Confidential Information to its Subsidiaries, Affiliates, partners, directors, officers, employees, counsel, advisers, consultants, outside contractors and other agents, on the condition that such Persons keep the Confidential Information confidential to the same extent as such Member is required to keep the Confidential Information confidential; provided, that such Member shall remain liable with respect to any breach of this Section 15.02 by any such Subsidiaries, Affiliates, partners, directors, officers, employees, counsel, advisers, consultants, outside contractors and other agents (as if such Persons were party to this Agreement for purposes of this Section 15.02).

(c) Notwithstanding Section 15.02(a) or Section 15.02(b), each of the Members may disclose Confidential Information (i) to the extent that such Member is required by Law (by oral questions, interrogatories, request for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Confidential Information, (ii) for purposes of reporting to its stockholders and direct and indirect equity holders (each of whom are bound by customary confidentiality obligations) the performance of the Company and its Subsidiaries and for purposes of including applicable information in its financial statements to the extent required by applicable Law or applicable accounting standards; or (iii) to any bona fide prospective purchaser of the equity or assets of a Member, or the Units held by such Member (provided, in each case, that such Member determines in good faith that such prospective purchaser would be a Permitted Transferee), or a prospective merger partner of such Member (provided, that (x) such Persons will be informed by such Member of the confidential nature of such information and shall agree in writing to keep such information confidential in accordance with the contents of this Agreement and (y) each Member will be liable for any breaches of this Section 15.02 by any such Persons (as if such Persons were party to this Agreement for purposes of this Section 15.02)). Notwithstanding any of the foregoing, nothing in this Section 15.02 will restrict in any manner the ability of Pubco or Holdco to comply with its disclosure obligations under applicable Law (including the Exchange Act, the Securities Act and the rules of the Stock Exchange) or with any other obligation of Pubco or Holdco to disclose information by reason of Pubco’s status as a public company, and the extent to which any Confidential Information is necessary or desirable to disclose.

Section 15.03 Amendments. Except as otherwise contemplated by this Agreement, this Agreement may be amended or modified (including by means of merger, consolidation or other business combination to which the Company is a party) upon the prior written consent of the Manager, together with the prior written consent of the holders of a majority of the Units then outstanding (excluding all Units held directly or indirectly by Pubco or Holdco); provided, that no alteration, modification or amendment shall be effective until written notice has been provided to the Members. Notwithstanding the foregoing, no amendment or modification:

(a) to this Section 15.03 may be made without the prior written consent of the Manager and each of the Members;

(b) to any of the terms and conditions of this Agreement, which terms and conditions expressly require the approval or action of certain Persons, may be made without obtaining the consent of the requisite number or specified percentage of such Persons who are entitled to approve or take action on such matter; and

(c) to any of the terms and conditions of this Agreement which would (A) reduce the amounts distributable to a Member pursuant to ARTICLE IV and ARTICLE XIV in a manner that is not pro rata with respect to all Members, (B) modify the limited liability of any Member or increase the liabilities of such Member hereunder, (C) otherwise materially and adversely affect a holder of Units in a manner materially disproportionate to any other holder of Units or remove a right or privilege granted to a Member (other than amendments, modifications and waivers necessary to implement the provisions of ARTICLE XII) or (D) alter or change any rights, preferences or privileges of any Units in a manner that is different or prejudicial relative to any other Units in the same class of Unit or materially and adversely affect the rights of any Member under ARTICLE XI, shall be effective against such affected Member or holder of Units, as the case may be, without the prior written consent of such Member or holder of Units, as the case may be.

Notwithstanding any of the foregoing, the Manager may make any amendment to this Agreement (including Schedule 2) (i) of an administrative nature that is necessary in order to implement the substantive provisions hereof, without the consent of any other Member; provided, that any such amendment does not otherwise contradict Section 15.03(c), or (ii) to reflect any changes to the Units, including the admission of new Members, Transfers of Units, or the issuance of any other capital stock of Pubco, in each case, in accordance with the terms of this Agreement.

Section 15.04 Title to Company Assets. Company assets shall be owned by the Company as an entity, and no Member, individually or collectively, shall have any ownership interest in such assets of the Company or any portion thereof. The Company shall hold title to all of its property in the name of the Company and not in the name of any Member. All assets of the Company shall be recorded as the property of the Company on its books and records, irrespective of the name in which legal title to such assets is held. The Company’s credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be transferred or encumbered for, or in payment of, any individual obligation of any Member.

Section 15.05 Addresses and Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means (including email), with affirmative confirmation of receipt, (iii) one (1) Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice): To the Company:

Quantum Space, LLC
801 Thompson Avenue
Rockville, Maryland 20852
Attention: [●]
Email: [●]

with a copy (which copy shall not constitute notice) to:

Reed Smith LLP
2850 N. Harwood Street, Suite 1500
Dallas, TX 75201
Attn: Lynwood E. Reinhardt Jr., Esq.; Jocelyne E. Kelly
Email: LReinhardt@reedsmith.com; Jocelyne.Kelly@reedsmith.com

To Pubco or Holdco:

[Quantum Space], Inc.
801 Thompson Avenue
Rockville, Maryland 20852

Attention: [●]
Email: [●]

with a copy (which copy shall not constitute notice) to:

Reed Smith LLP
2850 N. Harwood Street, Suite 1500
Dallas, TX 75201
Attn: Lynwood E. Reinhardt Jr., Esq.; Jocelyne E. Kelly
Email: LReinhardt@reedsmith.com; Jocelyne.Kelly@reedsmith.com

To the Members, as set forth on Schedule 2.

Section 15.06 Binding Effect; Intended Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 15.07 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company or any of its Affiliates, and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Company in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in Net Profits and Net Losses, Distributions, capital or property of the Company other than as a secured creditor.

Section 15.08 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition. No waiver of any provision or default under, nor consent to any exception to, the terms of this Agreement shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

Section 15.09 Counterparts. This Agreement and any amendments hereto may be executed in separate counterparts, each of which will be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.

Section 15.10 Applicable Law; Jurisdiction. This Agreement and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any suit, dispute, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement shall be heard in the state or federal courts of the State of Delaware, and the parties hereby (i) consent to the exclusive jurisdiction of such court (and of the appropriate appellate courts) in any such suit, action or proceeding, (ii) submit to the exclusive jurisdiction of each such court in any such proceeding or action, (iii) waive any objection they may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iv) agree that all claims in respect of the proceeding or action shall be heard and determined only in any such court, and (v) agree not to bring any proceeding or action arising out of or relating to this Agreement or the matters contemplated hereby in any other court. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE SERVED ON ANY PARTY ANYWHERE IN THE WORLD, WHETHER WITHIN OR WITHOUT THE JURISDICTION OF ANY SUCH COURT (INCLUDING BY PREPAID CERTIFIED MAIL WITH A VALIDATED PROOF OF MAILING RECEIPT) AND SHALL HAVE THE SAME LEGAL FORCE AND EFFECT AS IF SERVED UPON SUCH PARTY PERSONALLY WITHIN THE STATE OF DELAWARE. WITHOUT LIMITING THE FOREGOING, TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES AGREE THAT SERVICE OF PROCESS UPON SUCH PARTY AT THE ADDRESS REFERRED TO IN Section 15.05 (INCLUDING BY PREPAID CERTIFIED MAIL WITH A VALIDATED PROOF OF MAILING RECEIPT), TOGETHER WITH WRITTEN NOTICE OF SUCH SERVICE TO SUCH PARTY, SHALL BE DEEMED EFFECTIVE SERVICE OF PROCESS UPON SUCH PARTY.

Section 15.11 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

Section 15.12 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 15.13 Execution and Delivery by Electronic Signature and Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement or contemplated hereby or entered into by the Company in accordance herewith, and any amendments hereto or thereto, to the extent signed and delivered by means of an electronic signature and/or electronic transmission, including by a facsimile machine or via email, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of electronic signature or electronic transmission to execute and/or deliver a document or the fact that any signature or agreement or instrument was transmitted or communicated through such electronic transmission as a defense to the formation of a contract and each such party forever waives any such defense.

Section 15.14 Right of Offset. Whenever the Company, Pubco or Holdco is to pay any sum (other than pursuant to ARTICLE IV) to any Member, any amounts that such Member owes to the Company, Pubco or Holdco that are not the subject of a good faith dispute may be deducted from that sum before payment. For the avoidance of doubt, the Distribution of Units to Holdco shall not be subject to this Section 15.14.

Section 15.15 Entire Agreement. This Agreement, those documents expressly referred to herein (including the A&R Registration Rights Agreement and the Tax Receivable Agreement), any indemnity agreements entered into in connection with this Agreement with any member of the board of directors at that time and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. For the avoidance of doubt, the Existing Agreement is superseded in its entirety by this Agreement as of the applicable Effective Time and shall be of no further force and effect thereafter, except to the extent reference thereto is contemplated in this Agreement, and only for such limited purposes as stated herein.

Section 15.16 Remedies. Each Member shall have all rights and remedies set forth in this Agreement and all rights and remedies that such Person has been granted at any time under any other agreement or contract and all of the rights that such Person has under any Law. Any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by Law.

Section 15.17 Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. Without limiting the generality of the immediately preceding sentence, no amendment or other modification to any agreement, document or instrument that requires the consent of any Person pursuant to the terms of this Agreement or any other agreement will be given effect hereunder unless such Person has consented in writing to such amendment or modification. Wherever required by the context, references to a Fiscal Year shall refer to a portion thereof. The use of the words “or,” “either” and “any” shall not be exclusive. Each of the parties hereto agrees that they have been represented by independent counsel of its own choice during the negotiation and execution of this Agreement and the parties hereto and their counsel have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Eighth Amended and Restated Limited Liability Company Agreement as of the date first written above.

COMPANY:

QUANTUM SPACE, LLC

By:
Name:
Title:

[Signature Page to Eighth Amended and Restated Limited Liability Company Agreement]

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Eighth Amended and Restated Limited Liability Company Agreement as of the date first written above.

HOLDCO:

[HOLDCO]

By:
Name:	[●]
Title:	[●]

[Signature Page to Eighth Amended and Restated Limited Liability Company Agreement]

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Eighth Amended and Restated Limited Liability Company Agreement as of the date first written above.

MANAGER:

[HOLDCO], in its capacity as the Manager of the Company

By:
Name:	[●]
Title:	[●]

[Signature Page to Eighth Amended and Restated Limited Liability Company Agreement]

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Eighth Amended and Restated Limited Liability Company Agreement as of the date first written above.

MEMBERS:

[Signature Page to Eighth Amended and Restated Limited Liability Company Agreement]

SCHEDULE 1

SCHEDULE OF PRE-TRANSACTION MEMBERS

[To include cap table immediately prior to Recap]

SCHEDULE 2

SCHEDULE OF MEMBERS

SCHEDULE 3

RECAPITALIZATION INSTRUMENT

[Executed requisite written consent to be attached]

Exhibit A

FORM OF JOINDER AGREEMENT

This Joinder Agreement, dated as of [ ], 20[ ] (this “Joinder”), is delivered pursuant to that certain Eighth Amended and Restated Limited Liability Company Agreement of Quantum Space, LLC, a Delaware limited liability company (the “Company”), dated as of [●], 2026 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time (the “LLC Agreement”), by and among the Company, [Holdco], a Delaware corporation and the sole managing member of the Company (“Holdco”), Quantum Space, Inc., a Delaware corporation and the parent of Holdco (“Pubco”), and each of the Members from time to time party thereto. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the LLC Agreement.

1.	Joinder to the LLC Agreement. Upon the execution of this Joinder by the undersigned (the “Joining Party”) and delivery hereof to the Company, the undersigned hereby is and hereafter will be a Member under the LLC Agreement and a party thereto, with all the rights, privileges and responsibilities of a Member thereunder. The undersigned hereby agrees that it shall comply with and be fully bound by the terms of the LLC Agreement as if it had been a signatory thereto as of the date thereof. The undersigned hereby acknowledges, agrees and confirms that it has received a copy of the LLC Agreement and has reviewed the same and understands its contents.

2.	Representations and Warranties of the Joining Party. The Joining Party hereby represents and warrants to the Company as follows: (a) the Joining Party has full power and authority to execute and deliver this Joinder and to perform its obligations under the LLC Agreement; (b) this Joinder has been duly authorized, executed and delivered by the Joining Party and constitutes the legal, valid and binding obligation of the Joining Party, enforceable against the Joining Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights generally and to general equitable principles; and (c) the execution, delivery and performance by the Joining Party of this Joinder and the Joining Party’s admission as a Member do not and will not violate, result in a breach of, conflict with, or constitute a default under, any agreement, instrument, Law, Order, judgment or decree applicable to the Joining Party.

3.	Incorporation by Reference. All terms and conditions of the LLC Agreement are hereby incorporated by reference in this Joinder as if set forth herein in full.

4.	Notices. All notices under the LLC Agreement to the undersigned shall be direct to:

[Name]

[Address]

[City, State, Zip Code]

Attn:

Facsimile:

E-mail:

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Joinder as of the day and year first above written.

JOINING PARTY:

[NAME OF NEW MEMBER]

By:
Name:
Title:

Acknowledged and agreed
as of the date first set forth above:

QUANTUM SPACE, LLC

By: [Holdco], its Manager

By:
Name:
Title:

Exhibit B-1

FORM OF AGREEMENT AND CONSENT OF SPOUSE

The undersigned spouse of ________________ (the “Member”), a party to that certain Eighth Amended and Restated Limited Liability Company Agreement, dated as of [●], 20[ ] (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”) by and among Quantum Space, LLC, a Delaware limited liability company (the “Company”), [Holdco], a Delaware corporation and the sole managing member of the Company (“Holdco”), Quantum Space, Inc., a Delaware corporation and the parent of Holdco (“Pubco”), and each of the Members from time to time party thereto (capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Agreement), acknowledges on his or her own behalf that:

I have read the Agreement and understand its contents. I acknowledge and understand that under the Agreement, any interest I may have, community property or otherwise, in the Units owned by the Member is subject to the terms of the Agreement, which include certain restrictions on Transfer.

I hereby consent to and approve the Agreement. I agree that said Units and any interest I may have, community property or otherwise, in such Units are subject to the provisions of the Agreement and that I will take no action at any time to hinder operation of the Agreement on said Units or any interest I may have, community property or otherwise, in said Units.

I hereby acknowledge that the meaning and legal consequences of the Agreement have been explained fully to me and are understood by me, and that I am signing this Agreement and consent without any duress and of free will.

Dated:____________________

[NAME OF SPOUSE]

By:
Name:

Exhibit B-2

FORM OF SPOUSE’S CONFIRMATION OF SEPARATE PROPERTY

I, the undersigned, the spouse of ________________ (the “Member”), who is a party to that certain Eighth Amended and Restated Limited Liability Company Agreement, dated as of [●] (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”) by and among Quantum Space, LLC, a Delaware limited liability company (the “Company”), [Holdco], a Delaware corporation and the sole managing member of the Company (“Holdco”), Quantum Space, Inc., a Delaware corporation and the parent of Holdco (“Pubco”), and each of the Members from time to time party thereto (capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Agreement), acknowledge and confirm that the Units owned by said Member are the sole and separate property of said Member, and I hereby disclaim any interest in same.

I hereby acknowledge that the meaning and legal consequences of this Member’s spouse’s confirmation of separate property have been fully explained to me and are understood by me, and that I am signing this Member’s spouse’s confirmation of separate property without any duress and of free will.

Dated:____________________

[NAME OF SPOUSE]

By:
Name: